UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Lockheed Martin Corporation

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2018 PROXY STATEMENT
March 16, 2018
Lockheed Martin Corporation 2018 Annual Meeting of Stockholders Lockheed Martin Center for Leadership Excellence Auditorium 6777 Rockledge Drive Bethesda, MD 20817

Dear Fellow Stockholders:

You are cordially invited to attend Lockheed Martin’s 2018 Annual Meeting of Stockholders on Thursday, April 26, at 8:00 a.m. EDT.

Continued to Deliver Strong Financial Results
2017 was another outstanding year of achievement at Lockheed Martin. Our stockholders saw a total return of 32 percent – contributing to an impressive 307 percent total return over the past five years. We continued our efforts to return cash to stockholders through dividends and ongoing share repurchases – returning over $4 billion to stockholders throughout the year.

Enhanced Corporate Governance and Refreshed Board Membership
We stayed engaged with stockholders and other key stakeholders during 2017. In response to their valuable feedback, the Board proactively changed the corporation’s governance practices to give stockholders the right to amend the bylaws.

Over the past four years, we have added five new independent directors, including Jeh C. Johnson and James D. Taiclet, Jr. who joined the Board on January 1 of this year. We will continue to recruit directors who offer diverse perspectives, strong business and professional experience, and unique skills to the Board. We are grateful to James M. Loy who will retire from the Board upon the expiration of his term at the 2018 Annual Meeting. Jim made many contributions to the Board during his tenure.

Committed to Innovation and Long-Term Growth
Throughout the year, the Board is actively engaged in developing corporate strategy and participating in our long-range planning. The corporation made $1.2 billion of capital expenditures in 2017. We plan to increase capital expenditures in 2018 and invest more in research and development to create new technologies that will help drive long-term growth. We are committed to meeting our customers’ needs, pursuing opportunities to grow our business and returning value to stockholders. We also remain focused on ensuring that our strategy for future success is reflected in our executive pay programs through a mix of short- and long-term incentives that align with the corporation’s long-range plan. At the same time, we are steadfast in maintaining our longstanding commitment to corporate citizenship and sustainability.

Your Vote Matters
We urge you to read the proxy statement and cast your vote promptly in accordance with the Board of Directors’ recommendations – even if you plan to attend the Annual Meeting.

Sincerely,

Marillyn A. Hewson
Chairman, President and Chief Executive Officer

Notice of 2018 Annual Meeting of Stockholders

Agenda:

●	Election of 11 directors

●	Ratification of the appointment of Ernst & Young LLP, as our independent auditors for 2018

●	Management Proposal to approve the Lockheed Martin Corporation Amended and Restated Directors Equity Plan

●	Advisory vote to approve the compensation of our named executive officers (Say-on-Pay)

●	Consideration of a stockholder proposal, if properly presented

●	Consideration of any other matters that may properly come before the meeting

We have enclosed our 2017 Annual Report to Stockholders. The report is not part of the proxy soliciting materials for the Annual Meeting.

Please vote at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares in accordance with the instructions you receive will save the expense of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your discretion.

Sincerely,

Maryanne R. Lavan
Senior Vice President, General Counsel
and Corporate Secretary
March 16, 2018

When:

Thursday, April 26, 2018, 8:00 a.m. EDT

Where:

Lockheed Martin Center for Leadership Excellence
Auditorium, 6777 Rockledge Drive, Bethesda, MD 20817

Who Can Vote:

You can vote if you were a stockholder of record on February 23, 2018. To obtain an admission ticket to attend the meeting, follow the advance registration instructions on page 79 of the Proxy Statement.

Security:

Valid, government-issued photo identification is required. All hand-carried items are subject to inspection and must be screened at the door. Cameras, cell phones, electronic devices, bags and briefcases will not be permitted in the meeting.

You can vote in the following ways:
Via the Internet: www.investorvote.com

By Telephone: In the United States, Canada and Puerto Rico, call 1-800-652-8683; outside the United States call 1-781-575-2300.

By Mail: Mark, date and sign your proxy card or voting instruction form and return it in the accompanying postage prepaid envelope.

In Person: Attend the meeting to vote in person.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting: The 2018 Proxy Statement and 2017 Annual Report are available at www.lockheedmartin.com/investor.

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PROXY STATEMENT

The Board of Directors (the Board) of Lockheed Martin Corporation (the Corporation) located at 6801 Rockledge Drive, Bethesda, Maryland, 20817, is providing the Notice of 2018 Annual Meeting of Stockholders, this Proxy Statement and the proxy card (Proxy Materials) in connection with the Corporation’s solicitation of proxies for the 2018 Annual Meeting of Stockholders (the Annual Meeting) to be held on April 26, 2018, at 8:00 a.m. EDT, at the Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, and at any adjournment or postponement thereof. The Proxy Materials or a Notice of Internet Availability were first sent to stockholders on or about March 16, 2018.

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in our Proxy Statement. The summary does not contain all the information that you should consider, and we encourage you to read the entire Proxy Statement carefully.

Voting Matters and Board Recommendations

Proposal 1
Election of 11 Director-Nominees
The Board recommends a vote FOR each of the director-nominees.
●Diverse slate of directors with broad leadership and customer experience.
●All nominees are independent, except the Chairman.
●Average director tenure is seven years with five new directors in four years.
See pages 18-23 for further information.

Proposal 2
Ratification of Ernst & Young LLP as the Independent Auditors for 2018
 The Board recommends a vote FOR ratification of Ernst & Young LLP for 2018.
●Independent accounting firm with the breadth of knowledge, support and expertise of its national office and access to that expertise.
●Significant industry and government contracting expertise.
●Periodic mandated rotation of the audit firm’s lead engagement partner.
See pages 24-26 for further information.

Proposal 3
Approval of Lockheed Martin Corporation Amended and Restated
Directors Equity Plan
 The Board recommends a vote FOR the approval of the Amended and Restated Plan.
●Director pay reviewed and benchmarked against our peers with the assistance of an independent consultant.
●Separate plan for directors with low burn rate (fewer than 200,000 shares used in ten years).
●The equity component of director pay aligns the Board with stockholder interests.
See pages 27-30 for further information.

2018 Proxy Statement	1

Proxy Summary

Proposal 4
Advisory Vote on the Compensation of the Named Executive Officers (Say-on-Pay)
 The Board recommends a vote FOR our Say-on-Pay proposal.
●Independent oversight by Management Development and Compensation Committee with the assistance of an independent consultant.
●Executive compensation targets are set by reference to 50th percentile of peers with actual payouts dependent on performance.
●More than 94% of votes cast at the 2017 annual meeting approved Say-on-Pay.
See page 30 for further information.

Proposal 5
Stockholder Proposal to Adopt Stockholder Action by Written Consent
 The Board recommends a vote AGAINST proposal 5.
●Stockholders have the right to call a special meeting at any time.
●Written consent circumvents the deliberative process and lacks procedural safeguards.
●Existing corporate governance policies and practices provide stockholders with multiple means to express their views (for example, proxy access).
See pages 69-71 for further information.

Corporate Governance Highlights

Accountability to Stockholders
✔	Annual election of directors
✔	Majority voting for directors with resignation policy
✔	Proxy access
✔	Stockholder right to call special meeting
✔	No poison pill and commitment to seek stockholder vote within one year if poison pill adopted

Effective Board Structure
✔	Refreshment ongoing – five new directors in four years
✔	Board composition balances government/customer/ industry experience with public company experience
✔	NYSE-mandated committees (governance, compensation, audit) comprised of independent directors
✔	Overboarding policy
✔	Annual board self-assessment

Responsiveness to Stockholders
✔	Effective, year-round engagement with stockholders
✔	Bylaws changed to allow amendment by stockholders
✔	Annual Say-on-Pay advisory vote
✔	Policy prohibiting hedging and pledging of company stock by directors, officers and employees

Strong, Independent Board Leadership
✔	Independent Lead Director with defined duties
✔	All directors are independent except the Chairman

Incentive Compensation Structures Align With Strategy
✔	Short-term and long-term incentive targets derived from long-range plan

Voting Rights are Proportional to Economic Interests
✔	One class of stock
✔	One share, one vote

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Proxy Summary

Board Composition, Skills and Qualifications (11 Director-Nominees)

Board Independence	Board Refreshment	Age Mix

Independent Lead Director	Five New Directors Since 2014	Mandatory Retirement at Age 75

CEO Leadership Experience	Global Experience	Financial Experts	Government Experience	Veterans of the U.S. Armed Forces

8 Directors are current or former CEOs who add to the effectiveness of the Board through leadership experience in large, complex organizations and expertise in corporate governance, strategic planning and risk management.

	7 Directors have board leadership experience with multinational companies or in international markets.	5 Directors meet the Securities and Exchange Commission’s criteria as “audit committee financial experts.”	4 Directors have served in senior government or military positions and provide industry experience and insight into our core customers and governments around the world.	6 Directors are military veterans.

Board’s Responsiveness to Stockholder Feedback

Your vote is important to us. At the 2017 annual meeting, members of the Nominating and Corporate Governance Committee(Governance Committee) received an average of 82 percent of the votes cast, which was lower than the Corporation’s other directors and our historical voting results. We attributed this to the restrictions in the Corporation’s Bylaws (Bylaws) on the ability of the Corporation’s stockholders to amend the Bylaws. Taking this into account and following a dialogue with many of our largest stockholders during 2017 and a deliberative review of the issue, the Board proactively changed the Bylaws in December 2017 to give the Corporation’s stockholders the right to amend the Bylaws. See “Stockholder Right to Amend Bylaws” on page 10. We believe that this complements our existing suite of stockholder rights and further strengthens our governance standards. The Bylaws, as amended, are available on the Corporation’s website at www.lockheedmartin.com/corporate-governance.

2018 Proxy Statement	3

Proxy Summary

Executive Compensation Highlights

2017 Pay and Performance

A substantial portion of compensation paid to our named executive officers (NEOs) is performance-based. We use the 50th percentile of our comparator group to set target compensation but allow for payments to exceed or fall below the target level based upon actual performance. In light of our strong short- and long-term performance, our 2017 annual and 2015-2017 long-term incentive plans paid out above the targets. This outcome is consistent with our pay-for-performance philosophy to set pay and targets at market levels, but pay incentive compensation to reflect actual performance.

1-YEAR TOTAL STOCKHOLDER RETURN OUTPERFORMED MOST MAJOR INDICES	3-YEAR TOTAL STOCKHOLDER RETURN OUTPERFORMED MAJOR INDICES

2017 ANNUAL INCENTIVE PROGRAM PAYOUT = 171% OF TARGET*	2015-2017 LONG-TERM INCENTIVE PERFORMANCE AWARD PAYOUT = 144.9% OF TARGET*

Best Practices in Our Programs	Practices We Do Not Engage In or Allow
✓Pay aligns with performance
✓Market-based (50th percentile) approach for determining NEO target pay levels
✓Caps on annual and long-term incentives, including when TSR is negative
✓Clawback policy on variable pay
✓Double-trigger provisions for change in control
✓Robust stock ownership requirements
✓Low burn rate
✓Incentive payouts deteriorate more rapidly between minimum and target as compared to target and maximum

✗No employment agreements
✗No option backdating, cash out of underwater options or repricing
✗No excise tax assistance upon a change in control
✗No individual change in control agreements
✗No automatic acceleration of unvested incentive awards in the event of termination
✗No enhanced retirement formula or inclusion of LTI in pensions
✗No enhanced death benefits for executives

*	See non-GAAP terms in Appendix B for an explanation of “Segment Operating Profit,” “Return on Invested Capital (ROIC),” and “Performance Cash” and our forward-looking statements concerning future performance or goals for future performance.
**	For the three-year performance period ended December 31, 2017, actual ROIC was 17.1% compared to our pre-established target of 17.7% and generated a 0.0% payout factor which, pursuant to the award agreement formula, was negatively impacted by the debt issuance associated with our acquisition of Sikorsky Aircraft Corporation.

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CORPORATE GOVERNANCE

Lockheed Martin believes good governance is integral to achieving long-term stockholder value. The Board’s primary role is to oversee management and represent the interests of stockholders. Directors are expected to attend Board meetings, the meetings of the committees on which they serve and the annual meeting of stockholders. The Board and its committees regularly schedule and hold executive sessions without any members of management present. Between meetings, directors interact with the Chairman, President and Chief Executive Officer (CEO), the Lead Director and other members of management and are available to provide advice and counsel to management.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (Governance Guidelines) that describe the framework within which the Board and its committees oversee the governance of the Corporation. The current Governance Guidelines are available on the Corporation’s website at www.lockheedmartin.com/corporate-governance.

The Governance Committee regularly assesses our governance practices considering emerging trends and practices and implements best governance practices that it believes enhance the operation and effectiveness of the Board.

Our Governance Guidelines cover a wide range of subjects, including:

●	the role of the Board and director responsibilities;
●	the role and responsibilities of the Lead Director;
●	application of our Code of Ethics and Business Conduct (the Code of Conduct) to the Board;
●	director nomination procedures and qualifications;
●	director independence standards;
●	director overboarding;
●	policies for the review, approval and ratification of related person transactions;
●	director orientation and continuing education;
●	review by the Governance Committee of any change in job responsibilities of an incumbent director;
●	procedures for annual performance evaluations of the Board and its committees;
●	director stock ownership guidelines (currently, an amount equal to five times the cash portion of the annual retainer);
●	a clawback policy for executive incentive compensation;
●	a policy prohibiting hedging and pledging of company stock; and
●	majority voting for the election of directors and resignation procedures for directors who fail to receive a majority vote.

Board Role in Strategic Planning

The Board is involved in strategic planning and review throughout the year. In 2017, the Board met in a session dedicated to a discussion of the Corporation’s strategy and one-year and three-year long-range plans. In addition, the Board convened a second session to review the Corporation’s technology strategy. The completed long-range plan was then reviewed with the Board in the first quarter of 2018. During 2017, the Chairman, President and CEO regularly reviewed developments against the Corporation’s strategic framework at Board meetings. This schedule corresponds to management’s annual schedule for developing the long-range plan and provides the Board with the opportunity to provide input while the long-range plan is being developed and to monitor progress on the plan.

In addition:

●	the Strategic Affairs Committee of the Board reviews the progress and challenges to the Corporation’s strategy and approves specific initiatives, including acquisitions and divestitures over a certain monetary threshold;

●	the Board (or the appropriate committee) reviews trends identified as significant risks and topical items of strategic interest such as human capital strategy and cybersecurity on a regular basis;
●	at least annually, the Board meets at a Corporation facility where directors can tour the operations and engage directly with employees; and
●	each business segment executive vice president presents an operations review to the Board and each business segment financial officer presents a financial review to the Audit Committee on a rotating basis.

2018 Proxy Statement	5

Corporate Governance

Independent Lead Director

In accordance with our Bylaws and Governance Guidelines, the independent members of the Board annually elect one of the independent directors to serve as the Lead Director by the affirmative vote of a majority of the directors who have been determined to be “independent” for purposes of the New York Stock Exchange (NYSE) listing standards. The Board has structured the role of the Lead Director with sufficient authority to serve as a counter-balance to management. The responsibilities specified in our Bylaws for the Lead Director are to:

●	preside as chair at Board meetings while in executive sessions of the non-management members of the Board or executive sessions of the independent directors or if the Chairman is not present;
●	determine the frequency and timing of executive sessions of non-management directors and report to the Chairman on all relevant matters arising from those sessions;
●	consult with the Chairman and committee chairs regarding the topics for and schedules of the meetings of the Board and committees and approve the topics for and schedules of Board meetings;
●	review and approve all Board and committee agendas and provide input to management on the scope and quality of information sent to the Board;
●	assist with recruitment of director candidates and, along with the Chairman, extend invitations to potential directors to join the Board;
●	act as liaison between the Board and management and among the directors and the committees of the Board;
●	serve as a member of the Executive Committee of the Board;
●	serve as an ex-officio member of each committee if not otherwise a member of the committee;
●	serve as the point of contact for stockholders and others to communicate with the Board;
●	recommend to the Board and committees the retention of advisors and consultants who report directly to the Board;
●	call a special meeting of the Board or of the independent directors at any time, at any place and for any purpose; and
●	perform all other duties as may be assigned by the Board from time to time.

The committee chairs also review and discuss the agendas for the meetings in advance of distribution of the agendas and related Board or committee material.

Nolan D. Archibald has served as Lead Director since 2015. Stockholders and other interested parties may communicate with the Lead Director by email at Lead.Director@lmco.com.

Positions of Chairman and CEO

The Board believes that it must be independent and must provide strong and effective oversight. The Board also believes that the independent Board members should have the flexibility to respond to changing circumstances and choose the model that best fits the current situation. As a result, the roles of Chairman and CEO have been split from time to time to facilitate leadership transitions, while at other times the roles have been combined. The Board believes that, at the present time, the Corporation is best served by allocating governance responsibilities between a combined Chairman and CEO and an independent Lead Director with robust responsibilities. This structure allows the Corporation to present a single face to our customers through the combined Chairman and CEO position while at the same time providing an active role and voice for the independent directors through the Lead Director.

The independent directors will continue to review the leadership structure on an ongoing basis to effectively oversee risk management and ensure that it continues to meet the needs of the Corporation and support the generation of stockholder value over the long-term.

Board Effectiveness, Evaluations and Refreshment

Board composition is one of the most critical areas of focus for the Board. Having the right mix of people who bring diverse perspectives, business and professional experiences and skills, provides a foundation for robust dialogue, informed advice and collaboration in the boardroom. We consider current Board skills, composition, tenure and anticipated retirements to identify gaps that may need to be filled through the Board refreshment process. The Board strives to ensure an environment that encourages diverse critical thinking and values innovative, strategic discussions to achieve a higher level of success for the Corporation.

The Governance Committee screens and recommends candidates for nomination by the full Board. The Governance Committee uses a variety of methods to help identify potential board candidates

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Corporate Governance

with the desired skills and background needed for the Corporation’s business, including informal networks, third party search firms and other channels. Since the 2017 annual meeting, the Board has elected Jeh C. Johnson and James D. Taiclet, Jr. to the Board (see director biographies beginning on page 20). Mr. Johnson and Mr. Taiclet were identified by the Chairman and the Governance Committee based on informal networking and were interviewed by the Governance Committee and other Board members. The Governance Committee was focused on identifying directors with public company experience, government (including high-level security clearance) and global expertise and diverse perspectives given the anticipated retirement of Mr. Loy at the Annual Meeting and resignations of Rosalind Brewer and Anne Stevens in October 2017 and November 2017, respectively.

Board Refreshment Elements
Governance Committee Review of Board Candidates

The Board seeks a diverse group of candidates who, at a minimum, possess the background, skills, expertise and time to make a significant contribution to the Board, the Corporation and its stockholders. The Governance Guidelines list criteria against which candidates may be judged. In addition, the Governance Committee considers, among other things:

●input from the Board’s self-assessment process to prioritize areas of expertise that were identified;
●investor feedback and perceptions;
●the candidates’ skills and competencies to ensure they are aligned to the Corporation’s future strategic challenges and opportunities;
●the needs of the Board in light of recent and anticipated Board vacancies; and
●a balance between public company and government customer-related experience.

During the process of identifying and selecting director nominees, the Governance Committee screens and recommends candidates for nomination by the full Board. The Bylaws provide that the size of the Board may range from 10 to 14 members.

Director candidates also may be identified by stockholders and will be evaluated under the same criteria applied to other director nominees and considered by the Governance Committee. Information on the process and requirements for stockholder nominees may be found in Sections 1.10 and 1.11 of our Bylaws on the Corporation’s website at www.lockheedmartin.com/corporate-governance.

Board Committee Assignments

In February of each year, the Governance Committee reviews the membership, tenure, leadership and commitments of each of the committees and considers possible changes given the qualifications and skill sets of members on the Board or a desire for committee rotation or refreshment. The Governance Committee also takes into consideration the membership requirements and responsibilities set forth in each of the respective committee charters and the Governance Guidelines as well as any upcoming vacancies on the Board due to our mandatory retirement age. The Governance Committee recommends to the Board any proposed changes to committee assignments and leadership to be made effective at the next annual meeting of stockholders. The Governance Committee also reviews the operation of the Board generally and based upon its recommendation, the Board approved the consolidation of the Nominating and Corporate Governance Committee and the Ethics and Sustainability Committee effective immediately following the Annual Meeting.

Refreshment

The Board has added five new directors in the past four years. Mr. Loy will retire at the Annual Meeting and Messrs. Archibald and Ralston will retire in April 2019, providing further opportunity for refreshment. At the same time, obtaining a detailed understanding of the Corporation’s business takes time. We believe that implementing term limitations may prevent the Board from taking advantage of insight that longer tenure brings.

Annual Performance Assessment

The Board conducts a self-assessment of its performance and effectiveness as well as that of its committees on an annual basis. The self-assessment helps the Governance Committee to track progress in certain areas targeted for improvement from year-to-year and to identify ways to enhance the Board’s and its committees’ effectiveness. For 2017, each director completed a written questionnaire. The questions were open-ended to solicit candid feedback. The collective ratings and comments are compiled and summarized and then discussed by the Governance Committee and the full Board.

Onboarding and Continuing Education

New directors are provided with an orientation about the Corporation, including our business operations, strategy and governance. Directors are encouraged to attend outside director continuing education programs sponsored by educational and other institutions to assist them in staying abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Members of our senior management regularly review with the Board the operating plan of each of our business segments and the Corporation as a whole. The Board also conducts periodic visits to our facilities as part of its regularly scheduled Board meetings.

Our Tenure Guidelines
Mandatory Retirement Age	Directors must retire at the annual meeting following his or her 75th birthday.
Employment Change	Directors should expect to resign upon any significant change in principal employment or responsibilities.
Failed Election	Directors must offer to resign as a result of a failed stockholder vote.
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Corporate Governance

Director Overboarding Policy

The Board recognizes that its members benefit from service on the boards of other companies and it encourages such service. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Corporation’s Board. Therefore, the Governance Guidelines provide that, without obtaining the approval of the Governance Committee:

●	A director may not serve on the boards of more than four other public companies.
●	If the director is an active chief executive officer or equivalent of another public company, the director may not serve on the boards of more than two other public companies. For this purpose, the Board considers public company board positions required for disclosure by the U.S. rules on proxy statements. We use this definition because it is consistent with the Securities and Exchange Commission (SEC) requirement for disclosure of board service. For companies organized outside of the U.S., the Board considers the time commitment of the particular board and other relevant factors to determine if these should be taken into account in an overboarding assessment.

●	No member of the Audit Committee may serve on more than two other public company audit committees.
●	No member of the Management Development and Compensation Committee (Compensation Committee) may serve on more than three other public company compensation committees.

Directors must notify the CEO, Lead Director and Senior Vice President, General Counsel and Corporate Secretary before accepting an invitation to serve on the board of any other public company. The Governance Committee reviews and determines whether the position would affect the director’s ability to serve on the Corporation’s Board.

Majority Voting Policy for Director Elections

The Corporation’s Charter and Bylaws provide for simple majority voting. Pursuant to the Governance Guidelines, in any uncontested election of directors, any incumbent director who receives more votes “AGAINST” than votes “FOR” is required to offer his or her resignation for Board consideration.

Upon receipt of a resignation of a director tendered as a result of a failed stockholder vote, the Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action is recommended. In considering the tendered resignation, the Board will consider the Governance Committee’s recommendation as well as any other factors it deems relevant, which may include:

●	the qualifications of the director whose resignation has been tendered;
●	the director’s past and expected future contributions to the Corporation;
●	the overall composition of the Board and its committees;
●	whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable rule or regulation (including NYSE listing standards and the federal securities laws); and
●	the percentage of outstanding shares represented by the votes cast at the annual meeting.

The Board will act on a tendered resignation within 90 days following certification of the stockholder vote for the annual meeting and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, in a filing with the SEC, or by other public announcement, including a posting on the Corporation’s website.

If a director’s resignation is accepted by the Board, or if a nominee for director who is not an incumbent director is not elected, the Board may fill the resulting vacancy or may decrease the size of the Board pursuant to the Corporation’s Bylaws. The Board may not fill any vacancy so created with a director who was nominated but not elected at the annual meeting by the vote required under the Corporation’s Bylaws.

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Corporate Governance

Management Succession Planning

Management has established semi-annual talent reviews that coincide with our business operating reviews, as well as quarterly reviews within each of our business segments. During these reviews, the executive leadership team discusses succession plans for key positions, and identifies top talent for development in future leadership roles. In addition to long-term succession planning, we have a contingency plan if the CEO were to depart unexpectedly.

The Board also is actively engaged in talent management. Annually, the Board meets to review our succession strategy and leadership pipeline for key roles, including the CEO, taking into account the Corporation’s long-term corporate strategy. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs and is updated on the Corporation’s human capital strategy. Board members also are active partners, engaging and spending time with our high potential leaders throughout the year at Board meetings and other events.

The Corporation has a corporate policy imposing a mandatory retirement age of 65 for all executive officers other than the CEO. The CEO’s tenure is at the discretion of the Board and in exercising that discretion, the Board is free to consider all relevant factors and not limited to age as a single determining factor.

Board Role in Enterprise Risk Management

Our risk management philosophy is to balance risk and reward within management and the Board’s risk tolerance. This is accomplished through risk management practices, core values and our Code of Conduct, each of which reinforces a risk transparent culture. The Board and its committees receive risk updates throughout the year. Executive management provides updates on risks managed at the Enterprise level. Business segment management provides updates on risks to individual business segment objectives.

The Board considers strategic, operational, financial, reputational and compliance risks. Each year management develops an “Enterprise heat map” that is intended to identify the Corporation’s most significant Enterprise level risks. The list of risks is communicated to senior leaders throughout the Corporation and mitigation plans are assigned to subject matter experts. The Audit Committee is briefed on the risk identification process, the risks identified and on changes in the risk profile from year to year. Oversight of risk drivers and mitigation is assigned to the full Board unless delegated to one of the committees.

Risk Governance
Board Committee	Risk Mitigation Purview
Audit	Financial and compliance risks and risk identification process
Classified Business and Security	Classified programs and security of personnel, facilities and data related risks including cybersecurity
Ethics and Sustainability	Employee safety and health and ethical conduct and culture risks; environmental risks
Compensation	Talent, workforce and incentive compensation risks
Strategic Affairs	Risks related to business strategy and identified Enterprise risks
Governance	Board composition and corporate governance function and process risks

Some risks are pertinent to Board and committee oversight or multiple committees. For example, cybersecurity is reviewed by the Board as well as by the Classified Business and Security Committee (CBS Committee). Similarly, risk assessment is included in the Board’s review of the Corporation’s overall strategy with risks associated with specific activities such as acquisitions reviewed by the committee with oversight responsibility for the activity.

Management employs three levels of controls in providing risk assurance to the Board. Line management implements day-to-day procedures and controls. Functional and corporate management establishes policies, procedures and controls framework and conducts reviews and oversight. Internal Audit, together with external auditors, offers an additional independent level of risk-based assurance. In 2017, we aligned our Internal Audit, Enterprise Risk Management, Ethics and Corporate Sustainability organizations into a single business function thus fully coordinating the Corporation’s Enterprise risk monitoring, assessment and mitigation practices. The Board and its committees receive reports on the mitigation plans for Enterprise risks identified as most significant by management.

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Corporate Governance

Effective Stockholder Engagement

Accountability to our stockholders is an important component of the Corporation’s success. We recognize the value of building informed relationships with our investors that promote further transparency and accountability. More than 94 percent of the votes cast at our 2017 annual meeting approved our Say-on-Pay proposal. While proxy voting is one direct way to influence corporate behavior, proactive engagement with our investors can be effective and impactful. Investor views are communicated to the Board and are instrumental in the development of our governance, compensation and sustainability policies and informs our business strategy.

During 2017, we had 27 engagements by telephone conference and/ or written correspondence with our largest institutional investors and other significant stockholders. We engaged with investors about an array of governance topics, including stockholders’ right to amend the Corporation’s Bylaws and Board composition. Many investors considered the right to amend our Bylaws to be a fundamental right. In response, we made that right available through an amendment to the Bylaws. The Board will continue to seek investor input on its governance practices in furtherance of enhancing long-term stockholder value.

Investor Engagement Cycle

Stockholder Right to Amend Bylaws

Following a dialogue with many of our largest investors and a deliberative review of the issue during the past year, the Board proactively changed the Bylaws in December 2017 to give the Corporation’s stockholders the right to amend the Bylaws. The authority of the stockholders and the Board to amend the Bylaws is subject to the provisions of the Corporation’s charter and applicable statutes. (Our Bylaws can be found on the Corporation’s website at www.lockheedmartin.com/corporate-governance.)

Proxy Access

Our Bylaws permit a stockholder or a group of up to 20 stockholders who together have owned at least three percent of the Corporation’s outstanding common stock continuously for three years to nominate for election by the Corporation’s stockholders and include in the Corporation’s proxy solicitation materials for its annual meeting up to the greater of two directors or 20 percent of the number of directors in office at the time of the proxy access deadline described on page 77.

Stockholder Right to Call Special Meeting

Any stockholder who individually owns 10 percent, or stockholders who in the aggregate own 25 percent, of the outstanding common stock may demand the calling of a special meeting to consider any business properly brought before the stockholders. Our Bylaws do not restrict the timing of a request for a special meeting. The only subject matter restriction is that we are not required to call a special meeting to consider a matter that is substantially the same as a matter voted on at a special meeting within the preceding 12 months unless requested by a majority of all stockholders. The Board believes that our current governance practice strikes an appropriate balance between the right of stockholders to call a special meeting and the interests of the Corporation and its stockholders in promoting the appropriate use of company resources.

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Corporate Governance

No Poison Pill

The Corporation does not have a Stockholder Rights Plan, otherwise known as a “Poison Pill.” Through our Governance Guidelines, the Board has communicated that it has no intention of adopting one at this time. The Board has indicated that, if it were to adopt a Stockholder Rights Plan, the Board would seek stockholder ratification within 12 months of the date of adoption.

Director Independence

All of our directors are independent under applicable NYSE listing standards, except Ms. Hewson. Under the NYSE listing standards and our Governance Guidelines, a director is not independent if the director has a direct or indirect material relationship with the Corporation. The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines that are included in our Governance Guidelines, which are available on the Corporation’s website at www.lockheedmartin.com/corporate-governance.

Our director independence guidelines set forth certain relationships between the Corporation and directors and their immediate family members or affiliated entities, which the Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director has a relationship with the Corporation that is not addressed in the independence guidelines, the independent members of the Board determine whether the relationship is material.

The Board has determined that the following directors are independent: Daniel F. Akerson, Nolan D. Archibald, David B. Burritt, Bruce A. Carlson, James O. Ellis, Jr., Thomas J. Falk, Ilene S. Gordon, Jeh C. Johnson, James M. Loy, Joseph W. Ralston and James D. Taiclet, Jr. The Board determined that Rosalind G. Brewer and Anne Stevens, who resigned in October 2017 and November 2017, respectively, were independent while each served on the Board. Marillyn A. Hewson is an employee of the Corporation and is not independent under the NYSE listing standards or our Governance Guidelines. In determining that each of the non-management directors is independent, the Board considered the relationships described under “Certain Relationships and Related Person Transactions of Directors, Executive Officers and 5 Percent Stockholders,” on page 12, which it determined were immaterial to each individual’s independence.

The Governance Committee and Board considered that the Corporation in the ordinary course of business purchases products and services from, or sells products and services to, companies or subsidiaries or parents of companies at which some of our directors (or their immediate family members) are or have been directors or officers and to other institutions with which some of these individuals have or have had relationships. These relationships included: Mr.Akerson (The Carlyle Group and Northrop Grumman Corporation (family member’s employer)); Mr. Carlson (Benchmark Electronics Inc., National Science Foundation and Utah State University Research Foundation); Mr. Ellis (Level 3 Communications, Inc., Dominion Energy Inc., Draper Corporation, Stanford University and Blue Origin, LLC (family member’s employer)); Mr. Falk (University of Wisconsin Foundation); Ms. Gordon (International Paper Company and The MIT Corporation); Mr. Johnson (PG&E Corporation); Mr. Loy (The Cohen Group and PAE); Mr. Ralston (The Cohen Group and The Timken Company); and Ms. Stevens (XL Group Ltd and GKN plc). In determining that these relationships did not affect the independence of those directors, the Board considered that none of the directors had any direct or indirect material interest in, or received any special compensation in connection with, the Corporation’s business relationships with those entities. In addition to their consideration of these ordinary course of business transactions, the Governance Committee and the Board relied upon the director independence guidelines included in our Governance Guidelines to conclude that contributions to a tax-exempt organization by the Corporation did not create any direct or indirect material interest for the purpose of assessing director independence.

The Governance Committee also concluded that all members of each of the Audit Committee, the Compensation Committee and the Governance Committee are independent within the meaning of our Governance Guidelines and NYSE listing standards, including the additional independence requirements applicable to members of the Audit Committee, Compensation Committee and Governance Committee.

Related Person Transaction Policy

The Board has approved a written policy and procedures for the review, approval and ratification of transactions among the Corporation and its directors, executive officers and their related interests. A copy of the policy is available on the Corporation’s website at www.lockheedmartin.com/corporate-governance. Under the policy, all related person transactions (as defined in the policy) are to be reviewed by the Governance Committee. The Governance Committee may approve or ratify related person transactions at its discretion if deemed fair and reasonable to the Corporation. This may include situations where the Corporation provides products or services

2018 Proxy Statement	11

Corporate Governance

to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties. Any director who participates in or is the subject of an existing or potential related person transaction may not participate in the decision-making process of the Governance Committee with respect to that transaction.

Under the policy, and consistent with applicable SEC regulations and NYSE listing standards, a related person transaction is any transaction in which the Corporation was, is or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director or director-nominee, any executive officer of the Corporation, any person who is known to be the beneficial owner of more than five percent of any class of the Corporation’s voting securities, or an immediate family member of any person described above.

Our policy requires each director and executive officer to complete an annual questionnaire to identify his or her related interests and persons, and to notify the Corporation of changes in that information. Based on that information, the Corporation maintains a master list of related persons for purposes of tracking and reporting related person transactions.

Because it may not be possible or practical to pre-approve all related person transactions, the policy contemplates that the Governance Committee may ratify transactions after they commence or pre-approve categories of transactions or relationships. If the Governance Committee declines to approve or ratify a transaction, the related person transaction is referred to management to make a recommendation to the Governance Committee concerning whether the transaction should be terminated or amended in a manner that is acceptable to the Governance Committee.

Certain Relationships and Related Person Transactions of Directors, Executive Officers and 5 Percent Stockholders

The following transactions or relationships are considered to be “related person” transactions under our corporate policy and applicable SEC regulations and NYSE listing standards.

Two of our directors, Mr. Loy and Mr. Ralston, are employed as Senior Counselor and Vice Chairman, respectively, of The Cohen Group, a consulting business that performs services for the Corporation. In 2017, we paid The Cohen Group $469,872 for consulting services and related expenses. Neither Mr. Loy nor Mr. Ralston’s compensation earned at The Cohen Group is impacted by the consulting services delivered to the Corporation. The Board annually assesses and reviews the Corporation’s relationship with The Cohen Group and has determined that the breadth of military experience coupled with Messrs. Loy and Ralston’s high-level security clearances bring a unique value to the Board, particularly with respect to the oversight of our classified programs. Neither Mr. Loy nor Mr. Ralston serves on our Audit, Compensation or Governance Committees. Mr. Loy will retire from the Corporation’s Board at the Annual Meeting.

We currently employ approximately 100,000 employees and have an active recruitment program for soliciting job applications from qualified candidates. We seek to hire the most qualified candidates and consequently do not preclude the employment of family members of current directors or executive officers. William J. Drennen, III, the brother-in-law of our chief accounting officer, is employed by the Corporation as a senior staff systems engineer. Mr. Drennen’s 2017 base salary was $145,600 and he did not receive any bonus or other incentive plan awards. His base salary was increased to $151,424 for 2018 and he may be eligible to earn an incentive award applicable to employees of his level. Mr. Drennen may participate in other employee benefit plans and arrangements that generally are made available to other employees at the same level (including health, welfare, vacation, and retirement plans). His compensation was established in accordance with the Corporation’s employment and compensation practices applicable to employees with equivalent qualifications, experience, and responsibilities. Mr. Drennen did not serve as an executive officer of the Corporation during 2017.

From time to time, the Corporation has purchased services in the ordinary course of business from financial institutions that beneficially own five percent or more of our common stock. In 2017, the Corporation paid approximately $13,077,632 to State Street Corporation and its affiliates (including State Street Bank and Trust Company) (collectively, State Street) for investment management, custodial, benefit plan administration fees and credit facility fees; approximately $719,013 to BlackRock, Inc. and its affiliates for investment management fees; approximately $3,762,968 to Capital Guardian, an affiliate of Capital World Investors, for investment management fees; and approximately $338,542 to The Vanguard Group, Inc., for investment management fees. A portion of the fees included in the amounts paid to State Street, BlackRock, Inc. and Capital Guardian are estimated based on a percentage of net asset value under management.

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ETHICS AND SUSTAINABILITY

Governance Structure

In 2017, the Ethics and Sustainability Committee of the Board oversaw efforts in corporate responsibility, human rights, environmental stewardship, political contributions, employee safety and health, ethical business practices, community outreach, philanthropy, diversity and inclusion and equal opportunity, as well as the Corporation’s record of compliance with related laws and regulations.

Ethics and Sustainability Committee	Independent Reporting	Sustainability	Executive Leadership Team	Business Segment Steering Committees

Independent Directors comprise this Board committee, which provides oversight for the Ethics and Sustainability Programs, approves the Code of Conduct and reviews Sustainability Management Plan performance, stakeholder engagement and environmental and social risks and initiatives.

	The Senior Vice President, Internal Audit, Ethics and Sustainability, has a dual reporting relationship, both to the Chairman, President and CEO and independently to the Board of Directors.	Cross-Functional Vice Presidents and other leaders develop and review sustainability strategy and implementation monthly.	The Chairman, President and CEO, with her executive leadership team, reviews the operations of the Ethics and Sustainability Programs at least twice annually.	The Executive Vice President of each business segment chairs a steering committee that regularly reviews the Ethics Program within that business segment.

Ethics Program

We strive to continually enhance our high standards and controls for ethical business conduct, compliance and transparency. Our values – Do What’s Right, Respect Others and Perform with Excellence – underpin our comprehensive Code of Conduct and Supplier Code of Conduct. Our Code of Conduct (available on the Corporation’s website at www.lockheedmartin.com/us/who-we-are/ethics/code-of-conduct/index.html) applies to all Lockheed Martin employees, Board members, consultants, contract laborers and other agents when they represent or act on behalf of the Corporation. It describes our expectations and policies on a number of topics, including our commitments to compliance with laws, protection of human rights, maintenance of accurate business records, transparency in our public disclosures, protection of sensitive information, promotion of a positive and safe work environment, zero tolerance for corruption and general avoidance of even the appearance of impropriety in all that we do. Our Code also emphasizes employees’ responsibility to report any violation or suspected violation of the Code, a policy or a contract provision, and outlines the Corporation’s non-retaliation policy. To implement this Code of Conduct, Board members, officers and employees participate annually in Ethics training. There were no waivers from any provisions of our Code of Conduct or amendments applicable to any Board member or executive officer in 2017.

In 2017, Lockheed Martin:

●	released an updated Code of Conduct;

●	introduced training on trafficking in persons to help our workforce understand the warning signs and their reporting obligations;

●	continued to expand our Ethics Supplier Mentoring Program, reaching hundreds of suppliers through its live webinar series;

●	established a new process for compliance risk assessment; and a new framework for monitoring corporate ethical culture through employee survey data against an external, global benchmark; and

●	earned 11 awards for Ethics training and communication videos, including Ethics Awareness Training, Business Conduct Compliance Training and our Integrity Minute series.

2018 Proxy Statement	13

Ethics and Sustainability

Sustainability Program

Our sustainability mission is to foster innovation, integrity and security to protect the environment, strengthen communities and propel responsible growth. Our sustainability strategy guides a systematic approach to understand and manage environmental, social and governance risks that represent stakeholder priorities and drivers of long-term business success.

In 2017, Lockheed Martin:

●	published our sixth annual sustainability report (available at www.lockheedmartin.com/sustainability), which discloses performance indicators on our environmental, social, and governance commitments and adheres to the Global Reporting Initiative (GRI) G4 Core Guidelines;

●	met 83 percent of our Sustainability Management Plan (SMP) targets for 2017 and initiated development of new goals to further continuous improvement in the priority issue areas of business integrity, product impact, employee wellbeing, resource efficiency and information security;

●	reviewed with our executive leadership team the performance across all SMP goals and targets to help strengthen business opportunities and Enterprise risk management mechanisms, drive energy and natural resource efficiency, and maximize our investments of financial, human and natural capital;

●	established a new corporate culture measurement for sustainability based on employee survey data; and

●	deepened the integration of key outputs of Enterprise Risk Management and Corporate Sustainability programs, including issue and risk identification and tracking of key performance indicators.

Also in 2017, Lockheed Martin received notable recognition for outstanding sustainability efforts, including:

●	RobecoSAM Yearbook: Lockheed Martin is the only U.S. aerospace and defense company to receive Gold Class distinction from RobecoSAM for excellence in sustainability performance;

●	CR Magazine: Lockheed Martin placed 9th on CR Magazine's list of the 100 Best Corporate Citizens for sustainability performance, our rankings improved in corporate governance, human rights, philanthropy and finance;

●	Environmental Leader Awards: Lockheed Martin’s Advanced Gasification Bioenergy System won Product of the Year; and

●	earned an “A” rating from MSCI for environmental, social and governance management and performance.

Supplier and Community Engagement

Lockheed Martin partnered with suppliers, the community and nongovernmental organizations (NGOs) to strengthen our communities and foster responsible growth. In 2017, Lockheed Martin:

●	spent more than $310 million with more than 202 service-disabled, veteran-owned small businesses;

●	spent more than $234 million with more than 125 HUB Zone businesses;

●	spent more than $549 million with more than 852 veteran-owned small businesses;

●	spent more than $874 million with more than 1,225 woman-owned small businesses;

●	spent more than $705 million with 641 small, disadvantaged businesses;

●	contributed $25.9 million to 838 organizations, with a strategic focus on advancing STEM education and supporting military and veteran causes;

●	recorded employee donations totaling $11.7 million;

●	endorsed 431 Small Business Innovation Research and Small Business Technology Transfer program proposals and made 26 partnerships in the government fiscal year 2017; and

●	launched a Supplier Diversity Advocate Consortium, a one-year rotational program with the purpose of creating and leveraging small business advocates from across the Corporation adding focus onto influencing and increasing small business development and utilization.

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COMMITTEES OF THE BOARD OF DIRECTORS

The Board has seven committees. The following table lists our Board committees, the chairs of each committee, the directors who served on them following the 2017 annual meeting and the number of committee meetings held in 2017. Charters for each committee are available on the Corporation’s website at www.lockheedmartin.com/corporate-governance.

Mrs. Brewer and Ms. Stevens resigned in October 2017 and November 2017, respectively. Mr. Loy will retire at the Annual Meeting. Effective January 1, 2018, Mr. Johnson serves as a member of the CBS Committee and Ethics and Sustainability Committee and Mr. Taiclet serves as a member of the Governance Committee and Strategic Affairs Committee.

Following the Annual Meeting, the Ethics and Sustainability Committee and the Nominating and Corporate Governance Committee will be consolidated.

2017 Membership on Board Committees

Director	Age	Audit	Classified Business and Security	Ethics and Sustainability	Executive	Management Development and Compensation	Nominating and Corporate Governance	Strategic Affairs
Daniel F. Akerson	69
Nolan D. Archibald	74
Rosalind G. Brewer	55
David B. Burritt	62
Bruce A. Carlson	68
James O. Ellis, Jr.	70
Thomas J. Falk	59
Ilene S. Gordon	64
Marillyn A. Hewson	64
James M. Loy	75
Joseph W. Ralston	74
Anne Stevens	69
Meetings held in 2017		7	3	3	0	4	4	3

= Chair
= Member

2018 Proxy Statement	15

Committees of the Board of Directors

Audit Committee

The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities relating to the financial condition of the Corporation, the integrity of the Corporation’s financial statements and the Corporation’s compliance with legal and regulatory requirements. In addition, the Audit Committee has oversight of the Corporation’s internal audit organization, including Enterprise risk management processes. It is directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s independent auditors. The Audit Committee also is responsible for reviewing the allocation of resources, the Corporation’s financial condition and capital structure and policies regarding derivatives and capital expenditures. The Audit Committee meets privately with the Senior Vice President, Internal Audit, Ethics and Sustainability, and the Corporation’s independent auditors, Ernst & Young LLP. The functions of the Audit Committee are further described under the heading “Audit Committee Report” on page 26.

All the members of the Audit Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations and our Governance Guidelines.

The Board has determined that Mr. Falk, Chairman of the Audit Committee, Mr. Akerson, Mr. Burritt and Ms. Gordon are qualified audit committee financial experts within the meaning of applicable SEC regulations. All members of the Audit Committee have accounting and related financial management expertise sufficient to be considered financially literate within the meaning of the NYSE listing standards.

Classified Business and Security Committee

The CBS Committee assists the Board in fulfilling its oversight responsibilities relating to the Corporation’s classified business activities and the security of personnel, facilities and data (including classified cybersecurity matters). The CBS Committee consists of three or more directors who meet the independence requirements of the NYSE listing standards and who possess the appropriate security clearance credentials, at least one of whom must be a member of the Audit Committee, and none of whom are officers or employees of the Corporation and are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the CBS Committee. All members of the CBS Committee hold high-level security clearances.

Ethics and Sustainability Committee

The purpose of the Ethics and Sustainability Committee is to assist the Board in fulfilling its oversight efforts in corporate responsibility, human rights, environmental stewardship, political contributions, ethical business practices, community outreach, philanthropy, diversity and inclusion and equal opportunity, sustainability, and employee safety and health. The Ethics and Sustainability Committee monitors compliance and recommends changes to our Code of Conduct. The Ethics and Sustainability Committee meets privately with the Senior Vice President, Internal Audit, Ethics and Sustainability and the Senior Vice President, General Counsel and Corporate Secretary.

Executive Committee

The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on all matters other than those specifically reserved by Maryland law to the full Board. The Chairman of the Board chairs the Executive Committee.

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Committees of the Board of Directors

Management Development and Compensation Committee

The Compensation Committee reviews and approves the corporate goals and objectives relevant to the compensation of the CEO and other elected officers, evaluates the performance of the CEO and, either as a committee or together with the other independent members of the Board, determines and approves the compensation philosophy and levels for the CEO and other executive officers.

Additional information regarding the role of the Compensation Committee and our compensation practices and procedures is provided under the captions “Compensation Committee Report” on page 31, “Compensation Discussion and Analysis (CD&A)” beginning on page 31 and “Other Compensation Matters” on page 45.

All members of the Compensation Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations and our Governance Guidelines.

Nominating and Corporate Governance Committee

The Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including our Governance Guidelines. The Governance Committee assists the Board by selecting candidates to be nominated to the Board, making recommendations concerning the composition of Board committees and overseeing the evaluation of the Board and its committees.

The Governance Committee reviews and recommends to the Board the compensation of directors. Our executive officers do not play a role in determining director pay other than to gather publicly available information.

All members of the Governance Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations and our Governance Guidelines.

Strategic Affairs Committee

The Strategic Affairs Committee reviews management’s long-term strategy for the Corporation and reviews risks and opportunities to the strategy as identified by the Corporation’s Enterprise Risk Management processes. The Strategic Affairs Committee reviews and recommends to the Board certain significant strategic decisions regarding exit from and entry into lines of business, material acquisitions, joint ventures, investments or dispositions of businesses and assets and the financing of related transactions.

Committee Consolidation

Effective immediately following the Annual Meeting, the Nominating and Corporate Governance Committee and the Ethics and Sustainability Committee will be consolidated into one committee under the name Nominating and Corporate Governance Committee. The committee restructuring is aimed at making meetings more efficient, eliminating redundancies and providing more time for discussion. In making this decision, the Board considered survey data which showed that Lockheed Martin had three committees in addition to the three committees required by the NYSE listing standards whereas most public companies had at most one committee in addition to the three required committees. The consolidation of the committees will not result in any less coverage of items within the jurisdiction of either of the two committees. The Board will continue to review ways to improve the governance of the Board and consideration is being given to further committee consolidation or reorganization.

2018 Proxy Statement	17

PROPOSAL 1: ELECTION OF DIRECTORS

There are 11 director-nominees for election to the Board at the Annual Meeting. Each director-nominee currently serves as a director and was recommended for nomination by the Governance Committee. The Governance Committee has determined that all the director-nominees, except for Ms. Hewson, Chairman, President and CEO, are independent under the listing standards of the NYSE and our Governance Guidelines. The Board ratified the slate of director-nominees and recommends that our stockholders vote for the election of all the individuals nominated by the Board.

The Board has fixed the number of directors at 11. Mr. Loy will retire from the Board at the Annual Meeting. The Governance Committee and the Board will continue to review and assess additional candidates for the Board. Any candidates identified after the Annual Meeting will be considered by the Board as candidates to serve until the 2019 annual meeting. All director-nominees are expected to attend the Annual Meeting.

All director-nominees who are elected will serve a one-year term that will end at the 2019 annual meeting. If any of the director-nominees are unable or unwilling to stand for election at the Annual Meeting (an event which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxy holders may vote for the substitute nominee or refrain from voting for any other director-nominee at their discretion. Directors’ ages are reported in this Proxy Statement as of the date of the Annual Meeting.

Board Attendance

In 2017, the Board met a total of nine times. All directors on the Board during 2017 attended more than 75 percent of the total Board and committee meetings to which they were assigned and attended the 2017 annual meeting, except Ms. Stevens, who resigned in November 2017. Mr. Johnson and Mr. Taiclet joined the Board in January 2018.

Board Composition, Qualifications and Diversity

We have no agreements obligating the Corporation to nominate a particular candidate as a director, and none of our directors represents a special interest or a particular stockholder or group of stockholders.

At Lockheed Martin, we recognize diversity and inclusion as a business imperative. We believe that our business accomplishments are a result of the efforts of our employees around the world, and that a diverse employee population will result in a better understanding of our customers’ needs. Our success with a diverse workforce also informs our views about the value of a board of directors that has persons of diverse skills, experiences and backgrounds. To this end, the Board seeks to identify candidates with areas of knowledge or experience that will expand or complement the Board’s existing expertise in overseeing a technologically advanced global security and aerospace company. Diversity in skills and backgrounds ensures that the widest range of options and viewpoints are expressed in the boardroom.

Consistent with the Governance Guidelines, the Board desires a diverse group of candidates who possess the background, skills, expertise and time to make a significant contribution to the Board, the Corporation and its stockholders. The Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees, including size and qualifications for membership. The Governance Committee evaluates prospective nominees against the standards and qualifications set forth in the Corporation’s Governance Guidelines, as well as other relevant factors it deems appropriate.

In 2017, two of our directors (Rosalind G. Brewer and Anne Stevens) resigned from our Board to take on full-time executive leadership responsibilities at other publicly-traded companies. We will continue our commitment to building a Board with diverse backgrounds and talents.

Listed below are the skills and experience that we have considered important for our directors to have in light of our current business and structure. The directors’ biographies that follow note each director’s relevant experience, skills and qualifications relative to this list.

●

Interpersonal Skills and Diversity. Directors with different backgrounds and skills help build diversity on the Board and maximize group dynamics in terms of function, experience, thought, gender, race and age.

●

Public Company Board Experience. Directors who have served or serve on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relationship between a board and the CEO and other management personnel, the importance of particular agenda items and oversight of a changing mix of strategic, operational and compliance matters.

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Proposal 1

●

Global Expertise. Because we are a global organization with increasing revenue coming from sales outside the United States, directors with global expertise provide business and cultural perspectives regarding many significant aspects of our business.

●

Financial Expertise. Knowledge of accounting and financial reporting, financial markets, financing and funding operations and processes is important because it assists our directors in understanding, advising and overseeing the Corporation’s capital structure, financing and investment activities, financial reporting and internal control of such activities.

●

Government or Military Expertise. Directors who have served in government or in senior military positions provide experience and insight into working constructively with our core customers and governments around the world and addressing significant public policy issues, particularly in areas related to the Corporation’s business and operations. Directors with military, homeland security or intelligence experience and security clearance credentials bring unique skills to our CBS Committee.

●

Senior Leadership Experience. Directors who have served as CEOs and in other senior leadership positions bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience was developed at businesses or organizations that operated on a global scale or involved technology or other rapidly evolving business models.

The Board unanimously recommends that you vote FOR each of the following Director-Nominees (Proposal 1).

2018 Proxy Statement	19

Proposal 1

Director-Nominees

Marillyn A. Hewson Chairman, President & CEO Age 64 Director since 2012 Current Committees ●Executive

Biography
Chairman, President and Chief Executive Officer of Lockheed Martin since January 2014. Having served 35 years at Lockheed Martin in roles of increasing responsibility, Ms. Hewson held the positions of Chief Executive Officer and President from January 2013 to December 2013; President and Chief Operating Officer from November 2012 to December 2012; Executive Vice President – Electronic Systems from January 2010 to November 2012; President, Systems Integration – Owego from September 2008 to December 2009; and Executive Vice President – Global Sustainment for Aeronautics from February 2007 to August 2008. Ms. Hewson currently serves on the University of Alabama’s Culverhouse College of Commerce and Business Administration Board of Visitors; the Board of Governors of the USO; the Board of Governors of the Aerospace Industries Association; the Board of Directors of the Congressional Medal of Honor Foundation; the Board of Directors of Catalyst, Inc.; the International Advisory Board of the Atlantic Council and as a Vice Chair of the Business Roundtable. Ms. Hewson also serves on the Board of Trustees for King Abdullah University of Science and Technology in the Kingdom of Saudi Arabia and on the Board of Trustees for Khalifa University of Science and Technology in the United Arab Emirates.

Skills and Qualifications

●Broad insight and knowledge into the complexities of global business management, strategic planning, finance, supply chain and leveraged services based on more than two decades of experience in executive and operational roles with the Corporation and in our industry
●Expertise in government relations, government contracting, manufacturing, marketing and human resources
●Corporate governance and audit expertise derived from service on boards of other multinational corporations and nonprofit organizations

Other Public Boards
DowDuPont Inc.

Nolan D. Archibald Independent Lead Director Age 74 Director since 2002 Current Committees ●Executive ●Management Development and Compensation ●Nominating and Corporate Governance ●Strategic Affairs

Biography
Executive Chairman of the Board of Stanley Black & Decker, Inc. from March 2010 until his retirement in April 2013. Previously, Mr. Archibald was Chairman of the Board and Chief Executive Officer of The Black & Decker Corporation from 1986 to March 2010; President of The Black & Decker Corporation from 1985 to 2010; and Chief Operating Officer of The Black & Decker Corporation from 1985 to 1986.

Skills and Qualifications

●Experience with the demands and challenges associated with managing a global marketplace with a focus on innovation from his prior executive positions with Stanley Black & Decker, Inc., a company that sold products in more than 100 countries
●Experience in talent management, business management, strategic planning and international business operations
●Corporate governance expertise from service as director of large public companies

Other Public Boards
Brunswick Corporation
Huntsman Corporation

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Proposal 1

Daniel F. Akerson Independent Director Age 69 Director since 2014 Current Committees ●Audit ●Classified Business and Security ●Executive ●Management Development and Compensation

Biography
Vice Chairman of The Carlyle Group from March 2014 to December 2015. Mr. Akerson was Chairman of the Board of Directors and Chief Executive Officer of General Motors Company from January 2011 until his retirement in January 2014. He was elected to the Board of Directors of General Motors Company in 2009 and was Chief Executive Officer from September 2010 to December 2010. Prior to joining General Motors Company, he was a Managing Director of The Carlyle Group, serving as the Head of Global Buyout from July 2009 to August 2010 and as Co-Head of U.S. Buyout from June 2003 to June 2009. Mr. Akerson currently serves as Chairman of the United States Naval Academy Foundation and Chairman of KrolLDiscovery, LLC, an information services company.

Skills and Qualifications

●Core leadership skills and experience with the demands and challenges of the global marketplace
●Extensive operating, marketing and senior management experience in a succession of major companies in challenging, highly competitive industries
●Financial, investment and mergers and acquisitions expertise
●Skilled in enterprise risk management
●The Board has determined that Mr. Akerson meets the SEC’s criteria of an “audit committee financial expert”

Other Public Boards
None

David B. Burritt Independent Director Age 62 Director since 2008 Current Committees ●Audit ●Management Development and Compensation ●Strategic Affairs

Biography
President and Chief Executive Officer of United States Steel Corporation since May 2017. Mr. Burritt also was named to the company’s board of directors at that time. Mr. Burritt previously served as President and Chief Operating Officer of United States Steel Corporation from February 2017 to May 2017; Chief Financial Officer from September 2013 to May 2017; and Executive Vice President from September 2013 to February 2017. He was Vice President and Chief Financial Officer of Caterpillar Inc. from December 2004 to June 2010; Corporate Controller and Chief Accounting Officer of Caterpillar Inc. from 2002 to 2004; and held various positions of increasing responsibility at Caterpillar Inc. in finance, tax, accounting and international operations from 1978 to 2002. Mr. Burritt formerly served as a director of Aperam from December 2010 to May 2013 and Global Brass & Copper Holdings, Inc. from 2011 until June 2014.

Skills and Qualifications

●Expertise in public company accounting, risk management, disclosure, financial system management, manufacturing and commercial operations and business transformation from roles as CEO and CFO at United States Steel Corporation and CFO and Controller at Caterpillar Inc.
●Over 35 years’ experience with the demands and challenges of the global marketplace from his positions at United States Steel Corporation and Caterpillar Inc.
●The Board has determined that Mr. Burritt meets the SEC’s criteria of an “audit committee financial expert”

Other Public Boards
United States Steel Corporation

Bruce A. Carlson Independent Director Age 68 Director since 2015 Current Committees ●Classified Business and Security ●Ethics and Sustainability ●Nominating and Corporate Governance

Biography
Retired USAF General, Mr. Carlson has been chairman of the Utah State University Space Dynamics Laboratory’s Guidance Council since June 2013. Previously, Mr. Carlson served as the 17th Director of the National Reconnaissance Office from July 2009 until July 2012. He retired from the U.S. Air Force in January 2009 after more than 37 years of service. During his Air Force career, Mr. Carlson served as Commander, Air Force Materiel Command at Wright-Patterson AFB, Ohio from August 2005 to November 2008; Commander, Eighth Air Force at Barksdale AFB, Louisiana from May 2003 to August 2005; Director for Force Structure, Resources and Assessment (J-8) for the Joint Staff from January 2000 to May 2003; Director of Operational Requirements at U.S. Air Force Headquarters from August 1996 to January 2000; and Commander, 49th Fighter Wing (the Air Force’s first stealth fighter wing) at Holloman AFB, New Mexico from February 1995 to August 1996.

Skills and Qualifications

●Industry-specific expertise and knowledge of our core customer, including aircraft and satellite development and acquisition experience from his service in senior leadership positions with the military
●Experience with the demands and challenges associated with managing large organizations from his service as a Commander and Joint Staff Director of the Joint Chiefs
●Skilled in executive management, logistics and military procurement

Other Public Boards
Benchmark Electronics Inc.

2018 Proxy Statement	21

Proposal 1

James O. Ellis, Jr. Independent Director Age 70 Director since 2004 Current Committees ●Audit ●Classified Business and Security ●Executive ●Strategic Affairs

Biography
President and Chief Executive Officer of Institute of Nuclear Power Operations from May 2005 until his retirement in May 2012. Mr. Ellis retired from active duty in July 2004 after serving as Admiral and Commander, United States Strategic Command, Offutt Air Force Base, Nebraska from October 2002 to July 2004; Commander in Chief, United States Strategic Command from November 2001 to September 2002; Commander in Chief, United States Naval Forces, Europe and Commander in Chief, Allied Forces from October 1998 to September 2000; Deputy Chief of Naval Operations (Plans, Policy and Operations) from November 1996 to September 1998. He formerly served as a director of Inmarsat plc from June 2005 to March 2014. Mr. Ellis served on the board of directors of Level 3 Communications, Inc., from March 2005 to November 2017. In February 2013, Mr. Ellis was elected to the National Academy of Engineering. He also serves as an Annenberg Distinguished Fellow of the Hoover Institution at Stanford University.

Skills and Qualifications

●Industry-specific expertise and knowledge of our core customers from his service in senior leadership positions with the military
●Expertise in aeronautical and aerospace engineering, information technology and emerging energy issues
●Skilled in enterprise risk management
●Over 40 years’ experience in managing and leading large and complex technology-focused organizations, in large part as a result of serving for 35 years as an active duty member of the United States Navy

Other Public Boards
Dominion Energy, Inc.

Thomas J. Falk Independent Director Age 59 Director since 2010 Current Committees ●Audit ●Executive ●Management Development and Compensation ●Nominating and Corporate Governance

Biography
Chairman of the Board and Chief Executive Officer of Kimberly-Clark Corporation since 2003; Chief Executive Officer from 2002 and President and Chief Operating Officer from 1999 to 2002; held various senior management positions since joining Kimberly-Clark Corporation in 1983. Mr. Falk currently serves as a director of the nonprofit organizations, Catalyst, Inc., the University of Wisconsin Foundation and The Consumer Goods Forum, and serves as a governor of the Boys & Girls Clubs of America.

Skills and Qualifications

●Experience with the demands and challenges associated with managing global organizations from his experience as Chairman and Chief Executive Officer of Kimberly-Clark Corporation
●Knowledge of financial system management, public company accounting, disclosure requirements and financial markets
●Manufacturing, talent management, compensation, governance and public company board experience
●The Board has determined that Mr. Falk meets the SEC’s criteria of an “audit committee financial expert”

Other Public Boards
Kimberly-Clark Corporation

Ilene S. Gordon Independent Director Age 64 Director since 2016 Current Committees ●Audit ●Ethics and Sustainability ●Nominating and Corporate Governance

Biography
Executive Chairman of the Board of Ingredion Incorporated since January 2018. Ms. Gordon was Chairman of the Board, President and Chief Executive Officer from May 2009 to December 2017. Previously, Ms. Gordon was President and Chief Executive Officer of Rio Tinto’s Alcan Packaging, a multinational business unit engaged in the production of flexible and specialty packaging, from 2007 to 2009 and held various senior management positions of increasing responsibility at its affiliate and predecessor companies from 1999 to 2007. Ms. Gordon also serves as vice chair of The Conference Board and a member of The MIT Corporation, the Massachusetts Institute of Technology’s board of trustees.

Skills and Qualifications

●Experience with the demands and challenges associated with managing global organizations from her experience as Chairman, President and Chief Executive Officer of Ingredion Incorporated
●Knowledge of financial system management, public company accounting, disclosure requirements and financial markets
●Marketing, talent management, compensation, governance and public company board experience
●The Board has determined that Ms. Gordon meets the SEC’s criteria of an “audit committee financial expert”

Other Public Boards
Ingredion Incorporated
International Paper Company

22     www.lockheedmartin.com/investor

Proposal 1

Jeh C. Johnson Independent Director Age 60 Director since 2018 Current Committees ●Classified Business and Security ●Ethics and Sustainability

Biography
Partner at the international law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP since January 2017. Previously, he served as U.S. Secretary of Homeland Security from December 2013 to January 2017; as General Counsel of the U.S. Department of Defense from 2009 to 2012; as General Counsel of the U.S. Department of the Air Force from 1998 to 2001; and as an Assistant U.S. Attorney in the Southern District of New York from 1989 to 1991. Prior to and between his periods of public service, he was in private practice at Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Skills and Qualifications

●Expertise in national security, leadership development and organizational preparedness from his service as U.S. Secretary of Homeland Security
●Industry-specific expertise and insight into our core customers, including requirements for acquisition of products and services, from prior senior leadership positions with the military
●Experience with large organization management and assessing human resources, equipment, cybersecurity, and financial requirements, as well as reputational risks

Other Public Boards
PG&E Corporation

Joseph W. Ralston Independent Director Age 74 Director since 2003 Current Committees ●Classified Business and Security ●Ethics and Sustainability ●Executive ●Strategic Affairs

Biography
Vice Chairman of The Cohen Group since March 2003. Retired from active duty in March 2003. Commander, U.S. European Command and Supreme Allied Commander Europe, NATO, Mons, Belgium from May 2000 to January 2003; and Vice Chairman, Joint Chiefs of Staff, Washington, D.C. from March 1996 to April 2000. Mr. Ralston formerly served as a director of URS Corporation from 2003 to October 2014.

Skills and Qualifications

●Industry-specific expertise and insight into our core customers, including requirements for acquisition of products and services, from prior senior leadership positions with the military
●Experience with large organization management and assessing human resources, equipment, cybersecurity, and financial requirements, as well as reputational risks during his service as a senior military officer, including Vice Chairman of the Joint Chiefs of Staff
●Skilled in executive management, global logistics and military procurement due to his distinguished career managing 65,000 troops from 23 countries as Supreme Allied Commander

Other Public Boards
The Timken Company

James D. Taiclet, Jr. Independent Director Age 57 Director since 2018 Current Committees ●Nominating and Corporate Governance ●Strategic Affairs

Biography
Chairman, President and Chief Executive Officer of American Tower Corporation. He was appointed President and Chief Operating Officer in September 2001; named Chief Executive Officer in October 2003; and selected as Chairman of the Board in February 2004. Previously, Mr. Taiclet served as President of Honeywell Aerospace Services, a unit of Honeywell International from March 1999 to September 2001; as Vice President, Engine Services at Pratt & Whitney, a unit of United Technologies Corporation from March 1996 to March 1999; and as a consultant at McKinsey & Company, specializing in telecommunications and aerospace strategy and operations from July 1991 to February 1996. He began his career as a United States Air Force officer and pilot.

Skills and Qualifications

●Effective leadership and executive experience as Chairman, President and CEO of American Tower Corporation
●Expertise in management at large-scale, multinational corporations, including regulatory compliance, corporate governance, capital markets and financing, strategic planning and investor relations
●Knowledge of financial system management, public company accounting, disclosure requirements and financial markets
●The Board has determined that Mr. Taiclet meets the SEC’s criteria of an “audit committee financial expert”

Other Public Boards
American Tower Corporation

2018 Proxy Statement	23

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP (Ernst & Young), an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Corporation’s consolidated financial statements and internal control over financial reporting for the year ending December 31, 2018. The services provided to the Corporation by Ernst & Young for the last two fiscal years are described under the caption “Fees Paid to Independent Auditors” on page 25.

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s independent auditors in accordance with the NYSE listing standards. The Audit Committee also is responsible for the audit fee negotiations associated with the retention of Ernst & Young. The Audit Committee and its chairman are involved in the selection of Ernst & Young’s lead engagement partner. The Audit Committee meets with Ernst & Young without management present at every meeting of the Audit Committee in which financial statements are reviewed.

Ernst & Young has served as the Corporation’s independent auditors since 1994. The Audit Committee reviews the engagement of Ernst & Young annually following completion of Ernst & Young’s audit of the prior year’s financial statements. The Audit Committee also conducts a mid-year assessment of the quality of Ernst & Young’s work. As part of its annual and mid-year assessment of Ernst & Young, the Audit Committee has considered:

●	the materials on independence provided by Ernst & Young;

●	work quality;

●	management’s level of satisfaction with its services;

●	the adequacy of Ernst & Young’s staffing;

●	the breadth of knowledge, support and expertise of its national office and access to that expertise;

●	the length of time Ernst & Young has been engaged;

●	external data regarding Ernst & Young’s audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on Ernst & Young and its peer firms;

●	Ernst & Young’s institutional knowledge and expertise with respect to the Corporation’s business and government contracting practices, quality and cost-effective services;

●	familiarity with the Corporation’s account;

●	level of expertise in accounting issues relating to government contracts; and

●	Ernst & Young’s performance in providing independent analysis of management positions.

Stockholder approval of the appointment is not required. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Ernst & Young, the Audit Committee will reconsider whether to hire the firm and may retain Ernst & Young or hire another firm without resubmitting the matter for stockholders’ approval. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Ernst & Young are expected to be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire.

The Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as independent auditors for 2018 (Proposal 2).

24     www.lockheedmartin.com/investor

Proposal 2

Pre-Approval of Independent Auditors Services

The Audit Committee pre-approves all audit, audit-related, tax and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform such service. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee also has delegated to the Committee Chairman or any member pre-approval authority with respect to permitted services up to $500,000, provided that the Committee Chairman or any member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Auditors

The following table sets forth the fees billed by Ernst & Young, the Corporation’s independent auditors, for audit, audit-related services, tax services and all other services rendered for 2017 and 2016. All fees were pre-approved in accordance with the Audit Committee’s pre-approval policy. The Audit Committee considered and concluded that the provision of these services by Ernst & Young was compatible with the maintenance of the auditor’s independence. The decrease in audit-related fees from prior years is in connection with:

●	the purchase accounting and internal controls review related to the acquisition of Sikorsky Aircraft Corporation (Sikorsky); and

●	the divestiture of the Information Systems & Global Solutions business (IS&GS).

	2016 ($)	2017 ($)
Audit Fees (a)	26,200,000	27,265,000
Audit-Related Fees (b)	2,940,000	35,000
Tax Fees (c)	2,450,000	2,200,000
All Other Fees (d)	15,000	10,000

(a) Audit fees for 2017 and 2016 are for services related to the annual audit of the Corporation’s consolidated financial statements, including the audit of internal control over financial reporting, the interim reviews of the Corporation’s quarterly financial statements, statutory audits of the Corporation’s foreign subsidiaries, consultations on accounting matters and registration statements and other documents filed by the Corporation with the SEC. The audit fees for 2017 include fees related to the Corporation’s adoption of Accounting Standard Update (ASU) No. 2014-09, Revenue from Contracts with Customers, as amended, which the Corporation adopted on January 1, 2018. Audit fees for 2016 include fees related to the accounting for the acquisition of Sikorsky.

(b) Audit-related fees for 2017 and 2016 are related to audits of the Corporation’s employee benefit plans and transaction due diligence services. Additionally, audit-related fees for 2016 include carve-out audits of IS&GS.

(c) Tax fees for 2017 and 2016 are for domestic and international tax compliance and advisory services.

(d) All other fees for 2017 and 2016 are primarily for subscriptions to Ernst & Young’s online research tools and training courses for professional qualifications.

2018 Proxy Statement	25

Proposal 2

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for overseeing the Corporation’s accounting, auditing and financial reporting process, financial risk assessment and management process and for monitoring compliance with certain regulatory and compliance matters, on behalf of the Board of Directors.

The Corporation’s management is responsible for preparing the quarterly and annual consolidated financial statements, the financial reporting process, and maintaining and evaluating disclosure controls and procedures and a system of internal control over financial reporting.

In addition to its oversight of the Corporation’s internal audit organization, the Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s independent auditors, Ernst & Young, an independent registered public accounting firm. The independent auditors are responsible for performing an independent audit of the Corporation’s annual consolidated financial statements and internal controls over financial reporting and expressing an opinion on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Corporation’s internal control over financial reporting.

In connection with the preparation of the Corporation’s financial statements as of and for the year ended December 31, 2017, the Audit Committee reviewed and discussed with management and Ernst & Young the Corporation’s audited consolidated financial statements, including discussions regarding critical accounting policies, financial accounting and reporting principles and practices, the quality of such principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting. The Audit Committee also discussed with Ernst & Young, with and without management, the quality of the financial statements, clarity of the related disclosures, effectiveness of internal control over financial reporting and other items required under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees. Additionally, the Audit Committee received and reviewed the written disclosures and letter from Ernst & Young regarding its independence from the Corporation required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. The Audit Committee has also discussed with Ernst & Young any matters affecting its independence from the Corporation.

Based on the Audit Committee’s reviews and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2017 be included in Lockheed Martin Corporation’s Annual Report on Form 10-K for 2017 for filing with the SEC. The Audit Committee also reappointed Ernst & Young to serve as the Corporation’s independent auditors for 2018, and requested that this appointment be submitted to the Corporation’s stockholders for ratification at the Annual Meeting. The Board of Directors approved the Audit Committee’s recommendations.

Thomas J. Falk, Chairman

Daniel F. Akerson	David B. Burritt
James O. Ellis, Jr.	Ilene S. Gordon

26     www.lockheedmartin.com/investor

PROPOSAL 3: MANAGEMENT PROPOSAL TO APPROVE THE LOCKHEED MARTIN CORPORATION AMENDED AND RESTATED DIRECTORS EQUITY PLAN

The Corporation currently maintains the Lockheed Martin Corporation 2009 Directors Equity Plan (as amended to date, the Existing Plan), which was approved by stockholders on April 24, 2008, and was effective on January 1, 2009. Absent action by the stockholders, the Existing Plan will expire by its terms on December 31, 2018. The Corporation proposes to amend and restate the Existing Plan and extend the term until December 31, 2028.

To that end, on February 22, 2018, the Board unanimously approved and adopted, subject to the approval of our stockholders at the Annual Meeting, the Lockheed Martin Corporation Amended and Restated Directors Equity Plan (the Restated Plan). As was the case with the Existing Plan, the purpose of the Restated Plan is to align the economic interests of the Corporation’s non-employee directors with the interests of stockholders by including equity as a component of director pay and to attract, motivate and retain experienced and knowledgeable directors.

At the Corporation’s 2008 annual meeting, stockholders authorized 600,000 shares for grant under the Existing Plan. As of the date of this Proxy Statement, there were 408,811 shares available for awards under the Existing Plan. As part of the amendment and restatement, the remaining shares will continue to be available for awards during the extended term of the Restated Plan.

If approved by our stockholders at the Annual Meeting, the Restated Plan will be effective as of the date of such approval (April 26, 2018), and will permit the continued grant of equity awards to our non-employee directors. Until that time, equity awards will continue to be available to directors under the Existing Plan.

The principal features of the Restated Plan are summarized below. This summary does not contain all the information that may be important to you. A copy of the complete text of the Restated Plan, marked to show changes from the Existing Plan, is included in Appendix A to this Proxy Statement. The following description is qualified in its entirety by reference to the full text of the Restated Plan. You are encouraged to read the Restated Plan in its entirety.

Highlights of the Restated Plan

●	The material terms of the Restated Plan are generally the same as the Existing Plan, except that:

–	the term has been extended until December 31, 2028;

–	the dates on which payments will be made when a director terminates service have been clarified to use consistent valuation dates; and

–	a provision explicitly prohibiting repricing of options has been added.

●	The Board is not requesting an increase in the number of shares authorized for issuance. The aggregate number of shares authorized for issuance under the Existing Plan and the Restated Plan will remain at 600,000 shares (with 408,811 shares remaining available for awards as of the date of this Proxy Statement).

●

The Restated Plan allows the Board to set the portion of the annual retainer that is to be paid in equity. The percentage has been 50% of the director’s annual retainer since the Existing Plan was approved by the stockholders in 2008, and will remain at that level, unless subsequently changed by the Board.

●

The Restated Plan authorizes payment in the form of stock units or options, although only stock units have been used since June 2014. The Restated Plan would require a further resolution of the Board to once again provide for options as all or a portion of the equity component of director compensation.

●	The equity portion of the retainer generally vests over the course of the year following the grant.

Consistent with the terms of an amendment to the Existing Plan approved by the Board in September 2017, from and after January 1, 2018, a director who has satisfied the Board’s Stock Ownership Guidelines may elect to have vested stock units awarded after that date to be paid in a lump sum on the March 31 following the one-year anniversary of the grant rather than following termination of Board service. Our practice of not counting stock units paid in cash against the total number of shares of common stock available for awards has been incorporated into the Restated Plan.

Summary of the Restated Plan

Equity awards are an important component of director compensation. The Restated Plan continues the equity component of our directors’ compensation program that has been in place since 1999. Approval of the Restated Plan by the stockholders at the Annual Meeting would extend the equity compensation arrangements for directors until December 31, 2028.

If approved, compensation awarded under the Restated Plan will constitute a portion of each eligible director’s annual retainer, with the remaining portion of the retainer payable in cash. The designated percentage of the retainer that is subject to equity awards currently is 50%. As was the case with the Existing Plan, under the Restated Plan, the percentage can be increased or decreased by the Board from time to time. In the case of a director who will be eligible for retirement at the annual meeting immediately following the grant of an equity award under the Restated Plan, the award will equal one-third of the amount the director otherwise would have been entitled to receive at that time.

2018 Proxy Statement	27

Proposal 3

The Restated Plan will apply to directors who are not officers or employees of the Corporation or its subsidiaries. All of the directors proposed for election at the Annual Meeting, other than Ms. Hewson, will be eligible to participate in the Restated Plan if they are continuing to serve as directors at the time awards are made under the Restated Plan.

Under the terms of the Restated Plan, unless otherwise restricted by resolution of the Board, each eligible director may elect to receive the equity portion of the annual retainer approved by the Governance Committee of the Board in one of the following ways: (1) 100% in the form of stock units; (2) 50% in stock units and 50% in options to purchase shares of our common stock; or (3) 100% in the form of options to purchase shares of our common stock.

In June 2014, the Board adopted a resolution providing that the equity portion of the annual retainer would only be paid in the form of stock units, unless the Board resolution was further amended or revoked. The Board adopted this resolution to conform the equity retainer to what it believed at the time was, and believes today is, a best practice for director compensation. As a result, the alternative to receive all or a portion of the equity component of the retainer in stock options is not currently available to directors, but under the terms of the Restated Plan could be reinstated at a later date by resolution of the Board.

For purposes of determining the number of stock units awarded to directors, the value of a stock unit will be equal to the closing price of our common stock on the date of grant as reported on the composite tape of the NYSE. The value of a stock option for these purposes will be the fair market value of our stock as determined using the option pricing methodology as applied by the Corporation for purposes of its financial statements on the date of the option grant.

As was the case with the Existing Plan, the date of grant of awards under the Restated Plan will be the second business day after the later of the date that we issue a press release concerning our financial results for the previous year, or the date of our first Board meeting of the year. If either of these two events occur after February 15, however, then February 15 (or the next business day if February 15 is not a business day) will be the award date. If a director is not a member of the Board on this regular award date, however, then the award date for that director will be the first business day of the month following the month in which the director is elected to the Board. We chose this formulation for the date of grant to be consistent with our general equity award policy to defer grants until after we release earnings.

Stock Units

A stock unit is a bookkeeping entry that represents the value of a share of our common stock. For all stock units granted to directors on the regular award date, the stock units will vest 50% on June 30 following the award date and 50% on December 31 following the award date, assuming continued service as a director through such dates. For awards of stock units to new directors granted other than on the regular award date, 100% of the stock units for that award will vest on December 31 following the award date, assuming continued service as a director through such date. Stock units may vest earlier upon a change in control or a director’s retirement, death or disability. In addition, if stock units have been awarded to a director prior to the date of our annual meeting of stockholders for a given year, and the director does not stand for reelection (other than by reason of retirement, death or disability) or does not receive a sufficient number of votes to be reelected, then one-third of such award will vest on the date of the annual meeting of stockholders.

During the period when a director’s interest is represented by stock units, the director will have no voting, dividend or other rights with respect to the underlying shares of our stock, but will receive additional stock units representing dividend equivalents based on cash distributions on the underlying shares (converted to stock units based on the closing market price of our common stock on the applicable dividend payment dates). The dividend equivalent units will vest when the related stock units vest.

On the first business day of the month following a director’s termination of service as a director, the vested stock units will be distributed, at the election of the director, in whole shares of our common stock, in an amount in cash based on the fair market value of our common stock as reported by the NYSE on the applicable valuation date, or in a combination of shares and cash. All unvested stock units will be forfeited. A director irrevocably may elect to receive his or her accrued stock units in a lump sum or in equal annual installments over a period of up to 20 years after termination of service. In the case of a director’s termination of service as a result of death or disability, the stock units will be paid in cash in a lump sum. In addition, if the number of stock units and related dividend equivalent units credited to a director’s account has a fair market value of equal to or less than $10,000 on the date of termination, then the stock units will be paid as a lump sum in cash. All elections related to a director’s stock units will apply to any dividend equivalent rights related to those stock units.

Effective for any stock units awarded on or after January 1, 2018, (1) any director who has satisfied the Board’s Stock Ownership Guidelines (see page 65 of this Proxy Statement for more information) may elect to have the vested portion of the units (along with any accumulated dividend equivalents) be paid in a lump sum on the first business day of the month following the earlier of termination of service as a director and the March 31 following the first anniversary of the award date, and (2) any director who has not satisfied the Stock Ownership Guidelines will continue to be paid the vested portion of the units (along with any accumulated dividend equivalents) on the first business day of the month following termination of service as a director.

28     www.lockheedmartin.com/investor

Proposal 3

Stock Options

No stock options have been granted under the Existing Plan since 2014. In June 2014, the Board adopted a resolution requiring non-employee directors to receive their equity awards under the Existing Plan only in the form of stock units, unless the Board resolution was further amended or revoked. That resolution has not been amended or revoked and this provision relating to limitations adopted from time to time by the Board on the types of available awards has been incorporated into the Restated Plan.

As previously was the case, under the Restated Plan, options are rights to purchase a specified number of shares of our common stock at an exercise price equal to 100% of the fair market value of the stock on the award date. The options are nonqualified stock options and have a term of 10 years from the date of grant.

For all options granted to directors on the regular award date, the options will vest 50% on June 30 following the award date and 50% on December 31 following the award date, assuming continued service as a director through such dates. For awards of options to new directors granted other than on the regular award date, 100% of the options for that award will vest on December 31 following the award date, assuming continued service as a director through such date. Options may vest earlier upon a change in control or the director’s retirement, death or disability. In addition, if options have been awarded to a director prior to the date of our annual meeting of stockholders for a given year, and the director does not stand for reelection (other than by reason of retirement, death or disability) or does not receive a sufficient number of votes to be reelected, then one-third of such option award will vest on the date of the annual meeting of stockholders.

A director will have no voting, dividend or other stockholder rights in respect of the shares of common stock covered by an option until the director becomes the holder of record of those shares. To exercise an option, the director must pay the exercise price of the option in cash at the time of exercise. Alternatively, the exercising director also may choose to tender shares of our common stock to the Corporation as full or partial payment for the shares underlying the options being exercised or take advantage of customary cashless exercise procedures to exercise his or her option.

Other than with respect to an adjustment as a result of a stock split, recapitalization, reorganization or certain other extraordinary transactions specified in the Restated Plan, no stock option may be re-priced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying such stock option.

Administration; Change in Control.

The Restated Plan may be amended by the Board, in its sole discretion, without stockholder approval, unless approval of a change is required to preserve the qualifying status of the Restated Plan under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act) or to comply with the listing standards of the NYSE. The equity payable under the Restated Plan is intended to constitute a designated percentage (currently, 50%) of the annual retainer paid to a director each year and if the directors approve an increase in the total annual retainer, the value of the annual equity awards under the Restated Plan will increase. It is not anticipated that stockholder approval of an increase in the total annual retainer would be sought. Amendments made without stockholder approval could increase the annual costs of the Restated Plan, but would not affect the total number of shares of stock available under the Restated Plan. A director’s consent would be required to revoke or alter an outstanding award in a manner unfavorable to the director.

The aggregate number of shares of common stock that may be issued under the Restated Plan remains at 600,000 shares; provided, that this number of shares is subject to adjustment in event of a stock split, recapitalization, reorganization, or certain other extraordinary transactions specified in the Restated Plan. Shares of common stock subject to a stock option terminating or expiring prior to its exercise, and stock units that are forfeited or paid in cash, will again be available for awards under the Restated Plan. Assuming stockholder approval and assuming the Restated Plan is not earlier terminated by the Board, the Restated Plan will continue in effect until December 31, 2028.

Upon a “Change in Control” (as defined in Section 2.10 the Restated Plan), a director’s stock units and outstanding options become fully vested, and directors will have the right to exercise their options immediately. A Change in Control under the Restated Plan is defined generally to include a change in ownership involving 25% or more of the outstanding voting securities of the Corporation (or a combined entity), a liquidation or dissolution, a transfer of substantially all of our assets or certain changes in a majority of the members of our Board within two years following certain specified extraordinary transactions or a reorganization or contested election.

2018 Proxy Statement	29

Proposal 3

Federal Tax Consequences

In general, under current federal income tax laws, stock units awarded under the Restated Plan will be included in a director’s taxable income and deductible to the Corporation based on the fair market value of the common stock at the time stock units are paid in cash or shares.

A director will not recognize taxable income upon the grant of an option to purchase shares of common stock. Upon exercise of the option, a director will recognize ordinary income equal to the excess of the fair market value of the common stock on the date the option is exercised over the exercise price paid for the shares of common stock underlying the option. The tax basis of the option stock will equal the option price for the stock plus the amount of ordinary income that the director recognizes upon exercise of the option, and the holding period for tax purposes will commence on the day the option is exercised. A director who sells option stock will recognize a capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on the sale. Such gain or loss will be long-term if the stock is held for more than one year after exercise, and short-term if held for one year or less. The Corporation will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the director. The deduction will be allowed at the same time that the director recognizes the income.

Required Vote for Approval and Consequences of Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Restated Plan. Because the Existing Plan expires December 31, 2018, if the stockholders do not approve the Restated Plan, which includes, among other things, an extension of the term of the Existing Plan, the Corporation will not be able to compensate the non-employee directors with equity issued under a stockholder-approved plan.

The Board unanimously recommends a vote FOR approval of the Lockheed Martin Corporation Amended and Restated Directors Equity Plan, as set forth in Appendix A. (Proposal 3).

PROPOSAL 4: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NEOS (SAY-ON-PAY)

We ask our stockholders to vote annually to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (NEOs) as described in detail in the Compensation Discussion and Analysis (CD&A) and the accompanying tables in the Executive Compensation section beginning on page 31. This vote is commonly known as Say-on-Pay.

Stockholders should review the entire Proxy Statement and, in particular, the CD&A for information on our executive compensation programs and other important items.

We believe that the information provided in this Proxy Statement demonstrates that our executive compensation programs are designed to link pay to performance. Accordingly, the Board recommends that stockholders approve the compensation of our NEOs by approving the following Say-on-Pay resolution:

RESOLVED, that the stockholders of Lockheed Martin Corporation approve, on an advisory basis, the compensation of the named executive officers identified in the “Summary Compensation Table,” as disclosed in the Lockheed Martin Corporation 2018 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures related to the NEOs. Although the results of the Say-on-Pay vote do not bind the Corporation, the Board will, as it does each year, continue to review the results carefully and plans to continue to seek the views of our stockholders year-round.

The Board unanimously recommends that you vote FOR the advisory vote to approve the compensation of our named executive officers (Proposal 4).

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Management Development and Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Corporation’s NEOs. We have reviewed and discussed with management the Compensation Discussion and Analysis that will be included in the Corporation’s Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement. The Board approved our recommendation.

Daniel F. Akerson, Chairman
Nolan D. Archibald	David B. Burritt	Thomas J. Falk

Compensation Discussion and Analysis (CD&A)

This CD&A discusses the compensation decisions for the NEOs listed in the Summary Compensation Table on page 48. The NEOs are:

NEO	Title	Years in Position At End of 2017 (rounded)	Years of Service At End of 2017 (rounded)
Marillyn A. Hewson	Chairman of the Board, President and Chief Executive Officer	5	35
Bruce L. Tanner	Executive Vice President and Chief Financial Officer	10	36
Dale P. Bennett	Executive Vice President, Rotary and Mission Systems	5	36
Orlando P. Carvalho	Executive Vice President, Aeronautics	5	38
Maryanne R. Lavan	Senior Vice President, General Counsel and Corporate Secretary	8	28

To assist stockholders in finding important information, this CD&A is organized as follows:

2017 Say-on-Pay and Say-on-Pay Frequency Votes

At our 2017 annual meeting, more than 94% of the votes cast by our stockholders approved our Say-on-Pay proposal. We meet with our key investors throughout the year to understand the topics that matter most to them as they relate to executive compensation. We consider the input of our stockholders, along with emerging best practices, to ensure alignment with our executive pay programs. Most investors with whom we engaged in 2017 reacted positively to our pay governance and executive compensation programs. We welcome feedback regarding our executive compensation programs and will continue to engage with our stockholders in 2018. Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding advisory vote on the frequency of future Say-on-Pay votes that we conducted last year, we will continue to hold an annual Say-on-Pay vote.

2018 Proxy Statement	31

Executive Compensation

Executive Summary

Our 2017 Performance

In 2017, the Corporation achieved new records for sales, orders, and Cash from Operations. Lockheed Martin’s net sales in 2017 were $51 billion versus $47 billion in 2016, an increase of eight percent and a record-setting amount for the Corporation. We also set a record for Cash from Operations of $6.5 billion in 2017, up from $5.2 billion in 2016. In addition, we ended 2017 with record orders of $54 billion, driving a strong backlog of approximately $100 billion.

During 2017, we delivered 66 F-35s for the year, meeting our target for the year. This was an increase of more than 40 percent over 2016. To date, we have delivered over 265 F-35s to U.S. and international customers, and the F-35 fleet has flown a total of 120,000 hours. We also delivered F-35 Full Mission Simulators to the Israeli, Italian, Japanese, and Norwegian Air Forces – the first-ever deliveries to international F-35 operators.

The fourth Space Based Infrared System (SBIRS) satellite was delivered successfully to Cape Canaveral Air Force Station in Florida last October in advance of its recent successful launch aboard a United Launch Alliance Atlas V rocket on January 19, 2018.

We continued our efforts to return cash to stockholders through dividends and share repurchases. During 2017, we returned over $4.2 billion of our $6.5 billion in Cash from Operations to our stockholders, with $2 billion in share repurchases and $2.2 billion paid in cash dividends.

Through these operational and financial accomplishments, Lockheed Martin delivered strong one-year and three-year total stockholder returns (TSR). On a relative basis, Lockheed Martin’s three-year TSR significantly outperformed NASDAQ, the Dow Jones Industrial, S&P 500, S&P Industrials, and S&P Aerospace & Defense (S&P Aerospace) indices for the period ended December 31, 2017.

1-YEAR TSR	3-YEAR TSR

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Executive Compensation

Compensation Overview

Our executive compensation programs covering our NEOs are designed to attract and retain critical executive talent, to motivate behaviors that align with stockholders’ interests and to pay for performance. The majority of our NEOs’ pay is variable and contingent on performance, and approximately two-thirds, on average, is in the form of long-term incentives (LTI). To ensure pay is competitive with market practices, we conduct benchmarking analyses each year when establishing base salary, annual incentive target opportunities and LTI target opportunities. Each element of compensation is evaluated against the 50th percentile, which we refer to as “market rate,” of our comparator group of companies, as shown on page 36. For executives new to their role, we generally target pay below the market rate (50th percentile) and then increase pay closer to 100% of the market rate over time based on a variety of factors, including individual performance, internal pay equity, time in position and critical skills. Although target incentive opportunities are set by reference to the market rate, incentive plan terms provide for actual payouts to be based upon actual performance that can result in payouts above or below targeted levels. Based on actual results relative to our pre-established metrics and goals under our incentive programs, the 2017 annual incentive program paid out at 171% of target and the 2015-2017 LTIP paid out at 144.9% of target for all NEOs. We also provide retirement programs and perquisites that are competitive in our industry and security that is appropriate for the business in which we operate.

2017 CEO Compensation

Base Salary. In 2017, Ms. Hewson’s base salary was set at $1,695,000.

2017 Annual Incentive. Ms. Hewson’s target annual incentive amount for 2017 was $2,966,250 (175% of salary).

2017-2019 Long-Term Incentives. In 2017, Ms. Hewson was granted an LTI award of approximately $11.88 million, which was allocated 50% in Performance Share Units (PSUs), 30% in Restricted Stock Units (RSUs), and 20% in the cash-based Long-Term Incentive Performance award (LTIP). RSUs will cliff-vest after three years, while the vesting of PSUs and LTIP will be based upon our results relative to the three-year performance goals that were established in the beginning of 2017.

Benefit and Retirement Plans. Ms. Hewson is eligible for benefit and retirement programs, similar to other employees. None of our NEOs received additional years of service credits or other forms of formula enhancements under our benefit or retirement plans. Our pension formula is based on years of service and pension eligible compensation, which is similar to the formula offered by other companies with defined benefit plans. Effective January 1, 2016, the compensation element of the pension calculation was frozen and, on January 1, 2020, the service element of the pension calculation will be frozen.

2017 CEO Target Pay Mix. We believe that, to the maximum extent possible, the compensation opportunities of our CEO should be variable, and the variable elements of the compensation package should tie to the Corporation’s long-term success and the achievement of sustainable long-term total returns to our stockholders. As shown in the chart below, a significant portion of our CEO’s target compensation is variable and in the form of LTI and more than half of total target pay is in the form of equity incentives.

CEO TARGET OPPORTUNITY MIX*

*Fixed vs. variable and cash vs. equity components are designated in the Core Compensation Elements table on page 37. We consider base salary and annual incentives as short-term pay and PSUs, LTIP, and RSUs as long-term pay. Cash represents base salary, annual incentive target and LTIP target. We do not include retirement or other compensation components in the chart.

2018 Proxy Statement	33

Executive Compensation

Summary of Compensation Approach

Guiding Pay Principles

●	Attract, motivate and retain executive talent
●	Use the market 50th percentile to target all compensation elements
●	Link executive pay to Enterprise performance
●	Provide an appropriate mix of short-term vs. long-term pay and fixed vs. variable pay
●	Align to stockholder interests and long-term company value

Our Decision-Making Process

The Compensation Committee seeks input from our CEO and other members of our management team as well as input and advice from the independent compensation consultant to ensure the Corporation’s compensation philosophy and information relevant to individual compensation decisions are taken into account.

Independent Pay Governance

Independent Board Members	Independent Compensation Consultant	Independent Compensation Committee	Stockholders & Other Key Stakeholders
Review and approve compensation of the CEO and review and ratify compensation of other NEOs. Review with management, at least annually, the succession plan for the CEO and other senior positions.	Provides advice on executive pay programs, pay levels and best practices. Provides design advice for annual LTI vehicles and other compensation and benefit programs.	Reviews and approves incentive goals relevant to NEO compensation. Reviews and approves the compensation for each NEO. Recommends CEO compensation to the independent members of the Board.	Provide feedback on various executive pay practices and governance during periodic meetings with management which then is reviewed by and discussed with our independent Board members.

Role	Chairman, President & CEO	Management	Management Compensation Consultant [1]	Independent Compensation Consultant [2]	Compensation Committee [3]	Independent Board Members
Peer Group / External Market Data and Best Practices for Compensation Design and Decisions	Reviews	Reviews	Develops	Develops/ Reviews	Reviews	—
Annual NEO Target Compensation	Recommends	—	—	Reviews	Approves	Ratify
Annual CEO Target Compensation	—	—	—	Advises	Recommends	Approve
Annual and Long-Term Incentive Measures, Performance Targets and Performance Results	Reviews	Develops	—	Reviews	Approves	Ratify
Long-Term Incentive Grants, Dilution, Burn Rate	Reviews	Develops	—	Reviews	Approves	Ratify
Risk Assessment of Incentive Plans	Reviews	Reviews	—	Develops	Reviews	—
Succession Plans	Reviews	Develops	—	—	—	Review

(1)	Aon Hewitt & Willis Towers Watson.
(2)	Meridian Compensation Partners, LLC (Meridian).
(3)	Daniel F. Akerson (Chairman), Nolan D. Archibald, David B. Burritt, Thomas J. Falk. Rosalind G. Brewer was a member until October 1, 2017.

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Executive Compensation

How We Determine Market Rate Compensation

As a starting point, for each of the principal elements of executive compensation we define the “market rate” as the size-adjusted 50th percentile of our comparator group of companies. Size-adjusted market rates are calculated for us by Aon Hewitt using regression analysis. This statistical technique accounts for revenue size differences within the peer group and results in a market rate for all compensation elements consistent with our revenue relationship to our peers. We also may adjust the market rate to reflect differences in an executive’s job scope relative to the industry or the comparator group of companies, as appropriate.

Because market data can change year-over-year, the Compensation Committee considers the current market data in combination with other internal factors when setting annual target pay levels. Our incentive plans are designed so that actual performance in excess of established performance targets results in payouts above target and actual performance below established performance targets results in payouts below target or no payout.

How We Select the Comparator Group for Market Rate Purposes

We regularly review our comparator group to maintain relevancy and to ensure the availability of data, while seeking to avoid significant annual changes in the group to ensure a level of consistency.

To establish the market rate for each of the principal elements of compensation, we select a group of publicly-traded companies (our comparator group) to identify market rates. Because the number of comparable companies with our revenue level is not extensive, we include companies in our comparator group based on a number of factors, including:

●	similarity in size (a high correlative factor in determining pay), generally based on annual revenues;
●	participation in the Aon Hewitt executive compensation survey (our primary source for data in making market comparisons), which enables us to obtain reliable data for market comparisons that otherwise may not be publicly available;

●	industrial companies and, to the extent possible, companies that compete in the aerospace and defense industry, which enables comparison with companies that face similar overall labor costs, economic factors and market fluctuations;

●	companies that are included in the executive talent pool we consider when recruiting outside talent, as competitive conditions and a limited number of comparably sized aerospace and defense companies require us to recruit outside the core aerospace and defense companies for a broad range of disciplines (e.g., finance, human resources, legal, supply chain management) to obtain individuals with a broad range of skills that are transferable across industries; and

●	companies with comparable executive officer positions or management structures, which enables more appropriate compensation comparisons.

We do not consider market capitalization in selecting our comparator group because market capitalization can change quickly as industries and companies go in and out of favor as investments and as companies restructure.

The data presented to and considered by the Compensation Committee regarding the level of compensation at the Corporation’s comparator group of peer companies was developed from the proprietary results of the Aon Hewitt executive compensation survey, subject to review by Meridian. All of the 2017 comparator group companies participated in the Aon Hewitt survey.

During 2017, the Compensation Committee reviewed our comparator group considering certain business combinations that occurred within our peer group. The Compensation Committee approved a revised comparator group for 2018, which eliminated Johnson Controls International plc considering its business combination with Tyco International and International Paper Company because it is no longer similar in size to us in terms of its annual revenues. General Electric Company and International Business Machines Corporation were added as new comparator companies given their similarity to the Corporation in terms of size, industry and geographic presence. In addition, these newly added companies compete with us for key talent with comparable executive officer positions in terms of breadth, complexity and scope of responsibilities. The new comparator group will be used for 2018 executive compensation decisions.

2018 Proxy Statement	35

Executive Compensation

For 2017, we used the following companies as our comparator group for purposes of establishing market rate compensation for each of the principal elements of our compensation programs. The comparator group did not change from 2016 and our 2017 revenues represented the 65th percentile of the comparator group.

2017 Comparator Group Companies
3M Company	E. I. du Pont de Nemours and Company**	Johnson Controls International plc**
The Boeing Company*	FedEx Corporation	Northrop Grumman Corporation*
Caterpillar Inc.	General Dynamics Corporation*	Raytheon Company*
Cisco Systems, Inc.	Honeywell International Inc.*	United Parcel Service, Inc.
Deere & Company	Intel Corporation	United Technologies Corporation*
The Dow Chemical Company**	International Paper Company

*	Aerospace & Defense Industry
**	E. I. du Pont de Nemours and Company and The Dow Chemical Company merged during 2017. Johnson Controls Inc. and Tyco International plc merged during 2016.

Consideration of Internal Pay Equity

Consistent with past practice, the Compensation Committee reviewed the pay relationship of the CEO to the other NEOs as part of its annual compensation review in 2017 and 2018. This material was presented to the Compensation Committee by Meridian in its capacity as the Committee’s independent compensation consultant.

Compensation and Risk

The Corporation’s executive and broad-based compensation programs are intended to promote decision-making that supports a pay for performance philosophy while mitigating risk by utilizing the following design features:

●Mix of fixed and variable pay opportunities
●Multiple performance measures, multiple time periods and capped payouts under incentive plans
●Stock ownership requirements
●Oversight by Board committees
●Set incentive goals at the Enterprise or business segment level

●Moderate severance program and post-employment restrictive covenants
●Institutional focus on ethical behavior
●Annual risk review
●Compensation Committee oversight of equity burn rate and dilution
●Clawback policy

At the Compensation Committee’s request, Meridian reviewed all executive and broad-based incentive compensation programs in 2017 and concluded that risks arising from our incentive compensation programs are not reasonably likely to have a material adverse effect on the Corporation.

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Executive Compensation

2017 Named Executive Officers’ Compensation

2017 Target Compensation

Our NEOs’ target compensation for 2017 is shown below, which is closely aligned to the market rate. Because market data is volatile year-over-year due to changes in incumbent data within our peer group, the Compensation Committee considers current market data in combination with other factors, including previous pay levels, internal pay equity, individual performance and critical skills, when determining target pay for our NEOs.

		Annual Incentive
NEO	Base Salary ($)	Target %	Target Amount ($)	2017 LTI Grant ($)	Total Target Direct Compensation ($)
Ms. Hewson	1,695,000	175	2,966,250	11,880,252	16,541,502
Mr. Tanner	1,000,000	110	1,100,000	4,200,120	6,300,120
Mr. Bennett	855,000	95	812,250	3,350,257	5,017,507
Mr. Carvalho	855,000	95	812,250	3,350,257	5,017,507
Ms. Lavan	795,000	95	755,250	2,700,161	4,250,411

2017 Core Compensation Elements

Our compensation programs are designed to provide a mix of short- and long-term compensation, fixed and variable pay and cash and equity-based compensation, as well as to reflect our philosophy of providing pay for performance. Retirement programs or “all other compensation” are not included in our core compensation elements below (additional information about these programs can be found on page 46).

WHAT?	Cash	Cash	Equity	Cash	Equity

WHEN?	Annual	Annual	3-year Performance Cycle	3-year Performance Cycle	3-year Cliff Vesting

HOW? Measures, Weightings & Payouts	Market rate, as well as individual performance, internal pay equity, experience and critical skills

70% Financial
(20% Sales,
40% Segment Operating Profit,**
40% Cash from Operations)
+
30% Strategic & Operational
(Key Metrics: Focus Programs,
Mission Success®, Program
Performance, Portfolio Shaping
Initiatives, Innovation,
Talent Management)

Payout: 0-200% of target

			Relative TSR* ROIC** Performance Cash**	(50%) (25%) (25%)	Value delivered through long-term stock price performance
			●Award 0-200% of target # of shares ●Relative TSR measure capped at 100% if TSR is negative ●Up to 400% of stock price on date of grant times shares earned	●Payout: 0-200% of target ●Relative TSR measure capped at 100% if TSR is negative

WHY?	Provides competitive levels of fixed pay to attract and retain executives.	Attracts and motivates executives by linking annual company performance to an annual cash incentive.

Creates strong alignment with stockholder
interests by linking long-term pay to
key performance metrics and stock price.
Provides a balance of internal and market based
measures to assess long-term performance.

Promotes retention of key talent and aligns executive and stockholder interests.

*	Relative TSR performance is measured against our industry peers in the S&P Aerospace & Defense Index.
**	Refer to Appendix B for an explanation of non-GAAP terms as well as our disclosure regarding forward-looking statements concerning future performance or goals for future performance.

2018 Proxy Statement	37

Executive Compensation

Base Salary

Base salaries are reviewed annually and may be increased to align more appropriately with the market rate (50th percentile), taking into account the executive’s individual performance and internal pay equity. In establishing the base salary for each NEO, we determined the market rate using comparator group company data and evaluated whether the market rate should be adjusted up or down based on differences in the scope of the NEO’s position as compared to the industry and the comparator group companies.

2017 Annual Incentive

As was the case for 2016, the 2017 annual incentive plan for our CEO, other NEOs and all other officers elected by the Board, was based 70% on financial goals and 30% on strategic and operational goals measured at the Enterprise level, as illustrated in the graphic below. Although the annual incentive plan uses a formulaic approach, the Compensation Committee retains discretion, which includes choosing and approving goals, assessing strategic and operational results and modifying payouts for all officers elected by the Board, including the NEOs.

Target Award	x	100% Enterprise Component	=	Payout Amount

70% Financial	30% Strategic & Operational

0%	Payout Range	200%

Under the terms of our annual incentive plan, the CEO’s bonus cannot exceed 0.3% of Performance Cash (see Appendix B for non-GAAP definition) and the bonus for each of the other NEOs cannot exceed 0.2% of Performance Cash. Annual incentive payouts range from 0% to 200% of target.

2017 Annual Incentive Goals and Results

At its January 2017 meeting, the Compensation Committee approved Enterprise-wide objectives for 2017 reflecting financial and strategic and operational goals. These goals are used as the Enterprise Component for all executives in the Corporation and serve as the only goals for the CEO, other NEOs and all other officers elected by the Board.

Financial Assessment (70% Weight). The financial targets utilized under the annual incentive plan align with the guidance we disclosed publicly at the beginning of 2017. We believe this approach to setting the financial metrics for annual incentive purposes appropriately links compensation to our effectiveness in meeting our public commitments to our stockholders.

Our financial commitments are established at the completion of our annual long-range planning process and are consistent with our long-range plan commitments. The long-range planning process includes reviews of the assumptions used by the business segments in generating their financial projections, such as industry trends and competitive assessments, current and future projected program performance levels and the risks and opportunities surrounding these baseline assumptions. The long-range plan on which our financial goals are based is tied to the business environment in which we operate and can vary year-over-year.

Our long-range plan values for Sales, Segment Operating Profit (see Appendix B for definition of non-GAAP terms) and Cash from Operations are set forth in the 2017 guidance we provided publicly to investors in January 2017 and represent the target level (100% performance rating) for each of these metrics. We established maximum (200% performance rating) and threshold payout levels (50% performance rating) around these targets based on a review of historical performance against long range plan commitments for each of the three annual incentive goal metrics, which ensures the appropriate level of rigor on each of the threshold, target and maximum goals. We used straight-line interpolation between target and both maximum and minimum historical performance levels. In all cases, payouts deteriorate more rapidly as we move from target level to the minimum payout level compared to the level of increase as we move from target level to maximum payout level. This asymmetry reflects the importance we place on meeting our financial goals. The Compensation Committee reviewed the methodology and the targets established as part of its annual process during 2017.

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Executive Compensation

2017 Financial Measures	Weight	2017 Goals ($)	Reported Results ($)	Calculated Payout	Weighted Payout
Sales	20%	49,400 – 50,600M	51,048M	146%	29%
Segment Operating Profit*	40%	5,015 – 5,135M	5,115M	124%	50%
Cash from Operations	40%	≥ 5,700M	6,476M	200%	80%
Financial Payout Factor					159%

*	See Appendix B for definition of non-GAAP terms.

Strategic & Operational Assessment (30% Weight). Our strategic and operational performance assessments are inherently different than financial performance assessments. For the 2017 performance year, a broad set of goals were established for our strategic and operational commitments at the beginning of the year. The strategic and operational performance goals are not specific because some are aspirational, cannot be forecasted reliably or are qualitative in nature. When determining the overall payout factor, the Compensation Committee considers both quantitative and qualitative results and applies discretion when evaluating performance in totality.

The strategic and operational performance goals and results are set forth below.

2017 Strategic & Operational Goals Summary	Assessment Summary Highlights
Focus Programs: Secure Key Focus and Keep Sold Program wins	●73% win rate on programs throughout the year ●Record orders of $54 billion with backlog at year-end of approximately $100 billion
Mission Success®: Achieve Mission Success® milestones	●Continued operational excellence with 100% Mission Success® in targeted events ●Key program milestones achieved throughout the Corporation, including on F-35
Program Performance: Execute programs to achieve customer satisfaction and increase stockholder value	●Robust domestic and international customer engagements ●Returned $4.2 billion of our $6.5 billion in Cash from Operations to our stockholders through dividends and share repurchases
Portfolio Shaping / Enterprise Initiatives: Review portfolio on an ongoing basis; streamline operations and implement other Enterprise-wide initiatives to create long-term value
●Increased breadth and diversification in addressable markets
●Significant progress made in key international countries; international sales grew to 30% of total sales
●Industry Leader in Sustainability - only U.S. aerospace and defense company to receive Gold Class distinction from RobecoSAM for excellence in sustainability performance

Innovation: Execute technology strategy, ensuring robust innovation, collaboration and strategic partnering	●Significant developments in directed energy and hypersonics ●Large strategic investments made in research and development
Talent Management: Attract, develop and retain the workforce needed to deliver commitments to customers and stockholders	●Achieved high retention rate of top performers ●Completed key rotations in executive leadership positions ●Successfully executed diversity and inclusion initiatives
Strategic & Operational Payout Factor	200%

The Compensation Committee reviewed these accomplishments and recommended this factor to recognize the Corporation’s exceptional performance in a highly competitive environment while undertaking major strategic initiatives.

2018 Proxy Statement	39

Executive Compensation

Summary of Annual Incentive Payout Calculations

No changes were made to annual incentive target percentages for any of the NEOs for 2017. The final payout factor and payout amounts for each of our NEOs, as determined by the Board, are shown below:

Summary of 2017 Enterprise Performance & Overall Payout Factor
	Weight	2017 Factors	Weighted Payout
Financial	70%	159%	111%
Strategic & Operational	30%	200%	60%
Overall Payout Factor			171%

NEO	Base Salary ($)	Target % of Salary (%)	Target Award ($)	X	Overall Payout Factor	=	Payout ($)
Ms. Hewson	1,695,000	175	2,966,250				5,072,300
Mr. Tanner	1,000,000	110	1,100,000				1,881,000
Mr. Bennett	855,000	95	812,250		171%		1,388,900
Mr. Carvalho	855,000	95	812,250				1,388,900
Ms. Lavan	795,000	95	755,250				1,291,500

2017 Long-Term Incentive Compensation

The following summary shows the 2017 LTI compensation mix for the CEO, EVPs and Senior Vice Presidents (SVPs) and other principal terms of the awards.

In determining the appropriate level of equity grants for 2017, the Compensation Committee took into consideration the long-term incentive market rate (50th percentile) along with a variety of other factors, including the number of awards outstanding and shares remaining available for issuance under the Corporation’s equity incentive plans, the number of shares that would be issued under contemplated awards over the range of potential performance achievement, the total number of the Corporation’s outstanding shares, the resulting implications for stockholder dilution and the number of shares granted to our executives year-over-year.

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Executive Compensation

PSU Awards (50% of the LTI award)

PSU awards are calculated by multiplying the overall target LTI award value by the weighting assigned to the PSU element. The total PSU value is then multiplied by the weighting assigned to each PSU component (50% to Relative TSR, 25% to ROIC, 25% to Performance Cash). The number of PSUs granted is based on the grant date fair market value of each PSU element using the Monte Carlo simulation method for the Relative TSR component and the grant date fair market value discounted to reflect the deferral of dividends for ROIC and Performance Cash components.

Each NEO’s PSU target number of shares is determined at the beginning of the three-year performance period and the actual number of shares earned at the end of the period is calculated based on our performance measured against the three financial metrics.

The number of shares granted at the end of the cycle can range from 0% to 200% of the applicable target number of shares. If TSR is negative at the end of the performance cycle, the rating for the Relative TSR measure is capped at 100%. In addition, the maximum value that can be earned under a PSU award is 400% of the stock price on the date of grant times the shares earned. The award calculation is formulaic pursuant to the provisions defined in the award agreement and no adjustment can be made to the final number of shares granted, which is determined based on the performance outcomes relative to our pre-set metrics and goals. Participants also accrue dividend equivalents on the shares earned, which are paid in cash following vesting of the underlying shares.

LTIP Awards (20% of the LTI award)

LTIP awards are cash-based and are calculated by multiplying the overall target LTI award value by the weighting assigned to the LTIP element.

Each NEO’s LTIP target is determined at the beginning of the three-year performance period and the actual award earned at the end of the period is calculated based on the same performance measures as those used for the PSUs: Relative TSR, ROIC and Performance Cash. Payouts can range from 0% to 200% of the applicable target. The award calculation is formulaic pursuant to the provisions defined in the award agreement and no adjustment can be made to the final payout factor, which is determined based on the performance outcomes relative to our pre-set metrics and goals.

For the 2017-2019 LTIP grants, any amount payable to a single participant in excess of $10 million will be forfeited.

RSU Awards (30% of LTI award)

RSU awards are calculated by multiplying the overall target LTI award value by the weighting assigned to the RSU element. The number of RSUs granted is determined by the grant date fair market value discounted to reflect deferral of dividends.

All RSUs awarded to NEOs in 2017 were subject to forfeiture to the extent the grant date value of the RSUs exceeded 0.2% of 2017 Performance Cash in the case of the CEO and 0.1% of 2017 Performance Cash in the case of each of the other NEOs. These performance requirements were satisfied and no forfeitures occurred. Deferred dividend equivalents are accrued during the vesting period and paid in cash following the vesting of the underlying shares.

Selection of LTI Performance Measures

The LTI performance metrics approved by the Compensation Committee are measures that we believe most effectively support our long-term business and strategic goals and directly tie the long-term goals of our executive leadership team to the interests of our stockholders. The measurements used for the financial component of our 2017 annual incentive plan (Sales, Segment Operating Profit and Cash from Operations) also serve as the foundation for achieving our long-term goals such that we must consistently achieve or exceed the Corporation’s annual goals in order to achieve our LTI goals.

The selected LTI performance metrics consist of Relative TSR (50% weight), ROIC (25% weight) and Performance Cash (25%weight). We chose these three metrics because we believe they represent the best measures of value creation for the Corporation over a long-term period. We also applied equal weighting to the market-based measure of value creation, TSR, to what we believe are the best internal measures of value creation, Performance Cash and ROIC.

We selected Relative TSR to measure our performance against our industry peers in the S&P Aerospace Index. Because every industry faces different challenges and opportunities, we believe that comparing our TSR against peers facing a similar business environment is preferred to those outside our industry. While the S&P Aerospace Index is, in our judgment, the best index against which to compare our Relative TSR, we recognize that it does not perfectly correlate to the environment in which Lockheed Martin operates since some firms in the index are almost entirely in the commercial aerospace business, some are entirely government contractors and some have a mixture of the two businesses.

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Executive Compensation

Because the Relative TSR index is not perfectly aligned with the businesses in which Lockheed Martin operates and because any number of macro-economic factors that could affect market performance are beyond the control of the Corporation, we use ROIC and Performance Cash as internal measures that can be directly affected by management’s decisions. ROIC measures how effectively we employ our capital over time, while our Performance Cash provides the means for investment or value creation. By including a cash measure in both our annual and long-term incentive plans, the plans also mitigate the risk of short-term cash strategies that do not create long-term value.

In tandem, we believe that these metrics drive the behaviors of our management team in ways that are intended to create the most value for our stockholders.

Setting Goals for LTI (PSUs and LTIP)

Our long-range planning process is used to establish the target (100% level of payment) for the Performance Cash and ROIC metrics in the PSU and LTIP grants. In setting minimum and maximum levels of payment, we reviewed historical levels of performance against long range plan commitments, and conducted sensitivity analyses on alternative outcomes focused on identifying likely minimum and maximum boundary performance levels. Levels between 100% and the minimum and maximum levels were derived using linear interpolation between the performance hurdles. As with our annual incentive performance goals, PSU and LTIP payouts deteriorate more rapidly as we move from target level to the minimum payout level than they increase as we move from target level to maximum payout level. This asymmetry reflects the importance we place on meeting our financial commitments.

The specific Performance Cash and ROIC target values for the 2017-2019 PSU and LTIP plans are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of the information. However, the method used to calculate the awards will be based on actual performance compared to the Corporation’s 2017-2019 targets, which use straight-line interpolation between points. The individual award agreements require the adjustment of goals to ensure that the ultimate payouts are not impacted to the benefit or detriment of management by specified events, such as unplanned pension contributions, changes in accounting (GAAP) standards or impact of an acquisition or divestiture valued at more than $1 billion. The Compensation Committee does not have discretion to adjust the results of the PSU and LTIP awards beyond the adjustments specified in the award agreements.

2017-2019 Performance Goals

Relative TSR (50%)*		Performance Cash (25%)		ROIC (25%)
Relative TSR Percentile	Payout Factor	Performance Cash Metric	Payout Factor	ROIC Performance Metric	Payout Factor
75th – 100th	200%	Plan + ≥ $2.0B	200%	Plan + ≥ 160 bps	200%
60th	150%	Plan + $1.5B	175%	Plan + 120 bps	175%
50th	100% (Target)	Plan + $1.0B	150%	Plan + 80 bps	150%
40th	50%	Plan + $0.5B	125%	Plan + 40 bps	125%
35th	25%	Plan	100%	Plan	100%
< 35th	0%	Plan - $0.2B	75%	Plan - 10 bps	75%
* Relative TSR performance is measured against our industry peers in the S&P Aerospace Index.		Plan - $0.5B	50%	Plan - 20 bps	50%
		Plan - $0.7B	25%	Plan - 30 bps	25%
		Below Plan - $0.7B	0%	Below Plan - 30 bps	0%

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Executive Compensation

2015-2017 LTIP and PSU Awards

The cash-based LTIP and share-based PSU payouts for the three-year performance period ended December 31, 2017, were calculated by comparing actual corporate performance for each metric for the period January 1, 2015 through December 31, 2017, against a table of payment levels from 0% to 200% (with the 100% payout level being considered target) established at the beginning of the performance period in January 2015.

For the three-year performance period ended December 31, 2017, actual results were above targeted levels for Relative TSR (weighted 50%) and Performance Cash (weighted 25%) metrics, which resulted in 200% and 179.6% payout factors, respectively. For the same period, actual ROIC (weighted 25%) was 17.1% compared to our pre-established target of 17.7% and generated a 0.0% payout factor, which pursuant to the formulaic nature of our plan, was negatively impacted by the debt issuance associated with our acquisition of Sikorsky. The awards are calculated pursuant to the provisions provided in the award agreements. The Compensation Committee cannot make any adjustments to the final payout factor.

Measure	Performance Target	Performance Result	Weighting	Payout Factor
Relative TSR	50th Percentile	78th Percentile	50%	200.0%
Performance Cash*	$15.3B	$16.893B	25%	179.6%
ROIC*	17.7%	17.1%	25%	0.0%

2015-2017 LTIP Payouts

Based on a weighted payout factor of 144.9%, the following table shows the payouts under the 2015-2017 LTIP made in January 2018.

	2015–2017 LTIP
NEO	Target ($)	Payout ($)
Ms. Hewson	2,240,000	3,245,760
Mr. Tanner	803,000	1,163,547
Mr. Bennett	500,000	724,500
Mr. Carvalho	600,000	869,400
Ms. Lavan	520,000	753,480

2015-2017 PSU Awards

The 2015-2017 target PSU award value was allocated to each performance measure based on the pre-defined weightings, namely 50% to Relative TSR, 25% to ROIC, and 25% to Performance Cash. The number of PSUs granted for each element is based on the grant date fair market value using Monte Carlo simulation method for the Relative TSR component and the grant date fair market value discounted to reflect the deferral of dividends for ROIC and Performance Cash components. PSU awards earned are calculated by multiplying the payout factor for each performance metric by the target number of units for each performance metric. The actual value realized by the NEOs at vesting also depends on our stock price, which may be higher or lower than the grant date fair market value.

	2015-2017 Target PSUs (#)			Total Shares
NEO	Relative TSR	Performance Cash*	ROIC*	Distributed/Earned
Ms. Hewson	14,834	7,281	7,281	42,745
Mr. Tanner	5,318	2,610	2,610	15,324
Mr. Bennett	3,311	1,625	1,626	9,541
Mr. Carvalho	3,974	1,950	1,951	11,451
Ms. Lavan	3,444	1,690	1,691	9,924

*	See Appendix B for definition of non-GAAP terms.

2018 Proxy Statement	43

Executive Compensation

2018 Compensation Decisions

2018 Base Salary

The Compensation Committee approved the following 2018 salary increases based on the market rate, along with other factors such as the executive’s performance and internal pay equity.

NEO	2017 Base Salary ($)	2018 Base Salary ($)	Increase
Ms. Hewson	1,695,000	1,745,000	3%
Mr. Tanner	1,000,000	1,030,000	3%
Mr. Bennett	855,000	880,000	3%
Mr. Carvalho	855,000	880,000	3%
Ms. Lavan	795,000	820,000	3%

2018 Annual Incentive Metrics and Goals

There were no changes to our annual incentive plan design for the 2018 performance year.

The Compensation Committee approved the key corporate commitments set forth below for purposes of assessing performance in 2018. Although the annual incentive plan uses a formulaic approach to determine payout, the Compensation Committee retains discretion to modify the payouts for the CEO, other NEOs and all other officers elected by the Board.

2018 Financial Goals (Weight 70%)

The financial commitments are consistent with our long-range plan commitments, and are the same ranges we provided as public guidance in January 2018 in our year-end earnings release and in accordance with the new revenue recognition standard. Our Cash from Operations goal for 2018 is lower than our 2017 goal because the Corporation is accelerating future pension contributions of $3.4 billion to 2018 in order to preserve the benefit of the associated tax deduction at the higher statutory rate in 2017. These commitments for 2018 are set forth below.

2018 Commitments	Weighting	2018 Goal ($)
Sales	20%	50,000 – 51,500M
Segment Operating Profit	40%	5,200 – 5,350M
Cash from Operations	40%	≥ 3,000M

For the purposes of assessing performance under our annual incentive program, results may be adjusted from reported amounts for the incremental benefits or impacts associated with non-recurring items, such as acquisitions or divestitures. Cash from Operations results have been adjusted in prior years for unplanned pension contributions so that the impact on incentive compensation is not a factor in the decision to make the additional pension contribution.

2018 Strategic and Operational Goals (Weight 30%)

The strategic and operational commitments for 2018 are set forth below:

●	Focus Programs: Secure Key Focus Program wins and achieve Keep Sold Program milestones

●	Mission Success®: Achieve Mission Success® milestones

●	Program Performance: Execute programs to achieve customer satisfaction and increase stockholder value

●

Portfolio Shaping / Enterprise Initiatives: Assess the company portfolio on an ongoing basis to maximize stockholder value, including M&A activity, streamlining operations and other Enterprise-wide initiatives

●	Innovation: Execute technology strategy, ensuring robust innovation, collaboration and strategic partnering

●	Talent Management: Attract, develop and retain the workforce needed to deliver commitments to customers and stockholders

2018 Long-Term Incentive Award Opportunities

The Compensation Committee approved 2018 LTI award opportunities for all NEOs relative to their respective 2018 LTI market rate, the executive’s performance and internal pay equity.

For 2018, the LTI award opportunity for the CEO and the other NEOs is allocated 50% toward PSUs, 20% toward LTIP and 30% toward RSUs, unchanged from the 2017 equity pay mix.

The measures and terms of the 2018-2020 PSUs and LTIP awards are similar to the 2017-2019 awards (see pages 40-42). For the 2018-2020 LTIP grants, any amount payable to a single participant in excess of $10 million will be forfeited. RSU grants will no longer be subject to a one-year performance metric in light of the repeal of the exemption to the $1 million cap on deductibility under section 162(m) of the Internal Revenue Code.

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Executive Compensation

Other Compensation Matters

Our Use of Independent Compensation Consultants

The independent compensation consultant provides important information about market practices, the types and amounts of compensation offered to executives generally and the role of corporate governance considerations in making compensation decisions. The Compensation Committee’s charter authorizes it to retain outside advisors that it believes are appropriate to assist in evaluating executive compensation.

For 2017, the Compensation Committee continued to retain Meridian as an independent compensation consultant. In connection with its retention of Meridian, the Compensation Committee considered the following factors in assessing Meridian’s independence:

●	Meridian’s services for the Corporation are limited to executive and director compensation.

●	The compensation paid to Meridian is less than 1% of Meridian’s revenues.

●	Meridian has business ethics and insider trading and stock ownership policies, which are designed to avoid conflicts of interest.

●	Meridian employees supporting the engagement do not own Lockheed Martin securities.

●	Meridian employees supporting the engagement have no business or personal relationships with members of the Compensation Committee or with any Lockheed Martin executive officer.

At its February 2018 meeting, the Compensation Committee renewed the engagement of Meridian. At that time, Meridian confirmed the continuing validity of each of the factors described above.

The nature and scope of Meridian’s engagement was determined by the Compensation Committee and not limited in any way by management. During 2017, Meridian also provided consultative services to the Governance Committee regarding the compensation of the Corporation’s independent directors. A description of the services provided by Meridian can be found on pages 34 and 65.

Policy Regarding Timing of Equity Grants

We have a corporate policy statement concerning the grant of equity awards. Under that policy:

●	The Compensation Committee is responsible for determining the grant date of all equity awards.

●

No equity award may be backdated. A future date may be used if, among other reasons, the Compensation Committee’s action occurs in proximity to the release of earnings or during a trading blackout period.

●

Proposed equity awards are presented to the Compensation Committee in January of each year and starting in 2018, will be presented in February of each year given a shift in the Board meeting calendar. Off-cycle awards may be considered in the Compensation Committee’s discretion in special circumstances, which may include hiring, retention or acquisition transactions.

In addition, our existing incentive performance award plan prohibits repricing of stock options or paying cash for underwater stock options.

Clawback and Other Protective Provisions

The Governance Guidelines include a clawback policy. If the Board determines that an officer’s intentional misconduct, gross negligence or failure to report such acts by another person was a contributing factor in requiring us to restate any of our financial statements or constituted fraud, bribery or another illegal act (or contributed to another person’s fraud, bribery or other illegal act) which adversely impacted our financial position or reputation, then the Board shall take such action as it deems in the best interest of the Corporation and necessary to remedy the misconduct and prevent its recurrence. Among other actions, the Board may seek to recover or require reimbursement of any amount awarded to the officer after January 1, 2008, in the form of an annual incentive bonus or LTI award.

The clawback policy is included in our annual incentive plan and in the award agreements for the RSUs, stock options, PSUs and LTIP. There were no events requiring Board consideration of a clawback action during 2017.

In the event the Board recoups incentive compensation under the policy, management intends to disclose the aggregate amount of incentive compensation recovered, so long as the underlying event has already been publicly disclosed in our filings with the SEC. This disclosure would appear in the proxy statement following any such Board action and would provide the aggregate amount of recovery for each event if there is more than one applicable event.

The award agreements for the NEOs also contain post-employment restrictive covenants. The post-employment restrictions were incorporated into all executive level award agreements beginning in 2011.

2018 Proxy Statement	45

Executive Compensation

Anti-Hedging and Pledging Policy

Our policies prohibit hedging and pledging of Lockheed Martin stock by all directors, officers and employees.

Stock Ownership Requirements for Key Employees

To better align their interests with the long-term interests of our stockholders, we expect our officers (including the NEOs) and other members of management to maintain an ownership interest in the Corporation based on the following guidelines:

Title	Annual Base Salary Multiple
Chairman, President and CEO	6 times
Chief Financial Officer	4 times
Executive Vice Presidents	3 times
Senior Vice Presidents	2 times

NEOs are required to achieve ownership levels within five years of assuming their role and must hold net shares from vested RSUs and PSUs and net shares from options exercised until the value of the shares equals the specified multiple of base salary. The securities counted toward their respective target threshold include common stock, unvested RSUs, and stock units under our 401(k) plans and other deferral plans. Unvested PSUs at target are not counted towards ownership levels. Each of our NEOs has exceeded their respective ownership requirements.

Benefit, Retirement and Perquisite Programs

We offer other compensatory arrangements to our NEOs. The purpose for these benefits is to ensure security of executives, provide assistance with business-related expenses, and be competitive with the other companies in our industry. Below is a summary of programs available to our NEOs. Further details are described in footnotes to the Summary Compensation Table on page 51.

Health, Welfare and Retirement Benefits. Our NEOs are eligible for savings, pension, medical, disability, and life insurance benefits under the plans available to salaried, non-union employees. We offer supplemental pension and savings plans to make up for benefits that otherwise would be unavailable due to Internal Revenue Service (IRS) limits on qualified plans. These plans are restorative and do not provide an enhanced benefit. We also offer a plan for the deferral of short-term and certain long-term cash incentive compensation. All NEOs are eligible for four weeks of vacation annually.

Perquisites and Security. We provide limited perquisites, including executive physicals and personal travel on the corporate aircraft, as well as home and personal security as needed to address security concerns arising out of our business. We believe security is necessary and generally provided to executives within our industry given the nature of our business. In the event of a threat to an executive officer, the CBS Committee reviews and approves the security recommended by our Chief Security Officer. Furthermore, our Board has directed our CEO to use corporate aircraft for security reasons while on personal travel. Other NEOs may use the corporate aircraft for personal travel dependent upon circumstances and availability.

Tax Assistance. We do not have agreements or severance arrangements that provide tax gross-ups for excise taxes imposed as a result of a change in control. In 2017, we provided tax assistance for taxable security expenses, business association expenses and travel expenses for a family member accompanying a NEO for a business reason. We pay an amount estimated to cover the income tax imposed on employees who became subject to income tax in another state due to business travel. Tax assistance was provided for these items because the associated tax liability imposed on the executive would not have been incurred unless business reasons required the items to be provided.

Post-Employment, Change in Control, Divestiture and Severance Benefits

Our NEOs do not have employment agreements but participate in the Lockheed Martin Corporation Executive Severance Plan. Benefits are payable under this plan in the event of a company-initiated termination of employment other than for cause. All of the NEOs are covered under the plan.

The benefit payable in a lump sum under the plan is two weeks of basic severance plus a supplemental payment of one times the NEO’s base salary and the equivalent of one year’s target annual incentive bonus. For the CEO, the multiplier is 2.99 instead of one.

NEOs participating in the plan also receive a lump sum payment to cover the cost of medical benefits for one year in addition to outplacement and relocation services. To receive the supplemental severance benefit, the NEO must execute a release of claims and an agreement containing post-employment, non-compete and non-solicitation covenants comparable to those included in our NEOs’ LTI award agreements.

With respect to LTI, upon certain terminations of employment, including death, disability, retirement, layoff, divestiture or a change in control, the NEOs may be eligible for continued vesting on the normal schedule, immediate payment of benefits previously earned or accelerated vesting of LTI in full or on a pro rata basis.

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Executive Compensation

The type of event and the nature of the benefit determine which of these approaches will apply. The purpose of these provisions is to protect previously earned or granted benefits by making them available following the specified event. We view the vesting (or continued vesting) to be an important retention feature for senior-level employees. Because benefits paid at termination consist of previously granted or earned benefits, we do not consider termination benefits as a separate item in compensation decisions. Our LTI awards do not provide for tax assistance.

In the event of a change in control, our plans provide for the acceleration of the payment of the nonqualified portion of earned pension benefits and nonqualified deferred compensation. All LTI awards require a “double trigger” for vesting to accelerate (both a change in control and a qualifying termination of employment), unless the successor does not assume or continue the awards or provide substitute awards.

Tax Deductibility of Executive Compensation

We designed our annual incentive and LTI programs for NEOs to quality as performance-based compensation exempt from the $1 million cap on deductibility under Section 162(m) of the Internal Revenue Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our NEOs after December 31, 2017 in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain binding contracts in place as of November 2, 2017 and which were not materially modified after that date. It appears that the transition relief was not intended to apply to programs with a discretionary component such as our annual incentive plan which would mean that annual incentive payments made to our NEOs in 2018 for service in 2017 would not be deductible. We do not view our long-term incentive plans as having a discretionary component and will seek to qualify the 2015, 2016 and 2017 grants as covered by the transition relief. Until there is further guidance, there is no assurance we will be successful. The Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) or to grant executive compensation that is not performance-based if the Committee determines that such modifications or grants are permissible and consistent with our executive compensation philosophy.

2018 Proxy Statement	47

Executive Compensation

Summary Compensation Table

The following table shows annual and long-term compensation awarded, earned or paid for services in all capacities to the NEOs for the fiscal year ended December 31, 2017 and, where applicable, the prior fiscal years. Numbers have been rounded to the nearest dollar.

Name and Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total	Total Without Change In Pension Value*
		($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(e)	(g)	(h)	(i)	(j)
Marillyn A. Hewson Chairman, President and Chief Executive Officer	2017	1,688,269	9,504,252	8,318,060	2,687,391	668,871	22,866,843	20,179,452
	2016	1,634,231	9,228,211	8,159,848	1,151,615	399,828	20,573,733	19,422,118
	2015	1,603,221	8,962,915	9,096,460	8,402,875	500,573	28,566,044	20,163,169
Bruce L. Tanner Executive Vice President and Chief Financial Officer	2017	995,962	3,360,121	3,044,547	2,293,379	115,791	9,809,800	7,516,421
	2016	963,942	3,212,032	3,005,020	1,528,251	91,363	8,800,608	7,272,357
	2015	937,436	3,213,033	3,251,712	2,004,331	63,043	9,469,555	7,465,224
Dale P. Bennett Executive Vice President Rotary and Mission Systems	2017	851,635	2,680,257	2,113,400	800,854	223,124	6,669,270	5,868,416
	2016	824,615	2,656,116	2,074,286	1,131,770	108,949	6,795,736	5,663,966
	2015	717,720	2,000,641	2,233,730	2,980,085	69,117	8,001,293	5,021,208
Orlando P. Carvalho Executive Vice President Aeronautics	2017	851,635	2,680,257	2,258,300	1,907,070	178,538	7,875,800	5,968,730
	2016	824,615	2,656,116	2,224,358	1,258,922	112,641	7,076,652	5,817,730
	2015	795,370	2,400,882	2,350,746	3,033,253	59,180	8,639,431	5,606,178
Maryanne R. Lavan Senior Vice President, General Counsel and Corporate Secretary	2017	791,635	2,160,161	2,044,980	1,574,612	73,965	6,645,353	5,070,741
	2016	765,288	2,128,100	2,025,960	1,059,605	71,590	6,050,543	4,990,938
	2015	744,704	2,080,765	3,073,510	1,475,058	53,873	7,427,910	5,952,852

*	See explanation of Total Without Change In Pension Value on page 51.

Salary (Column (c))

Salary is paid weekly in arrears. The amount of salary reported may vary from the approved annual rate of pay because the salary reported in the table is based on the actual number of weekly pay periods in a year.

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Executive Compensation

Stock Awards (Column (e))

Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (ASC 718), for RSUs granted in 2017, 2016 and 2015, and PSUs granted in 2017, 2016 and 2015, disregarding potential forfeitures based on service requirements.

	2017 Aggregate Grant Date Fair Value RSUs ($)	2017 Aggregate Grant Date Fair Value PSUs ($)
Ms. Hewson	3,563,904	5,940,349
Mr. Tanner	1,259,825	2,100,296
Mr. Bennett	1,004,805	1,675,452
Mr. Carvalho	1,004,805	1,675,452
Ms. Lavan	809,851	1,350,310

The ASC 718 grant date fair value of one 2017 RSU ($254.51), 2016 RSU ($206.37), and one 2015 RSU ($192.28), is the closing price of one share of our stock on the date of grant, discounted to take into account the deferred dividend equivalents that are accrued until vesting.

Values for the PSUs, which are subject to performance conditions, are based on the probable outcome on the grant date of three separate performance conditions (approximately 50% of the target shares are earned based upon Relative TSR, approximately 25% of the target shares are earned based upon Performance Cash, and approximately 25% of the target shares are earned based upon ROIC).

The grant date fair value of $266.41 for 2017, $212.37 for 2016, and $188.96 for 2015 for the Relative TSR portion of the PSU award was determined using a Monte Carlo simulation model. The value was determined using the historical stock price volatilities of the companies in our comparator group over the most recent 2.93-year period for 2017 and 2016 and 2.92-year period for 2015, assuming dividends for each company are reinvested on a continuous basis and a risk-free rate of interest of 1.47% for 2017, 1.03% for 2016, and 0.81% for 2015 and that deferred dividend equivalents accrued on shares earned will be paid in cash upon vesting. The grant date fair value of $254.51 for 2017, $206.37 for 2016, and $192.28 for 2015 for the Performance Cash and ROIC portions of the awards is based on the closing price of our stock on the date of grant, discounted to take into account the deferred dividend equivalents that are accrued until vesting. In addition to the level of performance achieved, the value of the PSUs earned will be determined by the price of our stock which may be more or less than the grant date fair value.

The maximum grant date fair values of the 2017 PSU awards, assuming a 200% maximum payout on all three metrics are as follows: Ms. Hewson: $11,880,697; Mr. Tanner: $4,200,593; Mr. Bennett: $3,350,904; Mr. Carvalho: $3,350,904 and Ms. Lavan: $2,700,620.

The maximum grant date fair values of the 2016 PSU awards, assuming a 200% maximum payout on all three metrics are as follows: Ms. Hewson: $11,535,598; Mr. Tanner: $4,015,313; Mr. Bennett: $3,320,349; Mr. Carvalho: $3,320,349 and Ms. Lavan: $2,660,547.

The maximum grant date fair values of the 2015 PSU awards, assuming a 200% maximum payout on all three metrics are as follows: Ms. Hewson: $11,206,028; Mr. Tanner: $4,017,182; Mr. Bennett: $2,501,498; Mr. Carvalho: $3,002,023; and Ms. Lavan: $2,601,754.

Non-Equity Incentive Plan Compensation (Column (g))

Includes the amount paid for annual incentive bonuses. The Compensation Committee will continue to use discretion to assess performance against objectives established at the beginning of the year. We also report amounts earned under our LTIP cash awards in the three-year period ending on December 31 of the year reported in Column (g) of the table.

The table below shows the respective 2017 annual incentive bonus and amount earned under the 2015-2017 LTIP and reported for each NEO:

	2017 Annual Incentive Payout ($)	2015-2017 LTIP Payout ($)
Ms. Hewson	5,072,300	3,245,760
Mr. Tanner	1,881,000	1,163,547
Mr. Bennett	1,388,900	724,500
Mr. Carvalho	1,388,900	869,400
Ms. Lavan	1,291,500	753,480

2018 Proxy Statement	49

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

Reports the present value of the change in pension benefit for the NEO for the year reported (for example, from December 31, 2016 to December 31, 2017) and is not the amount that will be paid to the NEO.

The disclosure is based on the Corporation’s final average compensation formula in its defined benefit plan which multiplies a percentage (1.25% of compensation below the social security wage base and 1.5% above that level) times years of service times the average of the employee’s highest three years of compensation in the last ten years ending with 2015. This is the same formula used for all participants accruing a pension benefit in 2017; none of the NEOs (including Ms. Hewson) has been credited with any extra years of service or provided a benefit from a special or enhanced formula. Under a three-year final average compensation formula, increasing service, age and compensation will result in an increase in the earned benefit. Prior to 2016, when an employee received a compensation increase, the three-year average compensation that went into the formula would likewise increase. In the past, the impact of that increase in the average would have been greater with a longer service employee because the pension formula multiplies the now-higher average compensation by years of service. Effective January 1, 2016, the pay element of the pension calculation was frozen. With pay no longer a factor, any increase in a NEO’s pension benefit is based on service alone. The year-over-year value is also affected by the changes in interest rate and life expectancy (longevity) assumptions.

The Summary Compensation Table uses the same interest rate and longevity assumptions that we use to report pension liabilities for all pension plan participants in our financial statements. These assumptions are updated annually for the year-end measurements of our pension plans. The amounts reported for 2017, 2016 and 2015 used a discount rate of 3.625%, 4.125% and 4.375%, respectively, as the interest rate. In October 2017, 2016, and 2015, the Society of Actuaries published revised longevity assumptions that refined its publication beginning in 2014. We used the revised assumptions indicating a shortened longevity compared with each prior year.

All Other Compensation (Column (i))

Perquisites and other personal benefits provided to the NEOs in 2017 included: security; annual executive physicals; business association expenses; use of corporate aircraft for personal travel; and travel for a family member accompanying the NEO while on business travel. Not all of the listed perquisites or personal benefits were provided to each NEO. In addition, the Corporation made available event tickets and a company-provided car and driver for personal commuting to some of the NEOs, but required the NEOs to reimburse the Corporation for the incremental cost to the Corporation in 2017 of such items. The cost of any category of the listed perquisites and personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and personal benefits for any NEO, except for: (i) security for Ms. Hewson ($138,731); (ii) personal use of the corporate aircraft for Ms. Hewson ($300,326); for Mr. Tanner ($35,272); for Mr. Bennett ($142,404); and for Mr. Carvalho ($47,720); and (iii) travel for a family member accompanying the NEO while on business travel for Mr. Carvalho ($32,268). The incremental cost for use of corporate aircraft for personal travel was calculated based on the total personal travel flight hours multiplied by the estimated hourly aircraft operating costs for 2017 (including fuel, maintenance, staff travel expenses, and other variable costs, but excluding fixed capital costs for the aircraft, hangar facilities, and staff salaries).

The incremental cost for personal security is calculated based on billings for services and equipment from third parties and for overtime and related expenses where the services are provided by the Corporation’s personnel. Given the nature of our business, additional security may be provided for travel in high-risk areas or to address particular situations. We believe that providing personal security in response to concerns arising out of employment by the Corporation is business-related.

In addition to perquisites, column (i) also contains items of compensation listed in the following table. All items are paid under broad-based programs for U.S. salaried employees except for the tax assistance and the Lockheed Martin Corporation Supplemental Savings Plan (NQSSP) and the Lockheed Martin Corporation Non-qualified Capital Accumulation Plan (NCAP) (together, the Nonqualified Defined Contribution Plans) match or Corporation contributions. Items include matching contributions made to eligible universities, colleges and other non-profit organizations under the Corporation’s matching gift programs available to all employees. Listed amounts may include contributions made in 2018 to match 2017 executive contributions.

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Executive Compensation

Other Items of Compensation Included in “All Other Compensation” Column (i)

Name	Tax Assistance for Business-Related Items ($)	Corporation Contributions to Qualified Defined Contribution Plans ($)	Corporation Contributions to Nonqualified Defined Contribution Plans ($)	Group Life Insurance ($)	Matching Gift Programs ($)
Ms. Hewson	88,546	9,189	94,005	15,438	1,600
Mr. Tanner	4,277	9,190	51,688	9,749	1,000
Mr. Bennett	3,561	9,189	42,866	12,747	10,000
Mr. Carvalho	38,255	11,400	40,017	8,305	0
Ms. Lavan	2,570	9,635	38,751	7,685	11,600

In 2017, the Corporation provided tax assistance on business-related items associated with taxable business association expenses, security expenses, non-resident state taxes on business travel and travel expenses for a family member accompanying the NEO while on business travel.

*Total Without Change in Pension Value

The separate column labeled “Total Without Change in Pension Value” shows total compensation as required to be disclosed by the SEC in column (j) less the amount shown in Change in Pension Value and Nonqualified Deferred Compensation Earnings in column (h). We provided this column because the amount reported in column (h) for Change in Pension Value is not current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the Change in Pension Value under applicable accounting rules is sensitive to assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are outside of the control of the Compensation Committee. The amounts shown in the separate column are not a substitute for the amounts reported in the Total column, and differ substantially from the amounts reported in the Total column for several reasons.

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Executive Compensation

2017 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(l)
Marillyn A. Hewson	-	MICP	207,638	2,966,250	5,932,500	-	-	-	0
	1/26/2017	RSU	-	-	-	0	14,003	14,003	3,563,904
	-	LTIP	148,500	2,376,000	4,752,000	-	-	-	0
	1/26/2017	PSU	-	-	-	1,459	22,819	45,638	5,940,349
Bruce L. Tanner	-	MICP	77,000	1,100,000	2,200,000	-	-	-	0
	1/26/2017	RSU	-	-	-	0	4,950	4,950	1,259,825
	-	LTIP	52,500	840,000	1,680,000	-	-	-	0
	1/26/2017	PSU	-	-	-	516	8,068	16,136	2,100,296
Dale P. Bennett	-	MICP	56,858	812,250	1,624,500	-	-	-	0
	1/26/2017	RSU	-	-	-	0	3,948	3,948	1,004,805
	-	LTIP	41,875	670,000	1,340,000	-	-	-	0
	1/26/2017	PSU	-	-	-	412	6,436	12,872	1,675,452
Orlando P. Carvalho	-	MICP	56,858	812,250	1,624,500	-	-	-	0
	1/26/2017	RSU	-	-	-	0	3,948	3,948	1,004,805
	-	LTIP	41,875	670,000	1,340,000	-	-	-	0
	1/26/2017	PSU	-	-	-	412	6,436	12,872	1,675,452
Maryanne R. Lavan	-	MICP	52,868	755,250	1,510,500	-	-	-	0
	1/26/2017	RSU	-	-	-	0	3,182	3,182	809,851
	-	LTIP	33,750	540,000	1,080,000	-	-	-	0
	1/26/2017	PSU	-	-	-	332	5,187	10,374	1,350,310

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns (c), (d) and (e))

Includes annual incentive grants (MICP) for 2017 and LTIP grants for the 2017-2019 period ending December 31, 2019.

The MICP measures performance over a one-year period and is described under “2017 Annual Incentive” on page 38. The threshold, or minimum amount payable (assuming an award is earned), is 7% of target while the maximum is 200% of target.

The LTIP award measures performance against three separate metrics described under “2017 Long-Term Incentive Compensation” on page 40. The threshold is the minimum amount payable for a specified level of performance stated in the LTIP award agreement. For the 2017-2019 award, the threshold amount payable is 6.25% of the target award. The maximum award payable under the LTIP award is 200% of target value. Awards are subject to forfeiture upon termination of employment prior to the end of the performance cycle, except in the event of retirement, death, disability, divestiture or layoff. If death, disability, or divestiture occurs prior to the end of the performance period, LTIP awards are prorated. If the employee retires or is laid off after July 26, 2017, but prior to the end of the performance period, the LTIP awards are prorated. Following a change in control, the 2017-2019 LTIP awards vest at the target amount upon involuntary termination without cause or voluntary termination with good reason or if the successor does not assume the LTIP awards.

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Executive Compensation

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (f), (g) and (h))

Shows the number of RSUs granted by the Compensation Committee on January 26, 2017. The RSU grants made to the NEOs were subject to forfeiture to the extent the value of the RSUs granted to a recipient on the award date was greater than 0.2% for the CEO and 0.1% for each of the other NEOs of 2017 Performance Cash. Based on 2017 Performance Cash, none of the RSUs were forfeited. The RSUs vest on the third anniversary of the date of grant or upon death or disability. The 2017 RSUs are prorated upon divestiture if not assumed by the successor. Following a change in control, the RSUs vest upon involuntary termination without cause or voluntary termination for good reason or if the successor does not assume the RSUs. If the employee retires or is laid off after July 26, 2017, but prior to the third anniversary of the date of grant, the RSUs become nonforfeitable and are paid at the end of the vesting period. During the vesting period, deferred dividend equivalents are accrued and subject to the same vesting schedule as the underlying RSUs. At the end of the vesting period, the RSUs are paid in shares of stock and the accrued dividend equivalents are paid in cash. If any tax withholding is required on the 2017 RSUs or accrued dividend equivalents during the vesting period (for example, on account of retirement eligibility), the RSUs provide for accelerated vesting of the number of shares or accrued dividend equivalents required to satisfy the tax withholding. The award is then reduced either by the number of shares or by the amount of accrued dividend equivalents subject to acceleration of vesting for tax withholding. The table includes PSU awards for the 2017-2019 period ending December 31, 2019. At the end of the three-year vesting period, which ends on the third anniversary of the date of grant, the amount earned is payable in shares of stock and cash representing deferred dividend equivalents accrued on the earned shares during the three-year performance period. Awards are subject to forfeiture upon termination of employment prior to the end of the vesting period, except in the event of termination following retirement, or layoff occurring after July 26, 2017, death, disability or divestiture. In any of these events, PSU awards are paid out at the end of the vesting period on a prorated basis. Following a change in control, the PSUs vest at the target amount upon involuntary termination without cause or voluntary termination with good reason or if the successor does not assume the PSUs.

Shares are earned under the PSU awards based upon performance against three separate metrics described under “PSU Awards” on page 41. If performance falls below the threshold level of performance for a metric, no shares would be earned with respect to that metric. Assuming any payment is earned, the minimum amount payable under the PSU award is 25% of the target shares attributable to ROIC or Performance Cash, the lowest level payable under these metrics. The maximum number of shares payable under the PSU is 200% of the number of target shares.

Grant Date Fair Value of Stock Awards (Column (1))

Represents the aggregate grant date fair value computed in accordance with FASB ASC 718 for RSUs and PSUs granted in 2017, disregarding potential forfeitures based on service requirements.

The grant date fair value of the 2017 RSU grant is $254.51 per RSU, which is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferred dividend equivalents accrued until vesting.

The grant date fair value for the PSUs, which are subject to performance conditions, is based on the probable outcome of each of the three performance conditions. The grant date fair value of $266.41 for the Relative TSR portion of the award is determined using a Monte Carlo simulation model. The grant date fair value of $254.51 for the Performance Cash and ROIC portions of the awards is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferred dividend equivalents accrued until vesting.

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Executive Compensation

Outstanding Equity Awards at 2017 Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested [1] (#)		Market Value of Shares or Units of Stock That Have Not Vested [2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested [3] (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [4] ($)
(a)	(b)	(e)	(f)	(g)		(h)	(i)		(j)
Marillyn A. Hewson	82,935	82.01	1/28/2022	14,003	[5]	4,495,663	22,819	[6]	7,326,041
	59,434	79.60	1/29/2021	16,005	[7]	5,138,405	48,318	[8]	15,512,495
	-	-	-	16,679	[9]	5,354,793	-		-
	-	-	-	42,745	[10]	13,723,282	-		-
Bruce L. Tanner	97,213	82.01	1/28/2022	4,950	[5]	1,589,198	8,068	[6]	2,590,231
	64,531	79.60	1/29/2021	5,570	[7]	1,788,249	16,819	[8]	5,399,740
	55,000	74.89	1/31/2020	5,979	[9]	1,919,558	-		-
	-	-	-	15,324	[10]	4,919,770	-		-
Dale P. Bennett	-	-	-	3,948	[5]	1,267,505	6,436	[6]	2,066,277
	-	-	-	4,638	[7]	1,489,030	13,908	[8]	4,465,163
	-	-	-	3,748	[9]	1,203,295	-		-
	-	-	-	9,541	[10]	3,063,138	-		-
Orlando P. Carvalho	29,705	82.01	1/28/2022	3,948	[5]	1,267,505	6,436	[6]	2,066,277
	20,466	79.60	1/29/2021	4,638	[7]	1,489,030	13,908	[8]	4,465,163
	15,300	74.89	1/31/2020	4,497	[9]	1,443,762	-		-
	-	-	-	11,451	[10]	3,676,343	-		-
Maryanne R. Lavan	-	-	-	3,182	[5]	1,021,581	5,187	[6]	1,665,286
	-	-	-	3,690	[7]	1,184,675	11,144	[8]	3,577,781
	-	-	-	3,871	[9]	1,242,785	-		-
	-	-	-	9,924	[10]	3,186,100	-		-

(1)

We reported RSUs granted in January 2017 as equity incentive awards in columns (f) through (h) of the “2017 Grants of Plan-Based Awards” table because there was the potential for forfeiture based on failure to achieve the performance metrics specified in the award agreements. For this table, we reported the January 2017 RSUs in columns (g) and (h) because the performance feature of the RSU grants was satisfied at the end of 2017. This column also includes PSUs granted on January 29, 2015 for the 2015-2017 performance period. The vesting period for the PSUs ended on January 29, 2018 and the performance period ended on December 31, 2017. The number of shares shown in column (g) for the 2015-2017 PSUs is the number of shares earned under the PSU metrics and paid upon vesting. NEOs also receive a cash payment for deferred dividend equivalents accrued through vesting.

(2)

The market value shown in column (h) is calculated by multiplying the number of shares shown in column (g) by the December 29, 2017 per share closing price of our stock ($321.05). NEOs also receive a cash payment for deferred dividend equivalents accrued through vesting.

(3)

Represents PSUs granted on January 26, 2017 for the 2017-2019 performance period and on January 28, 2016 for the 2016-2018 performance period; the PSUs are earned and paid out in shares of our stock at the end of the three-year vesting period based upon performance on three separate metrics (Relative TSR, Performance Cash, and ROIC). The number of shares of stock shown in column (i) is based upon the threshold level of performance for each of the three metrics or, if performance to date on the metric has exceeded the threshold level (as is the case for performance through December 31, 2017), the estimated level of performance as of December 31, 2017. Performance under each metric is determined separately, with the three results added together to obtain the number of shares shown in column (i). NEOs also receive a cash payment for deferred dividend equivalents accrued through vesting.

(4)	The market value shown in column (j) is calculated by multiplying the number of PSUs reported in column (i) by the December 29, 2017 per share closing price of our stock ($321.05).
(5)	Represents RSUs granted on January 26, 2017, which vest January 26, 2020, except that vesting may occur earlier as described in the “2017 Grants of Plan-Based Awards” table.
(6)

Represents PSUs granted on January 26, 2017 and which are earned over a three-year period but provide for pro rata payments for certain terminations as described in the “2017 Grants of Plan-Based Awards” table.

(7)	Represents RSUs granted on January 28, 2016, which vest on January 28, 2019, except that vesting may occur earlier as described in the “2017 Grants of Plan-Based Awards” table.
(8)

Represents PSUs granted on January 28, 2016 and which are earned over a three-year period but provide for pro rata payments for certain terminations as described in the “2017 Grants of Plan-Based Awards” table.

(9)	Represents RSUs granted on January 29, 2015, which vested on January 29, 2018.
(10)	Represents PSUs granted on January 29, 2015, which vested on January 29, 2018.

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Executive Compensation

Option Exercises and Stock Vested During 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise [1] ($)	Number of Shares Acquired on Vesting [2] (#)	Value Realized on Vesting [3] ($)
(a)	(b)	(c)	(d)	(e)
Marillyn A. Hewson	-	-	77,453	19,635,458
Bruce L. Tanner	49,700	11,107,319	28,116	7,127,798
Dale P. Bennett	-	-	17,081	4,330,311
Orlando P. Carvalho	-	-	20,938	5,308,060
Maryanne R. Lavan	-	-	18,444	4,675,813

(1)	Value realized was calculated based on the difference between the aggregate exercise price of the options and the weighted average sale price per share on the date of exercise and sale.
(2)

Vesting on January 27, 2017 of RSUs and PSUs granted on January 27, 2014 following the three-year vesting period and accelerated vesting on January 26, 2017 of a portion of RSUs granted on January 28, 2016 equal to the value of the tax withholding obligation due upon retirement-eligibility of the NEO and following the Board’s certification of the one-year performance goal based on the per share closing price on the date of vesting. Represents aggregate number of shares vested prior to disposition of shares to the Corporation to satisfy tax withholding obligation.

(3)

Value realized was calculated based on the number of shares acquired on vesting multiplied by the per share closing price of our common stock on the date of vesting (January 27, 2017, $253.50 and January 26, 2017, $254.97).

2017 Pension Benefits

During 2017, the NEOs participated in the Lockheed Martin Corporation Salaried Employee Retirement Program (LMRP), which is a combination of several prior plans (collectively, the “Prior Plan”) for salaried employees with some protected benefits.

The calculation of retirement benefits under the LMRP is determined by a formula that takes into account the participant’s years of credited service and average compensation for the highest three years of the last ten years of employment ending with 2015. Average compensation includes the NEO’s base salary and annual incentive bonuses. NEOs must have either five years of service or be actively employed by the Corporation at age 65 to vest in the LMRP. Normal retirement age is 65; however, benefits are payable as early as age 55 at a reduced amount or without reduction at age 60. Benefits are payable as a monthly annuity for the lifetime of the employee, as a joint and survivor annuity, as a life annuity with a five- or ten-year guarantee, or as a level income annuity.

The calculation of retirement benefits under the Prior Plan is based on a number of formulas, some of which take into account the participant’s years of credited service and pay over the career of the NEO. Certain other formulas in the Prior Plan are based upon the final average compensation and credited service of the employee. Pay under certain formulas in the Prior Plan currently includes salary, commissions, overtime, shift differential, lump sum pay in lieu of a salary increase, annual incentive bonuses awarded that year, and pre-tax employee contributions. A portion of the pension benefits for Mr. Tanner was earned under the Prior Plan.

All of the NEOs were vested and eligible for early retirement as of December 31, 2017 under the LMRP.

During 2017, the NEOs also participated in the Lockheed Martin Corporation Supplemental Retirement Plan (Supplemental Pension), which is a restorative plan and provides benefits in excess of the benefit payable under IRS rules through the LMRP, our tax-qualified plan (see the footnote to column (d) to the “2017 Pension Benefits” table on page 56).

In July 2014, the Corporation announced that the LMRP will be frozen in two steps. Increases in compensation are no longer taken into account effective January 1, 2016. Increases in service will no longer be taken into account effective January 1, 2020. This change in plan structure also carries over to the Supplemental Pension benefit accruals available to the NEOs. Retirement benefits earned thereafter will be paid through defined contribution plans. As part of the transition to paying retirement benefits from defined contribution plans, beginning in 2016 eligible salaried employees (including the NEOs) receive a 2% Corporation contribution to the Lockheed Martin Corporation Salaried Savings Plan. The NEOs continue to receive the 2% Corporation contribution in the NCAP after reaching the Internal Revenue Code limitation for this contribution in the qualified plan. This contribution will increase to 6% beginning in 2020. Employees (none of which are NEOs) hired after January 1, 2006 do not participate in the LMRP and already receive the 6% contribution.

2018 Proxy Statement	55

Executive Compensation

2017 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Marillyn A. Hewson	Lockheed Martin Corporation Salaried Employee Retirement Program	35.1	2,002,129	0
	Lockheed Martin Corporation Supplemental Retirement Plan	-	48,810,253	0
Bruce L. Tanner	Lockheed Martin Corporation Salaried Employee Retirement Program	35.1	1,907,182	0
	Lockheed Martin Corporation Supplemental Retirement Plan	-	17,639,101	0
Dale P. Bennett	Lockheed Martin Corporation Salaried Employee Retirement Program	36.6	2,071,535	0
	Lockheed Martin Corporation Supplemental Retirement Plan	-	12,694,683	0
Orlando P. Carvalho	Lockheed Martin Corporation Salaried Employee Retirement Program	37.5	2,098,578	0
	Lockheed Martin Corporation Supplemental Retirement Plan	-	14,638,144	0
Maryanne R. Lavan	Lockheed Martin Corporation Salaried Employee Retirement Program	27.8	1,634,163	0
	Lockheed Martin Corporation Supplemental Retirement Plan	-	10,916,539	0

Plan Name (Column (b))

The Lockheed Martin Corporation Supplemental Retirement Plan (Supplemental Pension) uses the same formula for benefits as the tax-qualified plan uses for calculating the NEO’s benefit. Although all service recognized under the tax-qualified plan is recognized under the Supplemental Pension, a benefit would be earned under the Supplemental Pension only in years when the NEO’s total accrued benefit would exceed the benefit accrued under the tax-qualified plan. The Supplemental Pension benefits are payable in the same form as benefits are paid under the LMRP, except lump sum payments are available under the Supplemental Pension.

Present Value of Accumulated Benefit (Column (d))

The amounts in column (d) were computed using the same assumptions we used to account for pension liabilities in our financial statements and as described in Note 11 to our financial statements contained in our 2017 Annual Report, except that the amounts were calculated based on benefits commencing at age 60 (or current age if greater). We used these ages rather than the plan’s normal retirement age of 65 because an employee may commence receiving pension benefits at age 60 without any reduction for early commencement. A portion of Mr. Tanner’s benefit was earned under the Prior Plan that applies a reduction for early commencement at age 60. The amounts shown for Mr. Tanner reflect the reduction for early commencement of the benefit. Amounts paid under our plans use assumptions contained in the plans and may be different than those used for financial statement reporting purposes. Only the benefit payable under the Supplemental Pension is payable in the form of a lump sum. If a NEO elected a lump sum payment, the amount of the lump sum would be based on plan assumptions and not the assumptions used for financial statement reporting purposes. As a result, the actual lump sum payment would be an amount different than what is reported in this table. The age of the NEO at retirement would also impact the size of the lump sum payment. The amount using plan assumptions is shown on the “Potential Payments Upon Termination or Change in Control” table.

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2017 Nonqualified Deferred Compensation

Participants in our tax-qualified 401(k) plan may defer up to 40% of base salary on a pre-tax, Roth or after-tax basis. In addition, we make a matching contribution equal to 50% of up to the first 8% of base salary contributed by the participant. Employee and Corporation matching contributions in excess of the Internal Revenue Code limitations may be contributed to the NQSSP on a pre-tax basis at the election of the NEO. In 2016, we also began making Corporation contributions in excess of the Internal Revenue Code limitations to the NCAP equal to 2% of the NEO’s base salary. Employee contributions, matching and Corporation contributions to the plans are nonforfeitable at all times. NQSSP and NCAP contributions are credited with earnings or losses, as appropriate, based on the investment option or options in which the account has been invested, as elected by the participant. Each of the NQSSP and NCAP investment options is available under our tax-qualified 401(k) plan for salaried employees. The NQSSP and NCAP provide for payment following termination of employment in a lump sum or up to 25 annual installments at the participant’s election. All amounts accumulated and unpaid under the NQSSP and NCAP must be paid in a lump sum within 15 calendar days following a change in control.

The Deferred Management Incentive Compensation Plan (DMICP) provides the opportunity to defer, until termination of employment or beyond, the receipt of all or a portion of annual incentive bonuses and LTIP awards. NEOs may elect any of the investment funds available in the NQSSP (with the exception of the Company Stock Fund) or two investment alternatives available only under the DMICP for crediting earnings (losses). Under the DMICP Stock Investment Option, earnings (losses) on deferred amounts will accrue at a rate that tracks the performance of our common stock, including reinvestment of dividends. Under the DMICP Interest Investment Option, earnings accrue at a rate equivalent to the then published rate for computing the present value of future benefits under Cost Accounting Standards 415, Deferred Compensation (CAS 415 rate). The Interest Investment Option was closed to new deferrals and transfers from other investment options effective July 1, 2009. Amounts credited to the Stock Investment Option may not be reallocated to other options. In addition, Stock Investment Option deferrals will be paid in shares of our common stock upon distribution. The DMICP provides for payment in January or July following termination of employment in a lump sum or up to 25 annual installments at the NEO’s election. All amounts accumulated under the DMICP must be paid in a lump sum within 15 days following a change in control.

2018 Proxy Statement	57

Executive Compensation

2017 Nonqualified Deferred Compensation

This table reports compensation earned by the NEOs and deferred under NQSSP, NCAP and DMICP. The NQSSP is a nonqualified 401(k) plan with a match on a portion of the salary deferral. The NCAP is a nonqualified defined contribution excess plan with Corporation contributions. The DMICP is a nonqualified deferred compensation plan through which participants may defer two types of compensation:

●	Annual incentive bonus (DMICP (Bonus)).

●	Amounts payable under our LTIP program (DMICP (LTIP)).

Name		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
(a)		(b)	(c)	(d)	(f)
Marillyn A. Hewson	NQSSP	326,615	65,007	953,320	5,346,620
	NCAP	-	28,998	4,494	60,839
	DMICP (Bonus)	0	-	3,882,488	26,501,813
	DMICP (LTIP)	0	-	2,284,851	15,407,474
	TOTAL	326,615	94,005	7,125,153	47,316,746
Bruce L. Tanner	NQSSP	229,970	36,795	1,063,517	5,657,630
	NCAP	-	14,893	2,517	31,295
	DMICP (Bonus)	868,340	-	581,950	3,266,410
	DMICP (LTIP)	1,045,100	-	117,420	1,162,520
	TOTAL	2,143,410	51,688	1,765,404	10,117,855
Dale P. Bennett	NQSSP	193,215	30,914	325,020	2,431,238
	NCAP	-	11,952	1,738	24,728
	DMICP (Bonus)	682,159	-	1,133,568	6,442,229
	DMICP (LTIP)	320,345	-	479,131	2,769,244
	TOTAL	1,195,719	42,866	1,939,457	11,667,439
Orlando P. Carvalho	NQSSP	84,196	28,065	6,936	119,197
	NCAP	-	11,952	1,982	25,010
	DMICP (Bonus)	0	-	76,796	325,331
	DMICP (LTIP)	0	-	0	0
	TOTAL	84,196	40,017	85,714	469,538
Maryanne R. Lavan	NQSSP	119,095	28,022	301,827	2,582,998
	NCAP	-	10,729	1,758	22,363
	DMICP (Bonus)	24,122	-	412,462	1,723,326
	DMICP (LTIP)	24,122	-	280,094	1,227,941
	TOTAL	167,339	38,751	996,141	5,556,628

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Executive Compensation

Executive Contributions in Last Fiscal Year (Column (b))

Includes salary deferrals to NQSSP in 2017, annual incentive bonus paid in 2017 for 2016 performance deferred to DMICP, and LTIP paid in 2017 for the 2014-2016 performance period deferred to the DMICP.

Registrant Contributions in Last Fiscal Year (Column (c))

Includes Corporation matching contributions to NQSSP made in 2017 and Corporation contributions made to NCAP in 2017. The NQSSP match and NCAP Corporation contributions are also included in column (i) of the “Summary Compensation Table.”

Aggregate Balance at Last Fiscal Year End (Column (f))

The following table lists the amounts reported as executive or registrant contributions in columns (b) and (c) of the “2017 Nonqualified Deferred Compensation” table that are also reported as compensation in the “Summary Compensation Table” for 2017. These contributions consist of NEO and Corporation matching contributions made to the NQSSP and Corporation contributions made to the NCAP for service in 2017. Contributions with respect to 2017 performance deferred in 2018 (annual incentive bonus and LTIP) are not included as these amounts are not credited until 2018, and are not included in column (f). The following table also lists the amounts reported in column (f) as part of the Aggregate Balance at Last FYE (2017) that is reported as compensation for prior years in the “Summary Compensation Table” for years beginning with 2006. For 2017, there were no earnings in excess of 120% of the applicable federal rate.

		Of Amount Reported in Column (f)
Name	Aggregate Balance at December 31, 2017 in Column (f) ($)	NEO and Corporation Contributions to NQSSP and Corporation Contributions to NCAP Reported in “Summary Compensation Table” for 2017 ($)	Amount Reported in “Summary Compensation Table” for Prior Years (Beginning with 2006) ($)
Ms. Hewson	47,316,746	420,620	21,729,114
Mr. Tanner	10,117,855	281,657	5,479,341
Mr. Bennett	11,667,439	236,081	2,866,368
Mr. Carvalho	469,538	124,214	10,873
Ms. Lavan	5,556,628	157,847	637,094

2018 Proxy Statement	59

Executive Compensation

Potential Payments Upon Termination or Change in Control

The table below summarizes the benefits that become payable to a NEO at, following, or in connection with retirement, change in control, death, disability, layoff, divestitures, termination or resignation under the terms of our benefit plans.

SUMMARY OF PAYMENT TRIGGERS

PENSION-QUALIFIED[1]

Retirement – Annuity payable on a reduced basis at age 55; annuity payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.

Change in Control – No acceleration.

Death/Disability/Layoff – Spousal annuity benefit as required by law in event of death unless waived by spouse. For either (i) disability between age 53 and 55 with eight years of service or (ii) layoff between age 53 and 55 with eight years of service or before age 55 with 25 years of service, participant is eligible for the more favorable actuarial reductions for participants terminating after age 55.

Divestiture – No provisions; absent a negotiated transfer of liability to buyer, treated as retirement or termination.

Termination/Resignation – Annuity payable on a reduced basis at age 55; annuity payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.

SUPPLEMENTAL PENSION[1]

Retirement – Annuity or lump sum at later of age 55 or termination, same early reductions applied as for Pension-Qualified.

Change in Control – Lump sum.

Death/Disability/Layoff – Annuity or lump sum at later of age 55 or termination, same provisions as Pension-Qualified for spousal waiver, disability, and layoff.

Divestiture – No provisions; absent a negotiated transfer of liability to successor, treated as retirement or termination.

Termination/Resignation – Annuity or lump sum, same early reductions applied as for Pension-Qualified.

LTIP (2016-2018 and 2017-2019)

Retirement/Death/Disability/Layoff – Prorated payment at the end of the three-year performance period for retirement, death, disability or layoff during that period, subject to six-month minimum service from date of grant for retirement and layoff.

Change in Control – Immediate payment at target for change in control event occurring during performance cycle if not assumed by successor; immediate payment at target following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control during performance cycle if award is assumed by successor.

Divestiture[2] – Prorated payment at the end of the three-year performance period for divestiture during that period.

Termination/Resignation – Forfeited if termination occurs prior to becoming retirement-eligible; termination on or after (i) age 55 and ten years of service or (ii) age 65 with at least six months of service during performance cycle is treated as retirement-eligible.

RSUs

Retirement – Continued vesting of RSUs and dividend equivalents subject to six-month minimum service from date of grant.

Change in Control – Immediate vesting of RSUs and dividend equivalents if not assumed by successor. Immediate vesting following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control if assumed by successor.

Death/Disability/Layoff – Continued vesting of RSUs and dividend equivalents after layoff, subject to six-month minimum service from date of grant. Immediate vesting following death or disability.

Divestiture[2] – Immediate vesting of RSUs and dividend equivalents for 2015 grants. Unless assumed by the successor, 2016 and 2017 RSU grants will vest on a pro-rata basis based on the days into the vesting period at closing unless the employee is retirement-eligible in which case the RSU grant will continue to vest until the vesting date.

Termination/Resignation – Forfeit unvested RSUs and dividend equivalents if termination occurs prior to becoming retirement-eligible. Termination on or after (i) age 55 and ten years of service or (ii) age 65 with at least six months of service from date of grant is treated as retirement-eligible.

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Executive Compensation

PSUs (2016-2018 and 2017-2019)

Retirement/Death/Disability/Layoff – Prorated payment of PSUs and dividend equivalents at the end of the three-year performance period for retirement, death, disability or layoff during that period subject to six-month minimum service from date of grant for retirement and layoff.

Change in Control – Immediate vesting of PSUs and dividend equivalents at target if award is not assumed by successor. Immediate payment at target following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control if assumed by successor.

Divestiture[2] – Prorated payment of PSUs and dividend equivalents at the end of the three-year performance period for divestiture during that period.

Termination/Resignation – Forfeit PSUs and dividend equivalents if termination occurs prior to becoming retirement-eligible; termination on or after (i) age 55 and ten years of service, or (ii) age 65 with at least six months of service from date of grant is treated as retirement-eligible.

EXECUTIVE SEVERANCE PLAN

Retirement – No payment.

Change in Control – No payment unless terminated.

Death/Disability – No payment.

Layoff – Payment of a lump sum amount equal to a multiple of salary, annual bonus equivalent, and health care continuation coverage cost plus outplacement services and relocation assistance. The multiple of salary and annual bonus equivalent for the CEO is 2.99; for all other NEOs it is 1.0.

Divestiture – No payment.

Termination/Resignation – No payment.

ANNUAL INCENTIVE BONUS[3]

Retirement – Payment may be prorated for retirement during the year with six months of participation in the year.

Change in Control – No provision.

Death/Disability – Payment may be prorated for death, disability or layoff during the year with three months of participation in the year.

Layoff – No payment if payment is made under the Executive Severance Plan. Otherwise, payment may be prorated with six months of participation in the year.

Divestiture – No provision.

Termination/Resignation – No payment will be made for termination/resignation during the year.

DMICP[4]

Retirement – Lump sum or installment payment in accordance with NEO elections.

Change in Control – Immediate lump sum payment.

Death/Disability/Layoff – Lump sum or installment payments in accordance with NEO elections, except lump sum only for layoff prior to age 55.

Divestiture – Follows termination provisions.

Termination/Resignation – Lump sum if termination is prior to age 55; after age 55, lump sum or installment payment in accordance with NEO elections.

NQSSP/NCAP[4]

Retirement – Lump sum or installment payments in accordance with NEO elections.

Change in Control – Immediate lump sum payment.

Death/Disability/Layoff – Lump sum for death; for disability or layoff, lump sum or installment payments in accordance with NEO elections.

Divestiture – Follows termination provisions.

Termination/Resignation – Lump sum or installment payments in accordance with NEO elections.

(1)	See “2017 Pension Benefits” table for present value of accumulated benefit.
(2)

Divestiture is defined as a transaction which results in the transfer of control of a business operation to any person, corporation, association, partnership, joint venture, or other business entity of which less than 50 percent of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled directly or indirectly by us, one or more of our subsidiaries, or by a combination thereof following the transaction.

(3)	See “Compensation Discussion and Analysis” for discussion of annual incentive bonus payment calculation.
(4)	See “Aggregate Balance at Last FYE” column in “2017 Nonqualified Deferred Compensation” table for amounts payable.

2018 Proxy Statement	61

Executive Compensation

Potential Payments Upon Termination or Change in Control

The following table quantifies the payments under our executive compensation programs in RSU, LTIP and PSU awards and the lump sum payable under the Supplemental Pension that would be made assuming a termination event had occurred on December 31, 2017. Payments under other plans do not change as a result of the termination event, and quantification of those payments is found elsewhere in this Proxy Statement; benefits under plans available generally to salaried employees also are not included. The table shows amounts that would actually be paid on or shortly after December 31, 2017 on account of the trigger event. Amounts that are contingent upon future performance, continued vesting or already earned as of December 31, 2017 are described and quantified in the footnotes following the table. Award agreements for the NEOs contain post-employment restrictive covenants and to receive a supplemental severance benefit, an executive must execute a release of claims and an agreement containing two-year post-employment non-compete and non-solicitation covenants.

Name		Retirement ($)	Change In Control ($)	Death/ Disability ($)	Layoff ($)	Divestiture ($)	Termination/ Resignation ($)
Marillyn A. Hewson	Supplemental Pension	46,615,029	46,615,029	46,615,029	46,615,029	46,615,029	46,615,029
	LTIP	0	4,683,000	0	0	0	0
	RSUs	0	15,660,993	15,660,993	0	5,694,711	0
	PSUs	0	26,771,251	0	0	0	0
	Executive Severance	0	0	0	13,966,604	0	0
	TOTAL	46,615,029	93,730,273	62,276,022	60,581,633	52,309,740	46,615,029
Bruce L. Tanner	Supplemental Pension	17,131,570	17,131,570	17,131,570	17,131,570	17,131,570	17,131,570
	LTIP	0	1,643,000	0	0	0	0
	RSUs	0	5,535,044	5,535,044	0	2,041,410	0
	PSUs	0	9,464,078	0	0	0	0
	Executive Severance	0	0	0	2,121,710	0	0
	TOTAL	17,131,570	33,773,692	22,666,614	19,253,280	19,172,980	17,131,570
Dale P. Bennett	Supplemental Pension	12,262,075	12,262,075	12,262,075	12,262,075	12,262,075	12,262,075
	LTIP	0	1,334,000	0	0	0	0
	RSUs	0	4,131,666	4,131,666	0	1,279,680	0
	PSUs	0	7,013,861	0	0	0	0
	Executive Severance	0	0	0	1,689,324	0	0
	TOTAL	12,262,075	24,741,602	16,393,741	13,951,399	13,541,755	12,262,075
Orlando P. Carvalho	Supplemental Pension	14,385,572	14,385,572	14,385,572	14,385,572	14,385,572	14,385,572
	LTIP	0	1,334,000	0	0	0	0
	RSUs	0	4,387,397	4,387,397	0	1,535,411	0
	PSUs	0	7,462,159	0	0	0	0
	Executive Severance	0	0	0	1,703,383	0	0
	TOTAL	14,385,572	27,569,127	18,772,968	16,088,955	15,920,982	14,385,572
Maryanne R. Lavan	Supplemental Pension	10,601,824	10,601,824	10,601,824	10,601,824	10,601,824	10,601,824
	LTIP	0	1,072,000	0	0	0	0
	RSUs	0	3,604,178	3,604,178	0	1,321,676	0
	PSUs	0	6,164,946	0	0	0	0
	Executive Severance	0	0	0	1,580,270	0	0
	TOTAL	10,601,824	21,442,947	14,206,001	12,182,094	11,923,499	10,601,824

Termination/Resignation

Resignation by executives who are eligible for retirement, for purposes of this table, is treated as retirement. All NEOs were eligible for retirement as of December 31, 2017.

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Executive Compensation

Supplemental Pension

The Supplemental Pension lump sum value was calculated using plan assumptions and age of the executive as of December 31, 2017. Payments under the Supplemental Pension do not commence prior to age 55, except in the case of a change in control. The Supplemental Pension assumptions in effect for December 31, 2017, are a 4.00 percent discount rate (1.75 percent for benefits earned prior to 2005) and the mortality tables applicable to lump sum distributions for qualified plans under section 417(e) of the Internal Revenue Code (1983 Group Annuity Mortality for benefits earned prior to 2005; and after 2004 if the resulting benefit is larger). The Supplemental Pension assumptions are set forth in the plan document and may be different than the assumptions used to calculate the accrued benefit reported in the “2017 Pension Benefits” or “Summary Compensation” tables or for financial reporting.

Long-Term Incentive Performance Awards

The table shows an amount payable in the event of a change in control trigger event for the 2016-2018 and 2017-2019 LTIP performance periods. For a trigger event based upon death, disability, retirement (or resignation after satisfying the requirements for retirement), layoff or divestitures on December 31, 2017, amounts (if any) for the 2016-2018 and 2017-2019 LTIP performance periods would not be payable until after the end of the performance period. The estimated prorated amounts payable for the 2016-2018 performance cycle based on performance through December 31, 2017 are: Ms. Hewson: $2,692,846; Mr. Tanner: $937,302; Mr. Bennett: $775,054; Mr. Carvalho: $775,054; and Ms. Lavan: $620,977. The estimated prorated amounts payable for the 2017-2019 performance cycle based on performance through December 31, 2017 are: Ms. Hewson: $940,802; Mr. Tanner: $332,607; Mr. Bennett: $265,293; Mr. Carvalho: $265,293; and Ms. Lavan: $213,819. The table does not include amounts for the 2015-2017 performance cycle as these amounts are reported in the Summary Compensation Table (see notes to column (g)).

Restricted Stock Units

All 2015, 2016 and 2017 RSUs would continue to vest for retirement or layoff occurring on December 31, 2017, and would not become payable until January 2018, January 2019 and January 2020, respectively, and are not included in the table. For a change in control (assuming satisfaction of the double trigger), death, disability or divestiture, the reported value of the RSUs was based upon the closing price of our stock on December 29, 2017 ($321.05) plus deferred dividend equivalents that accrued. The amounts for retirement or layoff on December 31, 2017 are not payable until the end of the respective vesting periods (January 2018, January 2019 and January 2020 for the 2015, 2016 and 2017 RSUs, respectively) but would have the same value on December 31, 2017 as the amounts shown for immediate payment on account of death, disability and divestiture.

Performance Stock Units

The table shows an amount payable in the event of a change in control trigger event for the 2015-2017, 2016-2018 and 2017-2019 performance periods. The amount shown for the PSUs upon a change in control is the target level of the shares valued using the closing price of our stock on December 29, 2017 ($321.05) plus deferred dividend equivalents that accrued. The table assumes the double trigger occurred. For a trigger event based upon death, disability, retirement (or resignation after satisfying the requirements for retirement), layoff or divestitures on December 31, 2017, amounts (if any) for the 2015-2017, 2016-2018 and 2017-2019 PSU performance periods would be paid on a prorated basis following the end of the applicable performance period. The payments estimated to be paid on a non-prorated basis following the end of the performance cycle using the December 29, 2017 stock price are reported for the 2015-2017 PSU performance cycle in column (h) of the Outstanding Equity Awards at 2017 and for 2016-2018 and 2017-2019 in column (j) of that table. The prorated amounts for a trigger event occurring on December 31, 2017 plus deferred dividend equivalents that accrued are for each cycle: (i) 2015-2017 cycle: Ms. Hewson: $14,222,267; Mr. Tanner: $5,098,232; Mr. Bennett: $3,174,958; Mr. Carvalho: $3,810,017; and Ms. Lavan: $3,301,970; (ii) 2016-2018 cycle: Ms. Hewson: $10,405,414; Mr. Tanner: $3,621,695; Mr. Bennett: $2,995,725; Mr. Carvalho: $2,995,725; and Ms. Lavan: $2,399,935; and (iii) 2017-2019 cycle: Ms. Hewson: $2,327,495; Mr. Tanner: $823,246; Mr. Bennett: $656,692; Mr. Carvalho: $656,692; and Ms. Lavan: $529,231. The prorated amounts are based on the estimated performance and stock price as of December 29, 2017.

Executive Severance

The total amounts projected for severance payments due to layoff are based on the plan (as amended) approved by the Board in 2008. It includes payment for one year of salary (2.99 years for Ms. Hewson) and one year of target annual incentive (2.99 for Ms. Hewson), estimated costs for benefits continuation for one year, outplacement services and relocation assistance (if required under the plan terms).

2018 Proxy Statement	63

Executive Compensation

CEO Pay Ratio

Beginning in 2018, the Corporation must annually disclose in its proxy statement the median of the annual total compensation of all employees (excluding the CEO), the annual total compensation of its CEO, and the ratio of the CEO compensation to the employee median compensation.

Lockheed Martin employs approximately 100,000 employees that are, in large part, highly-skilled professionals located primarily in the United States, but also represented in numerous other countries. Our calculation included all employees as of December 31, 2017.

The annual total compensation of the median employee was determined in the same manner as the total compensation shown for our CEO in column (j) in the “Summary Compensation Table” on page 48.

We determined the required ratio by:

●	calculating the total annual cash compensation (base salary plus annual incentive) of all employees except the CEO, and then sorting those employees from highest to lowest;

●	determining the median employee from that list; and

●	calculating the total annual compensation of our CEO and of the median employee using the same methodology required for the Summary Compensation Table.

The total annual compensation for our CEO for fiscal year 2017 was $22,866,843. The total annual compensation for the median employee was $123,231, encompassing base salary, incentives/recognition awards, overtime, change in pension value, company contributions to defined contribution plans, and company-paid life insurance premiums. The resulting ratio of CEO pay to the pay of the Corporation’s median employee for fiscal year 2017 is 186 to one.

Equity Compensation Plan Information

The following table provides information about the Corporation’s equity compensation plans that authorize the issuance of shares of Lockheed Martin common stock to employees and directors. The information is provided as of December 31, 2017.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders [1]	4,675,190	82.71	5,580,042
Equity compensation plans not approved by security holders [2]	975,470	-	2,485,191
Total	5,650,660	82.71	8,065,233
(1)

Column (a) includes, as of December 31, 2017: 1,552,579 shares that have been granted as RSUs, 774,519 shares that could be earned pursuant to grants of PSUs (assuming the maximum number of PSUs are earned and payable at the end of the three-year performance period) and 2,216,948 shares granted as options under the Lockheed Martin Corporation 2011 Incentive Performance Award Plan (2011 IPA Plan) or predecessor plans and 19,660 shares granted as options and 111,484 stock units payable in stock or cash under the Existing Plan or predecessor plans for non-employee directors. Column (c) includes, as of December 31, 2017, 5,166,717 shares available for future issuance under the 2011 IPA Plan as options, stock appreciation rights, restricted stock awards, RSUs or PSUs and 413,325 shares available for future issuance under the Existing Plan as stock options and stock units. Of the 5,166,717 shares available for grant under the 2011 IPA Plan on December 31, 2017, 398,012 and 181,392 shares are issuable pursuant to grants made on February 22, 2018, of RSUs and PSUs (assuming the maximum number of PSUs are earned and payable at the end of the three-year performance period), respectively. Of the 413,325 shares available for grant under the Existing Plan on December 31, 2017, 4,514 are units issuable pursuant to grants made on January 31, 2018 which vest 50 percent on June 30 and 50 percent on December 31 following the grant date. Vested stock units are payable to directors upon their termination of service from our Board, except that directors who have satisfied the stock ownership guidelines may elect to have payment of awards made after January 1, 2018 beginning on March 31 following the vesting of the award. The weighted average price does not take into account shares issued pursuant to RSUs or PSUs.

(2)

The shares represent annual incentive bonuses and LTIP payments earned and voluntarily deferred by employees. The deferred amounts are payable under the DMICP. Deferred amounts are credited as phantom stock units at the closing price of our stock on the date the deferral is effective. Amounts equal to our dividend are credited as stock units at the time we pay a dividend. Following termination of employment, a number of shares of stock equal to the number of stock units credited to the employee’s DMICP account are distributed to the employee. There is no discount or value transfer on the stock distributed. Distributions may be made from newly issued shares or shares purchased on the open market. Historically, all distributions have come from shares held in a separate trust and, therefore, do not further dilute our common shares outstanding. As a result, these shares also were not considered in calculating the total weighted average exercise price in the table. Because the DMICP shares are outstanding, they should be included in the denominator (and not the numerator) of a dilution calculation.

64      www.lockheedmartin.com/investor

DIRECTOR COMPENSATION

Annual Directors’ Compensation (Non-Employee Directors)

	Effective January 1, 2017	Effective January 1, 2018
Annual Cash Retainer	$145,000	$155,000
Annual Equity Retainer	$145,000	$155,000
Audit Committee Chairman Cash Retainer	$25,000	$30,000
Compensation Committee Chairman
Cash Retainer	$20,000	$30,000
Other Committee Chairman Cash Retainers	$15,000	$20,000
Lead Director Cash Retainer	$25,000	$35,000
Director Education – reimbursed for costs and expenses

Director compensation is an important tool used to attract and retain qualified directors. The Governance Committee annually reviews publicly available data for the companies in the comparator group we use for benchmarking executive compensation (listed on page 36). Although the Committee reviews director compensation annually, it has been the practice of the Committee to recommend changes no more frequently than every two years. As director compensation for other comparator companies continues to increase during the two-year cycle, the Corporation’s position relative to the median for director compensation changes. For this reason, the Committee sets director compensation above the median with the expectation that compensation will decline relative to the median over the two-year cycle and may be below the median by the end of the two-year period. In 2017, Meridian acting as independent compensation consultant to the Governance Committee assisted in its review of director compensation and best practices in director compensation design. Based upon that review at its September 2017 meeting, the Board increased the annual directors’ compensation for 2018 as shown above. A prorated (one quarter) portion of the increase of each cash component was effective for the fourth quarter of 2017, with the full increase of the annual cash amount and the increase in the equity component effective for 2018.

Consistent with the terms of an amendment to the Existing Plan approved by the Board in September 2017, from and after January 1, 2018, a director who has satisfied the Board’s stock ownership guidelines may elect to have vested stock units awarded after that date to be paid in a lump sum on the March 31 following the one-year anniversary of the grant rather than following termination of Board service. Any director who has not satisfied the stock ownership guidelines will continue to be paid along with any accumulated dividend equivalents upon termination or retirement from the Board.

Although the Existing Plan authorizes the grant of stock units or stock options, in June 2014, the Board approved a resolution to the effect that each non-employee director would elect to receive the equity portion of the retainer in the form of stock units for each year beginning with 2015 and would not elect options to purchase shares unless the Board resolution is further amended or revoked.

The Existing Plan provides that a director eligible for retirement at the next annual meeting receives a prorated grant (one-third) for the four months of service prior to the annual meeting. Except in certain circumstances, stock units vest 50 percent on June 30 and 50 percent on December 31 following the grant date. Upon a change in control or a director’s retirement, death, or disability, the director’s stock units and outstanding options become fully vested, and the director has the right to exercise the options. Upon a director’s termination of service from our Board, we distribute the vested stock units, at the director’s election, in whole shares of stock or in cash, in a lump sum or in annual installments over a period of up to 20 years. Prior to distribution, a director has no voting, dividend or other rights with respect to the stock units held under the Existing Plan, but is credited with additional stock units representing dividend equivalents (converted to stock units based on the closing price of our stock on the dividend payment dates). Outstanding options have a term of ten years.

The Lockheed Martin Corporation Directors Deferred Compensation Plan (Directors Deferred Compensation Plan) provides non-employee directors the opportunity to defer up to 100 percent of the cash portion of their fees. Deferred amounts earn interest at a rate that tracks the performance of: (i) the investment options available under the employee deferred compensation plans; or (ii) our company stock (with dividends reinvested), at the director’s election. Deferred fees are distributed in a lump sum or in up to 15 annual installments commencing at a time designated by the director following termination.

Stock Ownership Guidelines

To align their interests with the long-term interests of our stockholders, we expect our directors to maintain an ownership interest in the Corporation. Under our stock ownership guidelines for directors, non-employee directors have five years from the time they join the Board to achieve stock ownership levels (common stock or stock units) equivalent to five times the annual cash retainer. Each non-employee director has exceeded the stock ownership guidelines, except for Ms. Gordon (who has until June 2021 to meet the guidelines) and Mr. Johnson and Mr. Taiclet (who each have until January 2023 to meet the guidelines). Ms. Hewson is subject to the Stock Ownership Requirements for Key Employees as described on page 46.

2018 Proxy Statement	65

Director Compensation

2017 Director Compensation

The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2017. Ms. Hewson does not receive separate compensation for service as a director of the Corporation.

Name *	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Daniel F. Akerson	170,000	145,000	319	315,319
Nolan D. Archibald	191,250	145,000	10,000	346,250
Rosalind G. Brewer	108,750	145,000	1,174	254,924
David B. Burritt	147,500	145,000	10,257	302,757
Bruce A. Carlson	147,500	145,000	1,278	293,778
James O. Ellis, Jr.	163,750	145,000	2,681	311,431
Thomas J. Falk	173,750	145,000	11,129	329,879
Ilene S. Gordon	147,500	145,000	12,000	304,500
James M. Loy	163,750	145,000	52	308,802
Joseph W. Ralston	163,750	145,000	560	309,310
Anne Stevens	132,596	145,000	387	277,983

*	Mrs. Brewer and Ms. Stevens resigned from the Board in October 2017 and November 2017, respectively. Messrs. Johnson and Taiclet did not join the Board until January 1, 2018.

Fees Earned or Paid in Cash (Column (b))

Represents the aggregate dollar amount of 2017 fees earned or paid in cash for services as a director, including annual retainer, committee chairman retainer and Lead Director retainer.

Stock Awards (Column (c))

Represents the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock units in 2017 under the Existing Plan. For 2017, each non-employee director was credited with 573.5079 stock units with an aggregate grant date fair value of $145,000. The grant date fair value is the closing price of our stock ($252.83) on the date of the grant (January 30, 2017). The outstanding number of stock units credited to each director under the Existing Plan (and the comparable predecessor plans), as of December 31, 2017, were: Mr. Akerson 2,801; Mr. Archibald 24,269; Mrs. Brewer 1,920; Mr. Burritt 7,954; Mr. Carlson 1,652; Mr. Ellis 18,970; Mr. Falk 9,119; Ms. Gordon 891; Mr. Loy 17,610; and Mr. Ralston 22,514. Following their respective resignations, Mrs. Brewer and Ms. Stevens forfeited 50 percent of their unvested 2017 stock award, including accumulated dividend equivalents.

All Other Compensation (Column (g))

Perquisites and other personal benefits provided to directors did not exceed $10,000. All other compensation includes matching contributions made to eligible universities, colleges, and other non-profit organizations under the Corporation’s matching gift programs. The Corporation’s matching contribution includes the following charitable contributions made in 2017 or to be made by the Corporation in 2018 to match a contribution in the prior year:

Mr. Archibald $10,000; Mrs. Brewer $1,000; Mr. Burritt $10,000; Mr. Ellis $1,000; Mr. Falk $10,000; and Ms. Gordon $12,000. The matching gift programs are the same as the programs generally available to employees. Other amounts include tax assistance on travel expenses for a spouse accompanying a director while on business travel.

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SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers

The following table shows Lockheed Martin common stock beneficially owned by and stock units credited to each NEO, director, nominee and all NEOs, directors, nominees and other executive officers as a group as of January 31, 2018. Except as otherwise noted, the named individuals had sole voting and investment power with respect to such securities. No director, nominee or NEO, individually or as a group, beneficially owned more than one percent of our outstanding common stock. All amounts are rounded to the nearest whole share. No shares have been pledged. The address of each director, nominee and executive officer is c/o Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

Name	Common Stock [1,2]		Stock Units *		Total
Daniel F. Akerson	7,522	[3]	3,238	[5]	10,760
Nolan D. Archibald	24,268		437	[5]	24,705
Dale P. Bennett	43,430		25,043	[7,8,9]	68,473
David B. Burritt	8,470		14,423	[5,6]	22,894
Bruce A. Carlson	691		1,760	[5,6]	2,451
Orlando P. Carvalho	105,711		9,673	[7,8,9]	115,384
James O. Ellis, Jr.	18,537		1,069	[5]	19,606
Thomas J. Falk	5,250	[4]	9,555	[5]	14,805
Ilene S. Gordon	0		1,327	[5]	1,327
Marillyn A. Hewson	236,572		41,701	[7,8,9]	278,272
Jeh C. Johnson	0		437	[5]	437
Maryanne R. Lavan	10,502		18,005	[7,8,9]	28,507
James M. Loy	0		17,756	[5]	17,756
Joseph W. Ralston	22,514		437	[5]	22,951
James D. Taiclet, Jr.	0		437	[5]	437
Bruce L. Tanner	298,999		20,817	[7,8,9]	319,815
All directors, nominees and executive officers as a group (20 individuals including those named above)	799,532		197,060		996,592

*	Does not include unvested PSUs.
(1)

Includes common stock not currently owned but which could be acquired within 60 days following January 31, 2018 through the exercise of stock options for Mr. Carvalho 65,471; Ms. Hewson 142,369; and Mr. Tanner 216,744. Includes shares payable at termination with respect to vested stock units credited under the Existing Plan for which a director has elected payment in stock for Mr.Archibald 24,268; Mr. Burritt 340; Mr.Carlson 691; Mr.Ellis 18,337; and Mr.Ralston 22,514. Units for which a director has elected payment in cash are reported in the “Stock Units” column. There are no voting rights associated with stock units.

(2)

Includes shares attributable to the participant’s account in the Lockheed Martin Salaried Savings Plan for Mr.Bennett 8,778; Mr.Carvalho 11,003; Ms.Hewson 455;  Ms. Lavan 699; and Mr. Tanner 2,480. Participants have voting power and investment power over the shares.

(3)	Includes 22 shares owned by Mr.Akerson’s spouse’s family trust.
(4)	Represents shares beneficially owned by Mr. Falk and his spouse through a family limited partnership.
(5)

Represents stock units under the Existing Plan for which directors have elected to receive distributions of units in the form of cash and unvested stock units credited on January 31, 2018 (annual equity award) for Mr.Akerson 3,238; Mr.Archibald 437; Mr. Burritt 8,391; Mr. Carlson 1,398; Mr. Ellis 1,069; Mr. Falk 9,555; Ms. Gordon 1,327; Mr. Johnson 437; Mr. Loy 17,756; Mr. Ralston 437 and Mr. Taiclet 437. There are no voting rights associated with stock units.

(6)

Represents stock units under the Directors Deferred Compensation Plan representing deferred cash compensation for Mr. Burritt 6,033 and Mr. Carlson 362. The stock units (including dividend equivalents credited as stock units) are distributed in the form of cash. There are no voting rights associated with stock units.

(7)

Includes stock units attributable to the participant’s account under the DMICP (including any units credited under the LTIP awards) for Mr. Bennett 12,870; Mr. Carvalho 990; Ms. Hewson 8,537; Ms. Lavan 8,889; and Mr. Tanner 6,163. Although most of the units will be distributed following termination or retirement in shares of stock, none of the units are convertible into shares of stock within 60 days of January 31, 2018. There are no voting rights associated with stock units.

(8)

Includes stock units attributable to the participant’s account under the NQSSP for Mr. Bennett 3,587; Mr. Carvalho 96; Ms. Hewson 3,156; Ms. Lavan 2,244; and Mr.Tanner 4,134. Amounts credited to a participant’s account in the NQSSP are distributed in cash following termination of employment. There are no voting rights associated with stock units.

(9)

Includes unvested RSUs for Mr. Bennett 8,586; Mr. Carvalho 8,586; Ms. Hewson 30,008; Ms. Lavan 6,872; and Mr. Tanner 10,520. Each RSU represents a contingent right to receive one share of common stock. There are no voting rights associated with RSUs.

2018 Proxy Statement	67

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Certain Beneficial Owners

The following table shows information regarding each person known to be a “beneficial owner” of more than 5% of our common stock. For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, or the right to acquire securities that may be voted or disposed of, regardless of any economic interest in the securities. All information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on the dates indicated in the footnotes to this table.

Name and Address	Amount of Common Stock	Percent of Outstanding Shares
State Street Corporation and State Street	47,059,612	16.4
Bank and Trust Company [1]
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Capital World Investors [2]	21,948,570	7.6
333 South Hope Street
Los Angeles, CA 90071
The Vanguard Group [3]	20,251,879	7.1
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc. [4]	19,193,367	6.7
55 East 52nd Street
New York, NY 10055

(1)

As reported on a Schedule 13G filed on February 14, 2018 by State Street Corporation on behalf of itself and specified direct and indirect subsidiaries (State Street) in their various fiduciary and other capacities. State Street Bank and Trust Company (SSBTC) is the trustee and State Street Global Advisors (SSGA) is the independent fiduciary and/or investment manager for Lockheed Martin common stock held in a master trust for Lockheed Martin benefit plans which trust owns 12.94% of the common stock of the Corporation. SSBTC beneficially owns 37,124,070 of the 47,059,612 shares held by State Street of which 37,106,670 shares are held in its capacity as trustee for Lockheed Martin employee benefit plans. SSGA beneficially owns 43,790,538 shares of the 47,059,612 shares held by State Street of which 37,106,670 were held by SSGA as independent fiduciary and/or investment manager for Lockheed Martin employee benefit plans. In their respective capacities, SSBTC had voting power and SSGA had dispositive power over the 37,106,670 shares in certain circumstances. Both State Street and SSBTC had sole voting power with respect to 1,585,596 shares.

(2)

As reported on a Schedule 13G/A filed on February 14, 2018 by Capital World Investors (Capital World), a division of Capital Research and Management Company. Capital World had sole voting and dispositive power with respect to such shares.

(3)

As reported on a schedule 13G/A filed on February 9, 2018 by The Vanguard Group. The Vanguard Group had sole dispositive power with respect to 19,853,677 shares and sole voting power over 353,921 shares.

(4)

As reported on a Schedule 13G/A filed on January 25, 2018 by BlackRock, Inc. BlackRock, Inc. and its subsidiaries had sole dispositive power with respect to 19,193,367 shares and sole voting power over 17,308,932 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires that our executive officers and directors (and persons who own more than 10% of our equity securities) file reports of ownership and changes in ownership with the SEC, the NYSE and with us. Based solely on our review of copies of forms and written representations from reporting persons, the Corporation has determined that no reporting person known to it was delinquent with respect to their reporting obligations during 2017.

68     www.lockheedmartin.com/investor

PROPOSAL 5: STOCKHOLDER PROPOSAL TO ADOPT
STOCKHOLDER ACTION BY WRITTEN CONSENT

The stockholder identified below has submitted the following proposal to be voted upon at the Annual Meeting. In accordance with SEC rules, we are reprinting the proposal and supporting statements as they were submitted to us. The Corporation is not responsible for their contents or any inaccuracies contained therein.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of no less than 200 shares of common stock of the Corporation having a market value greater than $2,000, has notified the Corporation that he intends to present the following proposal at this year’s Annual Meeting:

Proposal 5 – Shareholder Right to Act by Written Consent

Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. More than 100 Fortune 500 companies provide for shareholders to call special meetings and to act by written consent.

Lockheed shareholders also do not have the full right to call a special meeting that is available under Delaware law. According to the lame Lockheed special meeting provision it would take 25% of shares (instead of 10% per Delaware law) to call a special meeting.

Adoption of this proposal would at least give shareholders a better position to engage with the Board and management about improving the qualifications of our directors. For instance there may be an issue with board refreshment. The following directors had long-tenure of more than 14-years:

Anne Stevens
Joseph Ralston
Nolan Archibald

This long-tenure was compounded by the fact that Ms. Stevens received 20% in negative votes and was potentially distracted with work on 4 boards. Mr. Archibald received 22% in negative votes and had oversized influence since he was the Lead Director and worked on 2 of the most important board committees at Lockheed. Long-tenure can impair the independence of any director no matter how well qualified. Independence is an all-important quality for a director – especially a Lead Director.

Four directors total exceeded 20% in negative votes (running unopposed) and had an oversized influence on Lockheed by holding 7 seats on Lockheed’s most important board committees.

Plus we had too many directors (4) who come from a culture where following orders is paramount. Such directors should be consultants instead of directors.

Lockheed needs to be engaged about the qualifications of its directors at a time of massive cost and schedule overruns on the F-35, a sluggish stealth fighter. It has left Boeing an opening to spruce up the F-18 Hornet design, which first flew in 1978, and potentially steal F-35 orders.

Please vote for a best practice in corporate governance:

Shareholder Right to Act by Written Consent – Proposal 5

2018 Proxy Statement	69

Stockholder Proposal 5

Board of Directors Statement in Opposition to Stockholder Proposal 5

The Board has considered this proposal and recommends that stockholders vote AGAINST this proposal for the following reasons:

●	Our stockholders already have the right to call a special meeting at any time. Any stockholder who individually owns 10 percent, or stockholders who in the aggregate own 25 percent, of our outstanding common stock may demand the calling of a special meeting to consider any business properly before the stockholders. This threshold is half (or less) of what would be necessary to act by written consent under the proposal. See “Stockholder Right to Call Special Meeting” on page 10.

●	The Board believes allowing stockholders to act by written consent circumvents the deliberative stockholder process and could result in an unfair and unsound process because it allows stockholders to take action without complying with the procedural safeguards inherent in the stockholder meeting process. Action by written consent does not require that all stockholders receive notice of the written consent proposal, be given adequate time to review the subject matter of the proposal, be given the opportunity to consider alternative views on the proposal, or be afforded the opportunity to debate the merits of the proposal at an open meeting. The Board believes that requiring stockholder business be acted upon at a meeting is an inherently more structured, democratic and open process and helps to ensure the accuracy and completeness of information presented to all stockholders for their consideration.

●	Written consent provides a greater opportunity for abuse. The written consent proposal does not impose any ownership requirements on the stockholders soliciting written consent and, as a result, it could be initiated by a single stockholder holding a very small number of shares. It may encourage short-term stock ownership manipulation by a small group of investors to advance a special agenda that may be contrary to the long-term best interests of the Corporation and its stockholders. The proposed arrangement may result in frequent special interest demands or complaints relating to the ordinary business of the Corporation that distract management and the Board and may result in significant administrative burdens and expense. It may also create confusion because multiple groups of stockholders would be able to solicit written consents simultaneously, some of which may be duplicative or contradictory.

●	Our existing corporate governance policies and practices already provide stockholders multiple means to express their views and ensure Board accountability. In addition to providing for stockholders’ right to call special meetings, the Corporation has been responsive to stockholder input and has enhanced its governance policies and practices to further the rights of stockholders and Board accountability. Examples include:

-	Proxy Access. In September 2016, the Board proactively adopted a proxy access bylaw provision that allows an eligible stockholder or group of stockholders to nominate candidates for election to the Board of Directors and for those nominees to be included in Lockheed Martin’s proxy solicitation materials. See “Proxy Access” on page 10.

-	Amendments to Bylaws. In December 2017, following engagement with many of our largest stockholders, the Board proactively amended the Corporation’s Bylaws to provide that the stockholders shall have the power to amend the Corporation’s Bylaws. See Stockholder Right to Amend Bylaws on page 10.

-	Stockholder Engagement. The Corporation has a longstanding, active investor engagement program. At the direction of the Board, the Corporation engages directly with its stockholders throughout the year to seek their views on an array of issues, including corporate governance matters. All stockholders may contact the Lead Director (at Lead.Director@lmco.com) individually or the non-management directors as a group at any time (see page 78).

-	Empowered Independent Lead Director. The independence of our Board and the Board’s oversight of management is enhanced by the robust role executed by our independent Lead Director.

-	Board Refreshment. The Board is focused on continuing Board refreshment to ensure our directors’ skill sets continue to align with our long-term business strategy. Four new directors have been added since 2015 (including two appointed during 2017) and three directors have retired from the Board since that time, and an additional director is scheduled to retire at the annual meeting.

-	Annually Elected Board. All directors are elected annually by our stockholders.

70     www.lockheedmartin.com/investor

Stockholder Proposal 5

-	Majority Voting Policy for Director Elections. In uncontested elections, directors must receive a majority of the votes cast to be elected.

-	No Stockholder Rights Plan. The Corporation does not have a Stockholder Rights Plan or so-called “Poison Pill” in place. Your Board has indicated that if it was to adopt a Stockholder Rights Plan, we would seek stockholder ratification within 12 months.

●	Substantially identical proposals were rejected by the Corporation’s stockholders in 2015, 2014, 2013 and 2011. Substantially the same proposal has been submitted by the proponent, considered by the Board and rejected by the stockholders four times in the last seven years. Since the proponent last submitted this proposal in 2015, the Board has implemented proxy access for stockholders and has given stockholders concurrent authority to amend the Bylaws. The Board of Directors continues to believe that this proposal is not in the best interests of all stockholders, and urges our stockholders to reject the proposal once again.

Your Board believes that our current governance structure strikes an appropriate balance between permitting stockholders to raise important matters at any time and ensuring that all stockholders are afforded an opportunity for meaningful participation based on accurate and complete public disclosure. The Board will continue to review best corporate governance practices and adopt those practices that it believes, in light of the circumstances, serve the best interests of the Corporation and our stockholders.

The Board unanimously recommends that you vote AGAINST Proposal 5.

2018 Proxy Statement	71

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Do I need an admission ticket to attend the Annual Meeting?

Yes. You (and any one family member guest) must present both an admission ticket and valid, government-issued photographic identification to attend the Annual Meeting. Please follow the advance registration instructions on page 79. Anyone not presenting an admission ticket and valid, government-issued photographic identification, will not be admitted into the Annual Meeting. For security reasons, all hand-carried items will be subject to inspection, and must be screened at the door. Cameras, cell phones, electronic devices, bags and briefcases will not be permitted in the meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on February 23, 2018 (the “Record Date”) are entitled to attend and vote their shares at the Annual Meeting. As of the Record Date, there were 285,824,182 shares outstanding. Each share outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting. This includes shares held through Lockheed Martin Direct Invest, our dividend reinvestment and stock purchase plan, and through our employee benefit plans. Your proxy card shows the number of shares held in your account(s) as of the Record Date.

What is the difference between holding shares as a registered stockholder and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the “registered stockholder” of those shares. We mail the Proxy Materials and our Annual Report to you directly.

If your shares are held in a stock brokerage account or by a bank or other nominee (street name), you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the Proxy Materials and our Annual Report were forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions included in the mailing.

Employees with shares allocated to an employee benefit plan account will vote shares allocated to their benefit plan account electronically and will not receive a paper mailing for those shares. Employees should review the information on procedures for voting by plan participants on page 74.

What am I voting on and what are the Board voting recommendations?

Our stockholders will be voting on the following proposals:

Proposal	Description	Board Voting Recommendations	Page
1	Election of Directors	FOR ALL DIRECTOR- NOMINEES	18
2	Ratification of Appointment of Independent Auditors	FOR	24
3	Management Proposal to Approve the Lockheed Martin Corporation Amended and Restated Directors Equity Plan	FOR	27
4	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	FOR	30
5	Stockholder Proposal to Adopt Stockholder Action by Written Consent	AGAINST	69

72     www.lockheedmartin.com/investor

Questions and Answers About the Annual Meeting

Can other matters be decided at the Annual Meeting?

At the time this Proxy Statement went to press, we were not aware of any other matters to be presented at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by our Board (who are named on your proxy card if you are a registered stockholder) will have the discretion to vote on those matters in accordance with their best judgment on behalf of stockholders who provide a valid proxy by Internet, by telephone or by mail if you received it by mail.

What is the procedure for voting?

●	If your shares are registered in your name, you can vote using any of the methods described below.
●	If your shares are held in the name of a broker, bank, or other nominee, your nominee will provide you with instructions on the procedure for voting your shares. Employees with shares allocated to an employee benefit plan account should review the information on procedures for voting by employees on page 74.

●	If you hold shares in multiple accounts, you may receive multiple Proxy Material packages (electronically and/or by mail). Please be sure to vote all of your Lockheed Martin shares in each of your accounts in accordance with the voting instructions you receive.

By Internet or Telephone

You can vote your shares via the Internet at www.investorvote.com. Please have your proxy card in hand when you go online. You will have an opportunity to confirm your voting selections before your vote is recorded.

You can vote your shares by telephone by calling toll free 1-800-652-8683 within the U.S., Canada, and Puerto Rico, or 1-781-575-2300 from outside the U.S. Please have your proxy card in hand when you call. You will have an opportunity to confirm your voting selections before your vote is recorded.

Internet and telephone voting facilities for registered stockholders will be available 24 hours a day until 1:00 a.m., EDT, on April 26, 2018. If you vote your shares on the Internet or by telephone, you do not have to return your proxy card.

The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. You should follow the voting instructions in the materials that you received from your nominee.

By Mail

If you received your Proxy Materials by mail, mark, date and sign the proxy card and return it in the postage prepaid envelope provided. If voting instructions are provided, shares represented by the proxy card will be voted in accordance with the voting instructions.

If you want to vote in accordance with the Board’s recommendations, sign, date and return the proxy card without marking it. The named proxy holders will vote signed but unmarked proxy cards in accordance with the Board’s recommendations.

If you are a registered stockholder, and the postage prepaid envelope is missing, please mail your completed proxy card to Lockheed Martin Corporation, c/o Computershare Investor Services, P.O. Box 43116, Providence, RI 02940.

In Person at the Annual Meeting

All registered stockholders can vote in person at the Annual Meeting. Voting your proxy electronically via the Internet, by telephone or by mail does not limit your right to vote at the Annual Meeting.

●	Designating a proxy. You also can choose to be represented by another person at the Annual Meeting by executing a legally valid proxy designating that person to vote on your behalf. You must properly pre-register your designee by following the instructions on page 79.

●	Beneficial owners. If you are a beneficial owner of shares, you must obtain a legally valid proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

A legal proxy is an authorization from you (if you are a registered stockholder), or your broker, bank or other nominee (if you are a beneficial owner) to vote the shares held in your name or in the nominee’s name that satisfies Maryland law and the SEC requirements for proxies.

2018 Proxy Statement	73

Questions and Answers About the Annual Meeting

Can I change my proxy vote?

Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:

●	Returning a signed proxy card with a later date;
●	Authorizing a new vote electronically through the Internet or by telephone;
●	Delivering a written revocation of your proxy to Lockheed Martin Corporation, Attention: Senior Vice President, General Counsel and Corporate Secretary, 6801 Rockledge Drive, Bethesda, MD 20817, before your original proxy is voted at the Annual Meeting; or

●	Submitting a written ballot at the Annual Meeting.

If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You also can vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (the registered stockholder) as described in the answer to the previous question.

Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted:

●	FOR the election of the 11 director-nominees listed in this proxy statement (Proposal 1);
●	FOR the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the 2018 fiscal year (Proposal 2);
●	FOR the approval of the Lockheed Martin Corporation Amended and Restated Directors Equity Plan (Proposal 3);
●	FOR the advisory vote to approve the compensation of our named executive officers (Say-on-Pay) (Proposal 4);
●	AGAINST the stockholder proposal to adopt stockholder action by written consent (Proposal 5); and
●	In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

How do I vote if I participate in one of the Corporation’s 401(k) or defined contribution plans?

As a participant in one of our employee 401(k) or defined contribution plans, you can direct the plan trustees how to vote shares allocated to your account(s) on a proxy voting direction or instruction card, electronically through the Internet or by telephone. Most active employees who participate in these benefit plans will receive an email notification announcing Internet availability of the Proxy Materials and how to submit voting directions.

If you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan or other legal requirements.

Plan participants may attend the Annual Meeting, but may not vote plan shares at the Annual Meeting. If you wish to vote, whether you plan to attend the Annual Meeting or not, you should direct the trustee of your plan(s) how you wish to vote your plan shares no later than 11:59 p.m., EDT, on April 23, 2018.

How many shares must be present to hold the Annual Meeting?

In order for us to lawfully conduct business at our Annual Meeting, a majority of the shares outstanding and entitled to vote as of the Record Date, must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or abstain from voting, or if you properly return a proxy by Internet, by telephone or by mail in advance of the Annual Meeting and do not revoke the proxy.

74     www.lockheedmartin.com/investor

Questions and Answers About the Annual Meeting

Will my shares be voted if I don’t provide my proxy or instruction card?

Registered Stockholders

If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting.

Plan Participants

If you are a participant in one of our employee 401(k) or defined contribution plans and you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan and other legal requirements.

Beneficial Owners

If you hold shares through an account with a broker and you do not provide voting instructions, under NYSE rules, your broker may vote your shares on routine matters only. The ratification of the appointment of Ernst & Young LLP (Proposal 2) is considered a routine matter, and your nominee can therefore vote your shares on that Proposal even if you do not provide voting instructions. Proposals 1, 3, 4 and 5 are not considered routine matters, and your nominee cannot vote your shares on those Proposals unless you provide voting instructions. Votes withheld by brokers in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.”

Multiple Forms of Ownership

The Corporation cannot provide a single proxy or instruction card for stockholders who own shares in multiple forms as registered stockholders, plan participants or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.

What is the vote required for each proposal?

For Proposal 1, the votes that stockholders cast “FOR” a director-nominee must exceed the votes that stockholders cast “AGAINST” a director-nominee to approve the election of each director-nominee. For each of Proposals 2, 3, 4 and 5 the affirmative vote of a majority of the votes cast is required to approve the proposal. “Votes cast” excludes broker non-votes and generally excludes abstentions. Proposals 2, 4 and 5 are advisory and non-binding. However, the Board will review the voting results on these proposals and take the results into account when making future decisions regarding these matters.

What is the effect of an abstention?

A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast under Maryland law. For matters requiring a vote under the NYSE listing rules such as Proposal 3, however, the NYSE requires that abstentions be treated as votes cast. Accordingly, an abstention has no effect on the vote on any proposal other than Proposal 3. For Proposal 3, an abstention has the same effect as a vote against the proposal.

What is the effect of a broker non-vote?

If a broker casts a vote on Proposal 2 (Ratification of Auditors), the vote will be included in determining whether a quorum exists for holding the meeting. The broker does not have authority to vote on the other proposals absent directions from the beneficial owner.

As a result, if the beneficial owner does not vote on Proposals 1, 3, 4 or 5 so that there is a “broker non-vote” on those items, the broker non-votes do not count as votes cast for that proposal and have no effect on the proposal. Thus, a broker non-vote on these proposals will not impact our ability to obtain a quorum, will not affect the outcome with respect to the election of directors and will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the votes cast on the proposal.

2018 Proxy Statement	75

Questions and Answers About the Annual Meeting

Who will count the votes?

Representatives of Computershare will tabulate the votes and act as inspectors of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Corporation in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one Annual Report and Proxy Statement to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy cards. We do not use householding for any other stockholder mailings, such as dividend checks, Forms 1099 or account statements.

If you are eligible for householding, but received multiple copies of the Annual Report and Proxy Statement and prefer to receive only a single copy of each of these documents for your household, please contact Computershare, Shareholder Relations, P.O. Box 30170, College Station, TX 77842-3170, or call 1-877-498-8861. If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate Annual Report or Proxy Statement at this time or in the future, we will provide you with a separate copy. To obtain this copy, please contact Computershare as indicated above. If you own shares through a broker, bank, or other nominee, you should contact the nominee concerning householding procedures.

Can I receive a copy of the Annual Report?

Yes. We will provide a copy of our Annual Report without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817, by calling Lockheed Martin Stockholder Direct at 1-800-568-9758, or by accessing the Corporation’s website at www.lockheedmartin.com/investor.

Can I view the Proxy Statement and Annual Report on the Internet?

Yes. The Proxy Statement and Annual Report are available on the Internet at www.lockheedmartin.com/investor. Subject to the “householding” procedures above, all stockholders will receive paper copies of the Proxy Statement, proxy card and Annual Report by mail unless the stockholder has consented to electronic delivery or is an employee with shares allocated in an employee benefit plan. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements, and other information regarding Lockheed Martin.

Can I choose to receive the Proxy Statement and Annual Report on the Internet instead of receiving them by mail?

Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future Annual Reports and Proxy Statements on the Internet only and not receive copies in the mail by visiting Shareholder Services at www.lockheedmartin.com/investor and completing the online consent form. Your request for electronic transmission will remain in effect for all future Annual Reports and Proxy Statements, unless withdrawn. Withdrawal procedures also are available on this website.

Most active employees who participate in the Corporation’s 401(k) and defined contribution plans will receive an email notification announcing Internet availability of the Proxy Materials. A paper copy will not be provided unless requested by the employee following the instruction in the email notification.

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Questions and Answers About the Annual Meeting

Who pays the cost of this proxy solicitation?

The Corporation pays the cost of soliciting proxies on behalf of the Board for the Annual Meeting. We may solicit proxies by Internet, by telephone, by mail or in person. We may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send Proxy Materials to beneficial owners on our behalf. We reimburse them for their reasonable expenses. We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902 to aid in the solicitation of proxies and to verify related records for a fee of $45,000, plus expenses. To the extent necessary to ensure sufficient representation at the Annual Meeting, we may request the return of proxies by mail, express delivery, courier, telephone, Internet or other means. Stockholders are requested to return their proxies without delay.

How do I submit a proposal or nomination for the Annual Meeting of Stockholders in 2019?

Address to Submit a Stockholder Proposal: Any stockholder who wishes to submit a proposal or nominate a director for consideration at the 2019 Annual Meeting must send their proposal to Lockheed Martin Corporation, Attention: Senior Vice President, General Counsel and Corporate Secretary, 6801 Rockledge Drive, Bethesda, MD 20817.

Deadline and Submission Requirements for Stockholder Proposals: There are separate requirements for stockholder proposals under SEC Rule 14a-8 and proposals under our proxy access provision as stated below. A copy of our Bylaws can be found at www.lockheedmartin.com/corporate-governance.

Type of Proposal	Stockholder Proposal to be included in our proxy statement and proxy card	Proxy Access Nominee - stockholder nomination of director to be included in our proxy statement and proxy card	Stockholder Proposal or Director Nominee not intended to be included in our proxy statement and proxy card
Deadline	November 16, 2018	Must be received between October 17, 2018 and November 16, 2018	Must be received between October 17, 2018 and November 16, 2018
Submission Requirements
●Must comply with applicable SEC Rules (including SEC Rule 14a-8); see also Staff Legal Bulletin 14, which may be found at www.sec.gov

●Must provide the information required under our Bylaws, including Section 1.10
		Must provide the information required under our Bylaws, including Section 1.11	Must provide the information required under our Bylaws, including Section 1.10

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Questions and Answers About the Annual Meeting

How can I contact the Corporation’s non-management directors?

Stockholders and all interested parties may communicate with the Lead Director or with the non-management directors as a group. If you wish to raise a question or concern to the Lead Director or the non-management directors as a group, you may do so by writing to the Lead Director by email at Lead.Director@lmco.com. You also may write to the Lead Director or Non-Management Directors, c/o Senior Vice President, General Counsel and Corporate Secretary, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

Our Senior Vice President, General Counsel and Corporate Secretary or her delegate reviews all correspondence sent to the Board. The Board has authorized our Senior Vice President, General Counsel and Corporate Secretary or her delegate to respond to correspondence regarding routine stockholder matters and services (e.g., stock transfers, dividends, etc.). Correspondence from stockholders relating to accounting, internal controls or auditing matters are brought to the attention of the Audit Committee. All other correspondence is forwarded to the Lead Director who determines whether distribution to a Board committee or to the full Board for review is appropriate. Any director may, at any time, review a log of all correspondence addressed to the Board and request copies of such correspondence.

Can I find additional information on the Corporation’s website?

Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about the Corporation and our corporate governance practices at www.lockheedmartin.com/corporate-governance. Our website contains information about our Board, Board committees, Charter, Bylaws, Code of Conduct, Governance Guidelines and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

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ATTENDING THE ANNUAL MEETING

Location

The meeting location, parking details and directions are provided on the back cover of this Proxy Statement. No parking is available at the Center for Leadership Excellence. If you plan to drive, proceed to the parking garage and a shuttle will take you to the Auditorium. Please plan additional time in your schedule for the shuttle. Shuttle service will begin at 7:15 a.m. The Annual Meeting will begin promptly at 8:00 a.m.

Admission to the Annual Meeting

Attendance at the Annual Meeting is limited to Lockheed Martin stockholders as of the Record Date (or a named and properly authorized representative), and one family member guest. We reserve the right to limit the number of non-stockholder, family member guests who may attend the Annual Meeting. All attendees must pre-register. An admission ticket will be mailed to you.

Security Check

For security reasons, an admission ticket and valid, government-issued photographic identification (such as a driver’s license or passport) are required to enter the Annual Meeting. You also will be required to enter through a security check point before being granted access into the Annual Meeting. All hand-carried items will be subject to inspection and will be screened at the door. Cameras, cell phones, electronic devices, bags, briefcases and packages will not be permitted in the meeting. The Corporation may implement additional security procedures to ensure the safety of the meeting attendees.

Registration Deadline

If you would like to attend the Annual Meeting, please follow the instructions below to pre-register. You are permitted one guest who must be a family member. You must also pre-register your guest and provide his or her name and address. Your request to pre-register must be received by Friday, April 20, 2018. An admission ticket will be mailed to you.

Advance Registration Instructions

●	Registered Stockholders. If you are a registered stockholder (your shares are held in your name), you must pre-register and obtain an admission ticket by (i) checking the appropriate box on the Internet voting site, (ii) following the prompts on the telephone voting site or (iii) marking the appropriate box on your proxy card.

●	401(k) Participants. If you are a participant in the Lockheed Martin 401(k) or defined contribution plans, and you received a notice of Internet availability of Proxy Materials or you received your Proxy Materials by email, you must pre-register to attend the Annual Meeting (but may not vote plan shares at the meeting). You must pre-register and obtain an admission ticket by (i) checking the appropriate box on the Internet voting site, (ii) following the prompts on the telephone voting site, or (iii) marking the appropriate box on your proxy voting direction card.

●	Beneficial Owners. If you are a beneficial owner (your shares are held through a broker, bank or other nominee), you must pre-register and obtain an admission ticket by contacting the Corporation at: Lockheed Martin Corporation, Office of the Corporate Secretary, Mail Point 700, 6801 Rockledge Drive, Bethesda, MD 20817, or faxing a request to (301) 897-6960. Provide your name, mailing address and evidence of your stock ownership as of the Record Date. A copy of your brokerage or bank statement will suffice as evidence of ownership, or you can obtain a letter from your broker or bank.

●	Stockholder Proponent. If you are a stockholder proponent and have submitted a proposal that will be presented at the 2018 annual meeting, you must pre-register and obtain an admission ticket by contacting the Corporation at: Lockheed Martin Corporation, Office of the Corporate Secretary, Mail Point 700, 6801 Rockledge Drive, Bethesda, MD 20817,or faxing a request to (301) 897-6960.

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ADDITIONAL INFORMATION AND OTHER MATTERS

Appendix A: Lockheed Martin Corporation Amended and Restated Directors Equity Plan

LOCKHEED MARTIN CORPORATION

~~2009~~AMENDED AND RESTATED DIRECTORS EQUITY PLAN

ARTICLE I

TITLE, PURPOSE AND AUTHORIZED SHARES

~~This Plan shall be known as~~ Lockheed Martin Corporation previously established the ~~“~~Lockheed Martin Corporation 2009 Directors Equity Plan~~”~~, which was approved by stockholders on April 24, 2008, and ~~shall become~~ effective ~~on January 1,~~ as of the Effective Date (as amended from time to time, the “2009~~.~~ Plan”). The Corporation hereby amends and restates the 2009 Plan, as set forth herein, and renames the 2009 Plan the Lockheed Martin Corporation Amended and Restated Directors Equity Plan, effective as of the Restatement Date.

The purpose of this Plan is to attract, motivate and retain experienced and knowledgeable directors for the Corporation and to further align their economic interests with the interests of stockholders generally. ~~The~~

Subject to adjustment in accordance with Section 7.1, the total number of shares of Common Stock that may be subject to Options granted and Units awarded under this Plan is 600,000~~, subject to adjustment in accordance with Section 7.1.~~; provided, however, that the total number of shares of Common Stock that may be subject to Options granted and Units awarded from and after the Restatement Date is equal to (i) the number of shares of Common Stock that remain available for grant under this Plan as of the Restatement Date,1 plus (ii) the number of shares of Common Stock subject to outstanding Awards as of the Restatement Date2 under this Plan that on or after the Restatement Date terminate, expire, are forfeited, or paid in cash and would become available again for Awards under this Plan. Shares of Common Stock subject to an Option terminating or expiring for any reason prior to its exercise, and subject to Units that are forfeited or paid in cash pursuant to this Plan, once again shall be available for Awards under this Plan.

ARTICLE II

DEFINITIONS

The following terms have the meanings specified below unless the context clearly indicates otherwise:

2.1 “Accounts” means a Director’s Stock Unit Account and Dividend Equivalent Stock Account.

2.2 “Annual Equity Award Amount” means a dollar amount equal to the Designated Equity Percentage multiplied by the Annual Retainer Amount, each determined as of the applicable Award Date.

2.3 “Annual Meeting” means an annual meeting of the stockholders of the Corporation at which Directors are elected by the stockholders.

2.4 “Annual Retainer Amount” means the dollar amount of the aggregate annual retainer payable by the Corporation to a Director for service as a member of the Board of Directors (excluding any retainer amount for service on committees of the Board of Directors), as it may be established from time to time.

2.5 “Award” means an award granted pursuant to Section 3.1.

1 As of the date of this Proxy Statement, the number of shares of Common Stock that remain available for grant under the 2009 Plan was 408,811.
2 As of the date of this Proxy Statement, the number of shares of Common Stock that were subject to outstanding Awards under the 2009 Plan was 135,658.

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2.6 “Award Date” means the second Business Day following the later of (i) the date of the first regular meeting of the Board of Directors in each calendar year or (ii) the date on which the Corporation publicly releases its financial results for the previous calendar year; provided, however, that if such second Business Day is later than February 15 of a given calendar year, the Award Date shall be February 15 of that year (or if February 15 is not a Business Day, the next Business Day) (such date, a “Regular Award Date~~” ).~~”). Notwithstanding the foregoing, in the event that in a given calendar year a Director is not a member of the Board of Directors on the Regular Award Date, the Award Date for that calendar year for that Director shall be the first Business Day of the month following the month in which the Director is elected to the Board of Directors (such date, an “Interim Award Date~~” ).~~”).

2.7 “Beneficiary” or “Beneficiaries” has the meaning specified in Section 8.2(b).

2.8 “Board of Directors” or “Board” means the Board of Directors of the Corporation.

2.9 “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

2.10 “Change in Control” means:

(a) A tender offer or exchange offer is consummated for the ownership of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding voting securities entitled to vote in the election of directors of the Corporation.

(b) The Corporation is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Corporation (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

(c) Any person (as this term is used in Section 3(a)(9) and Section 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b) (1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation.

(d) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the Incumbent Directors shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes of this provision, “Incumbent Directors” means the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least 75% of the Board members who were then Board members (or successors or additional members so elected or nominated).

(e) The stockholders of the Corporation approve a plan of liquidation and dissolution or the sale or transfer of all or substantially all of the Corporation’s business and/or assets as an entirety to an entity that is not a Subsidiary.

Notwithstanding the foregoing, in the event the Board of Directors or a committee of the Board determines that an Award could be subject to taxation under Section 409A(a)(1) of the Code, a Change in Control shall have no effect on the Award unless the Change in Control also would constitute a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

2.11 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.12 “Common Stock” or “Stock” means shares of Common Stock of the Corporation, par value $1.00 per share, subject to adjustments made pursuant to Section 7.1 or by operation of law.

2.13 “Corporation” means Lockheed Martin Corporation, a Maryland corporation, and its successors and assigns.

2.14 “Designated Equity Percentage” means the percentage of the Annual Retainer Amount determined from time to time by the Board of Directors or a committee of the Board as payable in Options or Units or a combination thereof under this Plan; provided, however, that absent such a determination, the Designated Equity Percentage shall be 50%.

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2.15 “Director” means a member of the Board of Directors of the Corporation who is not an officer or employee of the Corporation or any of its subsidiaries.

2.16 “Director Stock Ownership Guidelines” means the stock ownership guidelines applicable to Directors, as set forth in the Lockheed Martin Corporate Governance Guidelines, as it may be amended from time to time.

2.17 “Disability” means “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.

2.18 “Dividend Equivalent” means the amount of cash dividends or other cash distributions that would have been paid by the Corporation on Stock Units then credited to a Director’s Accounts had those Stock Units been shares of Common Stock.

2.19 “Dividend Equivalent Stock Account” means the bookkeeping account maintained by the Corporation on behalf of a Director which is credited with Dividend Equivalents in the form of Stock Units in accordance with Section 4.2.

2.20 “Effective Date” means January 1, 2009.

2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.22 “Fair Market Value” means, for purposes of determining the exercise price of an Option or the value of a Stock Unit, the closing price of the Stock as reported on the composite tape of the New York Stock Exchange on the relevant date, or, if no sale of Stock is reported for that day, the next succeeding day for which there is a reported sale. For purposes of determining the number of Options to be issued as part or all of an Award pursuant to Section 3.1(a), (b) or (c), Fair Market Value shall mean the fair market value of an option to buy Stock granted on the applicable Award Date as determined using the option pricing methodology as applied by the Corporation for its financial statement reporting purposes as of the Award Date.

2.23 “Option” means a nonqualified option to purchase shares of Common Stock with the terms and conditions described in Article V.

2.24 “Plan” means the Lockheed Martin Corporation ~~2009~~Amended and Restated Directors Equity Plan.

2.25 “Restatement Date” means the date on which this Plan is approved by the stockholders of the Corporation.

~~2.25~~ 2.26 “Retirement” means retirement from the Corporation as a Director at an Annual Meeting at which the Director is not eligible to stand for reelection as a result of the mandatory retirement age provisions of Section 2.03 of the Corporation’s Bylaws.

~~2.26~~ 2.27 “Stock Unit” or “Unit” means a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to an outstanding share of Common Stock of the Corporation.

~~2.27~~ 2.28 “Stock Unit Account” means the bookkeeping account maintained by the Corporation on behalf of each Director who is credited with Stock Units in accordance with Section 4.1.

~~2.28~~ 2.29 “Subsidiary” means, as to any person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more Subsidiaries of that entity, or by a combination thereof.

ARTICLE III

PARTICIPATION

3.1 Award.

(a) On each Regular Award Date during the term of this Plan, each Director shall be granted, in the form elected by the Director in accordance with Section 3.2, one of the following Awards:

(i) Units with a Fair Market Value equal to the Annual Equity Award Amount, which Units shall be credited to the Director’s Stock Unit Account;

(ii) Units with a Fair Market Value equal to 50% of the Annual Equity Award Amount, which Units shall be credited to the Director’s Stock Unit Account, and Options with a Fair Market Value equal to 50% of the Annual Equity Award Amount; or

(iii) Options with a Fair Market Value equal to the Annual Equity Award Amount.

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Notwithstanding the foregoing, from time to time the Board by resolution may limit the types of Awards that Directors may elect under this Section 3.1.

(b) In the case of a Director who is not serving as a Director on the Regular Award Date for a given calendar year but (i) is elected a Director at the Annual Meeting for that year, or (ii) is elected a Director to fill a vacancy at any other time during the year, on the Interim Award Date for the calendar year in which the Director is so elected the Director shall be granted, in the form elected by the Director in accordance with Section 3.2, an Award that shall be prorated based on the number of full months remaining in the calendar year. With respect to Awards granted pursuant to this Section 3.1(b), a Director shall be entitled to elect in accordance with Section 3.2 whether the Award is to be payable in Units, Options or a combination of Units and Options in the proportions contemplated by Section 3.1(a) for Awards granted on a Regular Award Date.

(c) In the case of a Director who will be eligible for Retirement at the Annual Meeting following a Regular Award Date, the Award to be made to the Director on that Regular Award Date shall be one-third of the amount of the Award the Director otherwise would be entitled to receive under Section 3.1(a).

(d) For purposes of this Section 3.1, Fair Market Value shall be determined on the applicable Award Date.

3.2 Election. On or prior to December 31 of the calendar year prior to each Award Date, a Director must, if applicable, file an election form, as provided by the Corporation, with the Secretary of the Corporation specifying the form of the Award the Director elects to receive pursuant to Section 3.1. A Director’s election shall be irrevocable during any calendar year in which it is in effect. A Director’s election as to the form of an Award shall remain in effect and shall be deemed to have been made for the next calendar year unless the Director files a revised election form with the Secretary of the Corporation by December 31 of the calendar year. Notwithstanding the foregoing, in a Director’s first year of service on the Board, an election as to the form of Award the Director elects to receive shall be valid if it is filed within 30 days after the Director commences service as a Director and in any event prior to the applicable Award Date. At the time a Director makes an election specifying the form of Award the Director elects to receive pursuant to Section 3.1, the Director also shall specify the time, manner and form of distribution, pursuant to Section 4.4, for the particular Award to which the election relates, as applicable. In the absence of an initial election as to the form of Award, the Director shall be deemed to have elected an Award consisting entirely of Units and shall be deemed to have elected a lump sum distribution payable in Stock ~~upon~~on the first Business Day of the month following his or her termination of service, in accordance with Section 4.4. If a Director makes an initial election to receive Units, but does not make an election as to the time, manner and form of distribution, the Director shall be deemed to have elected a lump sum distribution payable in Stock ~~upon~~on the first Business Day of the month following his or her termination of service, in accordance with Section 4.4. Any election by a Director of the time, manner and form of distribution of an Award shall be subject to change as provided in Section 4.4(f).

ARTICLE IV

STOCK UNITS

4.1 Stock Unit Account. If a Director elects an Award consisting in whole or in part of Stock Units, the Stock Unit Account of the Director shall be credited on the Award Date with either (i) Units determined pursuant to Section 3.1(a)(i) and, to the extent applicable, Section 3.1(b) or (c), or (ii) Units determined pursuant to Section 3.1(a)(ii) and, to the extent applicable, Section 3.1(b) or (c).

4.2 Dividend Equivalents; Dividend Equivalent Stock Account

(a) Allocation of Dividend Equivalents. Each Director shall be entitled to receive Dividend Equivalents on the Units credited to his or her Accounts, both before and after a termination of service. The Dividend Equivalents shall be credited to the Director’s Dividend Equivalent Stock Account in accordance with Section 4.2(b~~) below.~~).

(b) Dividend Equivalent Stock Account. Each Director’s Dividend Equivalent Stock Account shall be credited from time to time with an additional number of Units determined by dividing the dollar amount of the Director’s Dividend Equivalents by the Fair Market Value of a share of Common Stock as of the date on which the dividends to which such Dividend Equivalents relate are payable to stockholders of the Corporation. The Units credited to a Director’s Dividend Equivalent Stock Account shall be allocated (for purposes of distribution) in accordance with Section 4.4(b) and shall be subject to adjustment in accordance with Section 7.1.

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4.3 Vesting of Stock Unit Account and Dividend Equivalent Stock Account. A Director’s Units held in his or her Stock Unit Account shall vest as follows: 50% of the Units shall vest on June 30 following the applicable Award Date and 50% of the Units shall vest on December 31 following the applicable Award Date. Notwithstanding the foregoing provisions of this Section 4.3, all Units held in a Director’s Stock Unit Account shall vest (i) upon a Change in Control or upon termination of service as a Director as a result of the Director’s Retirement, death or Disability, (ii) in the case of Units awarded pursuant to Section 3.1(b), 100% on December 31 following the applicable Interim Award Date, and (iii) in the case of Units awarded prior to the date of the Annual Meeting for a given year where a Director does not stand for reelection at the Annual Meeting (other than as a result of Retirement, death or Disability) or stands for reelection but is not elected at the Annual Meeting, one-third on the day of the Annual Meeting. A Director’s Units held in his or her Dividend Equivalent Stock Account shall vest when the related Units in the Stock Unit Account vest. Except as set forth above, if a Director’s service as a Director terminates, all unvested Units shall be forfeited.

4.4 Distribution of Benefits

(a) Commencement of Benefits Distribution. Subject to the terms of Section 4.3 and this Section 4.4, each Director shall be entitled to receive a distribution of his or her Accounts ~~upon a~~on the first Business Day of the month following his or her termination of service ~~as a Director for any reason~~; provided, however, that for an Award granted on or after January 1, 2018 (together with any Dividend Equivalents thereon), a Director who as of November 1 of the calendar year prior to the Award Date for such Award has satisfied the Director Stock Ownership Guidelines shall be permitted to make an election in accordance with Section 3.2 to receive such Award (together with any Dividend Equivalents thereon) on the first business day of the month following the earlier of termination of service and the March 31 immediately following the first anniversary of the Award Date for such Award, in which case such Award (together with any Dividend Equivalents thereon) shall be distributed at such time~~. Benefits shall be distributed at the time or times set forth in~~, in accordance with this Section 4.4.

(b) Manner of Distribution

(i) Basic Distributions. The benefits payable under this Section 4.4 shall be distributed to the Director in a lump sum payable entirely in Stock, unless the Director elects in writing (on forms provided by the Corporation), either at the time of making the initial election or by the time specified in Section 4.4(f), to receive a distribution of benefits entirely or partially in cash or a distribution of benefits in up to 20 annual installments. Elections with respect to any Units in the Stock Unit Account shall apply to all related Units in a Director’s Dividend Equivalent Stock Account. Payment shall be made or commence as of the later of ~~the first Business Day of the month following~~ the time specified in Section 4.4(a) or, if necessary to ensure that an exemption is available pursuant to Rule 16b-3 under the Exchange Act, the first Business Day of the seventh month following such time, and, in the case of installment payments, shall be made on the first Business Day of such month on an annual basis thereafter until all such installment payments have been made. To the extent an installment is payable in cash, the amount of the installment shall be equal to (i) the Fair Market Value of the Units allocated to a Director’s Accounts and subject to a cash distribution election as of the ~~last~~fourth Business Day ~~of the month~~ preceding the particular installment payment (or, with respect to the first installment payment, the first Business Day after the date of the payment trigger event, if later), divided by (ii) the number of installments yet to be paid.

(ii) Special Distribution Rules. Notwithstanding the foregoing, if the aggregate vested balance in a Director’s Accounts at the date of termination of service as a Director has a Fair Market Value equal to or less than $10,000, then the balance shall be distributed in a lump sum in cash on the first Business Day of the month following the date of termination of service as a Director. In no event shall any payment made pursuant to the previous sentence be made after March 15 of the calendar year following the year in which the Director has terminated service as a director of the Corporation. In the event of a Change in Control or a Director’s termination of service as a result of death or Disability, ~~or in the event a Director elects to receive an Award on the earlier of termination of service and the March 31 immediately following the first anniversary of the Award Date in accordance with Section 4.4(a),~~ the benefits payable under this Section 4.4 shall be distributed to the Director or the Director’s Beneficiaries in a lump sum in cash~~.~~ as soon as administratively practicable following such event. A distribution under the preceding sentence in the event of a Change in Control shall be authorized only to the extent the Company determines that the resulting distribution would not subject the Director to liability for interest or tax under Section 409A of the Code. In the event a Director elects to receive an Award on the first Business Day of the month following the earlier of termination of service and the March 31 immediately following the first anniversary of the Award Date in accordance with Section 4.4(a), such benefits shall be distributed to the Director in a lump sum at such time. In the event a Director has elected installment payments in respect of Units held in the Director’s Accounts and prior to the final installment payment the Director dies, the remaining installment payments shall be paid to the Beneficiaries in a lump sum in cash as soon as administratively practicable following such death.

(c) Form of Distribution. Stock Units shall be paid and distributed by means of a distribution of (i) an equivalent whole number of shares of Common Stock or (ii) cash in an amount equal to the Fair Market Value of an equivalent number of shares of Common Stock, in each case valued as of the ~~payment time set forth in Section 4.4(a) (or, (a) in~~ later of the ~~case of installment payments under~~

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~~Section 4.4(b)(i), as of the last~~fourth Business Day ~~of the month~~ preceding the ~~particular installment~~ payment date and the first Business Day after the date of the payment~~, or (b) in the case of cash distributions as a result of Section 4.4(b)(ii), as of the date of the~~ trigger event ~~that triggers the payment).~~. Any fractional interest in a Unit shall be paid in cash and only at the time of the final distribution to a Director or his or her Beneficiaries. The Director may elect to have Stock Units credited to the Director’s Stock Unit Account and Dividend Equivalent Stock Account paid and distributed in the form of cash, whole shares of Common Stock or a combination of cash and whole shares of Common Stock by making a written election (on forms provided by the Corporation) as to the percentage the Director elects to receive in the form of cash and the percentage the Director elects to receive in whole shares of Common Stock, which election shall be made on or before the fourth Business Day preceding the initial payment date.

(d) Sub-Accounts. The Board of Directors or a committee of the Board to whom the Board has delegated its authority under this Plan (or any person to whom the Board of Directors or a committee of the Board has further delegated ministerial, bookkeeping or other non-discretionary functions pursuant to Section 6.2) may maintain such sub-accounts within a Director’s Accounts as may be necessary or convenient to determine which Units are subject to any distribution elections under Section 3.2 and Section 4.4.

(e) Limitations of Distributions. Notwithstanding anything herein to the contrary, no distribution may be made in respect of any Units prior to the six-month anniversary of the crediting of the Units to a Director’s Stock Unit Account (or, in the case of Units held in a Director’s Dividend Equivalent Stock Account, prior to the six-month anniversary of the crediting of the related Units to the Director’s Stock Unit Account). Notwithstanding any other provisions of this Plan to the contrary, in the event Section 409A(a)(2)(B)(i) of the Code applies because a Director was a key employee of the Corporation within the meaning of that section, any distribution to the Director under this Plan shall be delayed until six months after separation from service as a Director (or, if earlier, the date of the Director’s death).

(f) Timing of Distributions. A Director may change any election as to whether the distribution is to be made in a lump sum or in installment payments, with respect to all of the Director’s Accounts or with respect to one or more specific Awards under this Plan, or any election as to the time of distribution, with respect to one or more Awards under this Plan granted on or after January 1, 2018, by executing and delivering to the Corporation a new election form (on the form prescribed by the Corporation). Any such election must be made prior to the close of business on the last day on which the Director serves as a member of the Board of Directors and at least 12 months before the date the first payment would be due under the Director’s previous election; provided, however, that the first payment must be delayed by at least 60 months from the date the first payment would be due under the Director’s previous election. In the event a change of election does not satisfy the requirements of this Section 4.4(f), the election shall be void and the Director’s Award shall be distributed at the time and in the manner contemplated by the previous valid election of the Director or, if no such valid election exists, in a lump sum.

4.5 Limitations on Rights Associated with Units. A Director’s Accounts shall be memorandum accounts on the books of the Corporation. Units credited to a Director’s Accounts shall be used solely as a device for the determination of the number of shares of Common Stock or the amount of cash to be distributed to the Director in accordance with this Plan. Units shall not be treated as property or as a trust fund of any kind, and shall not create a security interest in any property of the Corporation or any of its Subsidiaries; provided, however, that the Corporation shall reserve shares of Common Stock to satisfy its obligations under this Plan. All shares of Common Stock or other amounts attributed to the Units shall be and remain the sole property of the Corporation, and each Director’s rights in the Units are limited to the right to receive shares of Common Stock or cash in the future in accordance with this Plan. No Director shall be entitled to any voting or other rights of a stockholder with respect to Units granted under this Plan unless and until shares of Common Stock are distributed to the Director under this Plan. The number of Units credited under this Article shall be subject to adjustment in accordance with Section 7.1.

ARTICLE V

STOCK OPTIONS

All Options granted pursuant to this Plan shall be subject to the following terms and conditions:

5.1 Exercise Price. The exercise price of each Option granted under this Plan shall be equal to 100% of the Fair Market Value of the Stock on the applicable Award Date.

5.2 Non-transferability of Options. Options shall not be assignable or transferable by the Director other than by bequest or by the laws of descent and distribution. Options shall be exercisable during the Director’s lifetime only by the Director or by his or her guardian or legal representative. The designation of a Beneficiary under this Plan and the transfer of an Option to a Beneficiary upon a Director’s death is not a prohibited transfer under this Plan.

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Appendix A

5.3 Vesting; Term of Options; Limitations on Exercisability. Options shall become exercisable as follows: 50% of the Options shall become exercisable on June 30 following the applicable Award Date and 50% of the Options shall become exercisable on December 31 following the applicable Award Date. Notwithstanding the foregoing provisions of this Section 5.3, (i) upon a Change in Control or in the event a Director’s service as a Director terminates by reason of the Director’s Retirement, death or Disability, all Options shall become exercisable, (ii) all Options awarded pursuant to Section 3.1(b) shall become exercisable on December 31 following the applicable Interim Award Date and (iii) in the case of Options awarded prior to the Annual Meeting for a given year where a Director does not stand for reelection at the Annual Meeting (other than as a result of Retirement, death or Disability) or stands for reelection but is not elected at the Annual Meeting, one-third of the Options shall become exercisable on the day of the Annual Meeting. Options shall expire on the tenth anniversary of the applicable Award Date; provided, however, that, except as set forth above, if a Director’s service as a Director terminates, all unvested Options shall be forfeited.

5.4 Payment of Exercise Price. The exercise price of Options shall be paid in cash at the time of exercise, except that in lieu of all or part of the cash, the Director may tender Stock to the Corporation having a Fair Market Value equal to the exercise price, less any cash paid. In addition to the foregoing, subject to any restrictions contemplated by Section 13(k) of the Exchange Act, the Board may permit the exercise of an Option and payment of any applicable withholding tax in respect of an Option by delivery of notice, subject to the Corporation’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established from time to time. The Fair Market Value of Stock tendered as payment of all or part of the price of Options shall be determined as of the Business Day on which the Options are exercised.

5.5 Rights as Stockholder. A Director or his or her Beneficiary shall have no rights as a stockholder of the Corporation with respect to any unissued shares of Common Stock covered by an Option until the date the Director or Beneficiary exercises the Option and becomes the holder of record of the underlying shares of Common Stock. Except as provided in Section 7.1, no adjustment or other provision shall be made for dividends or other rights as a stockholder until such time as a Director or his or her Beneficiary becomes the holder of record of the underlying shares of Common Stock.

5.6 No Repricing. No Option may be re-priced, replaced, re-granted through cancellation, or modified without stockholder approval (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Article 7) if the effect would be to reduce the exercise price for the shares underlying such Option. In addition, no Option may be repurchased or otherwise cancelled in exchange for cash (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Article 7) if the exercise price is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Board may take any such action set forth in this Section 5.6 subject to the approval of the stockholders of the Corporation.

ARTICLE VI

ADMINISTRATION

6.1 Administration. This Plan shall be self-executing and shall operate as a formula plan. To the extent necessary for the operation of this Plan, it shall be construed, interpreted and administered by the Board of Directors or a committee of the Board appointed by the Board to act on its behalf under this Plan. Notwithstanding the foregoing, but subject to Sections 5.6, 7.1 and 7.2, the Board shall have no authority to change the exercise price of any outstanding Option granted under this Plan and no Director shall participate in any decision relating solely to his or her benefits (other than approval of the Award).

6.2 Decisions Final; Delegation; Reliance; and Limitation on Liability. Any determination of the Board of Directors or a committee of the Board to whom the Board has delegated authority under this Plan shall be conclusive. In performing its duties, the Board of Directors or any such committee of the Board shall be entitled to rely on public records and on information, opinions, reports or statements prepared or presented by officers or employees of the Corporation or other experts believed to be reliable and competent. The Board of Directors or a committee of the Board to whom the Board has delegated authority may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Corporation.

Neither the Corporation nor any member of the Board of Directors, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action or payment in respect of an Award) to satisfy Code requirements for realization of intended tax consequences, to qualify for exemption or relief under Rule 16b-3 under the Exchange Act, or to comply with any other law, compliance with which is not required by the Corporation.

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Appendix A

ARTICLE VII

PLAN CHANGES AND TERMINATION

7.1 Adjustments upon Changes in Common Stock. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, split-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of all or substantially all the assets of the Corporation as an entirety, then the Board of Directors or a committee of the Board to whom the Board has delegated authority shall, in the manner and to the extent, if any, as it deems appropriate and equitable and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock as well as on Directors holding Options or Units under this Plan, proportionately adjust any or all of the following:

(a) the number of shares of Stock and Units or the type of securities that thereafter may be made the subject of Awards (including the specific maximum and number of shares of Stock or Units set forth elsewhere in this Plan);

(b) the number of shares of Stock, Units, other securities or cash subject to any or all outstanding Awards;

(c) the exercise price of any outstanding Options;

(d) the securities, cash or other property deliverable upon exercise of any or all outstanding Options; or

(e) any other terms as are affected by the event.

The Board of Directors or a committee of the Board to whom the Board has delegated authority may act prior to an event described in this Section 7.1 (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit a Director or his or her Beneficiaries to realize the benefits intended to be conveyed by an Award in the case of an event described in this Section 7.1.

7.2 Amendments. The Board of Directors shall have the right to amend this Plan in whole or in part or to suspend or terminate this Plan, except that no amendment shall be made that would result in liability for interest or tax under Code Section 409A and no amendment, suspension, or termination may cancel or otherwise adversely affect in any way, without written consent, any Director’s rights with respect to (i) Stock Units and Dividend Equivalents credited to his or her Accounts or (ii) Options awarded prior to the effective date of the amendment, suspension or termination.

7.3 Term. Awards may be made under this Plan ~~for a period of 10 years from the Effective Date~~at any time on or before December 31, 2028, but continuance of this Plan is not a contractual obligation of the Corporation. In the event that the Board of Directors decides to terminate this Plan, it shall notify the Directors of its action in writing, and this Plan shall be terminated at the time set by the Board of Directors. Notwithstanding any termination of this Plan, unless otherwise agreed in writing by the applicable Director or his or her Beneficiaries, any outstanding Awards as of the date of termination of this Plan shall continue in effect on the terms and subject to the conditions set forth in this Plan.

7.4 Distributions in Respect of Units upon Termination. If this Plan terminates pursuant to Section 7.3, the distribution of the Accounts of a Director shall be made at the time provided in Section 4.4 and in a manner consistent with any elections made or deemed to have been made by the Director pursuant to Section 4.4.

ARTICLE VIII

MISCELLANEOUS

8.1 Limitation on Directors’ Rights. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board of Directors or any rights or interests other than as provided in this Plan. No Director shall have any right to any payment or benefit except to the extent provided in this Plan or in any other plan, arrangement or binding contract set forth in a written agreement with the Corporation. This Plan shall create only a contractual obligation of the Corporation to provide the benefits described in this Plan and shall not be construed as creating a trust. This Plan has no assets and Directors shall only have rights as general unsecured creditors of the Corporation for any amounts credited or vested and benefits payable under this Plan.

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Appendix A

8.2 Beneficiaries.

(a) Beneficiary Designation. Upon forms provided and in accordance with procedures established by the Corporation, each Director may designate in writing (and change a previous designation of) the Beneficiary or Beneficiaries (as defined in Section 8.2(b)) that the Director chooses to receive the cash or Common Stock payable under this Plan after his or her death, subject to applicable laws (including any applicable community property and probate laws).

(b) Definition of Beneficiary. A Director’s “Beneficiary” or “Beneficiaries” shall be the person or persons, including a trust or trusts, validly designated by the Director in writing on a form provided by the Corporation or, in the absence of a valid designation, the personal representative of the Director’s estate in the event of the Director’s death.

8.3 Corporation’s Right to Withhold. The Corporation shall satisfy state and federal income tax withholding obligations, if any, arising upon distribution of all or a part of a Director’s Account or arising out of the issuance of shares of Common Stock upon the exercise of Options granted under this Plan by withholding cash or reducing the number of shares of Common Stock otherwise deliverable to the Director or his or her Beneficiary or Beneficiaries by the appropriate number of shares (based on the Fair Market Value on the date of the distribution or, in the case of the exercise of Options, on the day on which the Options are exercised) required to satisfy such tax withholding obligation. If the Corporation, for any reason, cannot satisfy the tax withholding obligation in accordance with the preceding sentence, the Director shall pay or provide for payment in cash of the amount of any taxes that the Corporation may be required to withhold with respect to the benefits hereunder.

8.4 Benefits Not Assignable; Obligations Binding Upon Successors. Except as provided in Section 8.2, benefits of a Director under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, shall not be permitted or recognized. Obligations of the Corporation under this Plan shall be binding upon successors of the Corporation.

8.5 Governing Law; Severability. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of Maryland without regard to conflict of laws provisions of Maryland law. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.6 Compliance With Laws. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment and deferral of compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any stock exchange, listing agency or regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

8.7 Plan Construction. It is the intent of the Corporation that this Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 under the Exchange Act so that Directors will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to liability thereunder. This Plan also is intended to comply with the requirements of Section 409A of the Code and any regulations or other guidance issued thereunder so that Directors are not subject to liability for interest or tax under Section 409A. If any provision of this Plan is determined not to conform to the requirements of Section 409A of the Code, this Plan shall be interpreted to omit the offending provision. Any interpretation contrary to the foregoing shall be avoided.

8.8 Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the interpretation of any provisions of this Plan.

~~This~~The 2009 Plan ~~has been~~, as it is proposed to be amended and restated, was approved by the Board of Directors on February ~~28, 2008 ●~~22, 2018, and, if approved by the stockholders of the Corporation at the 20~~0~~18 annual meeting of stockholders shall be effective as of ~~January 1, 2009~~the Restatement Date.

88     www.lockheedmartin.com/investor

Appendix B: Definition of Non-GAAP (Generally Accepted Accounting Principles) Measures

This Proxy Statement contains non-GAAP financial measures (as defined by SEC Regulation G). While we believe that these non-GAAP financial measures may be useful in evaluating Lockheed Martin, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. In addition, our definitions for non-GAAP measures may differ from similarly titled measures used by other companies or analysts.

Segment Operating Profit

Segment Operating Profit represents the total earnings from our business segments before unallocated income and expense, interest expense, other non-operating income and expense, and income tax expense. This measure is used by our senior management in evaluating the performance of our business segments. The caption “Total Unallocated Items” reconciles Segment Operating Profit to Consolidated Operating Profit. We use Segment Operating Profit as a performance goal in the annual incentive plan.

2017
($M)	Profit
Segment Operating Profit	$5,115
Total Unallocated Items	806
Consolidated Operating Profit	$5,921

Return on Invested Capital (ROIC)

ROIC is defined as net earnings plus after-tax interest expense divided by average invested capital (total equity plus debt) after adjusting total equity by adding back adjustments related to the Corporation’s post-retirement benefit plans. We use ROIC as a performance measure for LTIP and PSUs.

ROIC Calculation ($M)	Three-Year 2015–2017
Net Earnings (a)	3,636
Adjustments for DTA Charge and ASU 2016-09 (g)	514
Adjusted Net Earnings	$4,150
Interest Expense (multiplied by 65%) (a)(b)	381
Return	$4,531
Average Debt (c)(d)	$12,495
Average Equity (d)(e)	2,488
Average Benefit Plan Adjustments (d)(f)	11,507
Average Invested Capital	$26,490

ROIC	17.1%

(a)	Three-year 2015-2017 values for Net Earnings and Interest Expense reflect average values over the period.
(b)

Represents after-tax interest expense utilizing the federal statutory rate of 35 percent. Interest expense is added back to net earnings as it represents the return to debt holders. Debt is included as a component of average invested capital.

(c)	Debt consists of long-term debt, including current maturities, and short-term borrowings (if any).
(d)

The three-year averages are calculated using thirteen quarter point balances at the start of the plan performance period and at the end of each quarter for each of the three-years in the performance period.

(e)

Equity includes non-cash adjustments, primarily to recognize the funded/unfunded status of the Corporation’s benefit plans; and also to normalize for the one time impact of the deferred tax asset (DTA) charge noted in footnote (g) below.

(f)	Average Benefit Plan Adjustments reflect the cumulative value of entries identified in the Corporation’s Consolidated Statements of Equity.
(g)

Net earnings was adjusted to normalize the ROIC calculation for the $270 million tax benefit associated with the adoption of Accounting Standards Update No. 2016-09 and for the $1.8 billion DTA charge realized in December 2017 as a result of the Federal Government’s enactment of the Tax Cuts and Jobs Act.

2018 Proxy Statement	89

Appendix B

Performance Cash

Performance Cash represents the Corporation’s Cash from Operations adjusted to exclude: (1) the difference between actual and planned pension funding under the Corporation’s Long-Range Plan and (2) unplanned tax payments or benefits on divestitures of business units. This definition is used in our annual incentive plan for performance limitation testing and in our award agreements for RSUs, LTIP and PSUs. The performance limitation is described on page 38.

Cash Flow ($M)	2017	2015–2017
Cash from Operations	$6,476	$16,766

Pension Funding Adjustment
Actual Pension Funding	142	347
Planned Pension Funding	46	155
Delta	96	192
Adjustment for Unplanned Tax Payments / (Benefits) on Divestitures	(4)	(65)
Net Adjusting Items	$92	$127
Performance Cash	$6,568	$16,893

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Disclosure Regarding Forward-Looking Statements

Disclosure Regarding Forward-Looking Statements

This Proxy Statement contains statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, and are based on Lockheed Martin’s current expectations and assumptions. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as:

●	the Corporation’s reliance on contracts with the U.S. Government, which are conditioned upon the availability of funding and can be terminated by the U.S. Government for convenience, and the Corporation’s ability to negotiate favorable contract terms;
●	budget uncertainty, any failure to further raise the debt ceiling, and the potential for a government shutdown; affordability initiatives; the implementation of automatic sequestration under the Budget Control Act of 2011 or Congressional actions intended to replace sequestration;
●	risks related to the development, production, sustainment, performance, schedule, cost and requirements of complex and technologically advanced programs including the Corporation’s largest, the F-35 program;
●	economic, industry, business and political conditions including their effects on governmental policy;
●	the Corporation’s success expanding into and doing business in adjacent markets and internationally; the differing risks posed by international sales, including those involving commercial relationships with unfamiliar customers and different cultures; our ability to recover investments which is frequently dependent upon the successful operation of ventures that we do not control; and changes in foreign national priorities, and foreign government budgets;
●	the competitive environment for the Corporation’s products and services, including increased pricing pressures, competition from outside the aerospace and defense industry, and increased bid protests;
●	planned production rates for significant programs; compliance with stringent performance and reliability standards; materials availability;
●	the performance and financial viability of key suppliers, teammates, ventures, venture partners, subcontractors and customers;
●	the timing and customer acceptance of product deliveries;
●	the Corporation’s ability to continue to innovate and develop new products and to attract and retain key personnel and transfer knowledge to new personnel; the impact of work stoppages or other labor disruptions;
●	the impact of cyber or other security threats or other disruptions to the Corporation’s businesses;
●	the Corporation’s ability to implement and continue capitalization changes such as share repurchases and dividend payments (including the availability of sufficient net earnings to permit such distributions under Maryland law), pension funding as well as the pace and effect of any such capitalization changes;
●	the Corporation’s ability to recover certain costs under U.S. Government contracts and changes in contract mix;
●	the accuracy of the Corporation’s estimates and projections;
●	movements in interest rates and other changes that may affect pension plan assumptions, equity, the level of the FAS/CAS adjustment and actual returns on pension plan assets;
●	realizing the anticipated benefits of acquisitions or divestitures, ventures, teaming arrangements or internal reorganizations, and the Corporation’s efforts to increase the efficiency of its operations and improve the affordability of its products and services;
●	risk of an impairment of goodwill, investments or other longterm assets, including the potential impairment of goodwill, intangible assets and inventory recorded as a result of the Sikorsky acquisition if Sikorsky does not perform as expected, has a deterioration of projected cash flows, negative changes in market factors, including oil and gas trends, or a significant increase in carrying value of the reporting unit;
●	the adequacy of the Corporation’s insurance and indemnities;
●	the effect of changes in (or the interpretation of): legislation, regulation or policy, including those applicable to procurement (including competition from fewer and larger prime contractors), cost allowability or recovery, accounting, taxation (including the impact of the Tax Cuts and Jobs Act), or export; and
●	the outcome of legal proceedings, bid protests, environmental remediation efforts, government investigations or government allegations that we have failed to comply with law, other contingencies and U.S. Government identification of deficiencies in the Corporation’s business systems.

These are only some of the factors that may affect the forward-looking statements contained in this Proxy Statement. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see the Corporation’s filings with the SEC including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended Dec. 31, 2017 and subsequent quarterly reports on Form 10-Q. The Corporation’s filings may be accessed through the Investor Relations page of its website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov.

The Corporation’s actual financial results likely will be different from those projected due to the inherent nature of projections. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions. The forward-looking statements contained in this Proxy Statement speak only as of the date of its filing. Except where required by applicable law, the Corporation expressly disclaims a duty to provide updates to forward-looking statements after the date of this Proxy Statement to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this Proxy Statement are intended to be subject to the safe harbor protection provided by the federal securities laws.

2018 Proxy Statement	91

JOIN US AT THE ANNUAL MEETING	Lockheed Martin Center for Leadership Excellence Auditorium 6777 Rockledge Drive Bethesda, Maryland 20817

Parking Garage 6720-C Rockledge Drive Bethesda, Maryland 20817 (Parking will be validated and shuttles will transport stockholders to the Auditorium.)

No parking is available at the Center for Leadership Excellence. If you plan to drive, proceed to the parking garage and a shuttle will take you to the Auditorium. Please plan additional time in your schedule for the shuttle. Shuttle service will begin at 7:15 a.m. The Annual Meeting will begin promptly at 8:00 a.m.

DIRECTIONS FROM LOCAL AIRPORTS

From Dulles International Airport	●	Dulles Airport Access Road to VA-267 E
	●	Merge onto I-495 N toward Baltimore/Bethesda
	●	Take exit 38 for I-270 Spur N toward Rockville/Frederick
	●	Take exit 1 for Democracy Blvd E
	●	Turn left at Fernwood Road
	●	Turn right at Rockledge Drive
	●	Turn right to Parking Garage at 6720-C Rockledge Drive

From Ronald Reagan National Airport	●	George Washington Pkwy N
	●	Exit onto I-495 N toward Baltimore/Bethesda
	●	Exit onto I-270 Spur N toward Rockville/Frederick
	●	Take exit 1 for Democracy Blvd E
	●	Turn left at Fernwood Road
	●	Turn right at Rockledge Drive
	●	Turn right to Parking Garage at 6720-C Rockledge Drive

From Baltimore/Washington International Airport	●	I-195 W onto I-95 South towards Washington
	●	Exit onto I-495 W toward Silver Spring/Bethesda
	●	Merge onto I-270 Spur N toward Frederick
	●	Take exit 1B toward Rockledge Drive
	●	Turn left at Rockledge Drive
	●	Turn right at Rockledge Drive
	●	Turn left to Parking Garage at 6720-C Rockledge Drive

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxy votes submitted by Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on April 26, 2018.

Vote by Internet
●	Go to www.investorvote.com
●	Follow the steps outlined on the secure website.

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the U.S., Canada and Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
●	Or call 1-781-575-2300 from outside the U.S.
●	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal: Election of Directors (see below): The Board of Directors recommends a vote FOR all the nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Daniel F. Akerson	☐	☐	☐	05 - James O. Ellis, Jr.	☐	☐	☐	09 - Jeh C. Johnson	☐	☐	☐
02 - Nolan D. Archibald	☐	☐	☐	06 - Thomas J. Falk	☐	☐	☐	10 - Joseph W. Ralston	☐	☐	☐
03 - David B. Burritt	☐	☐	☐	07 - Ilene S. Gordon	☐	☐	☐	11 - James D. Taiclet, Jr.	☐	☐	☐
04 - Bruce A. Carlson	☐	☐	☐	08 - Marillyn A. Hewson	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3 and 4.

		For	Against	Abstain
2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditors for 2018	☐	☐	☐

3.	Management Proposal to Approve the Lockheed Martin Corporation Amended and Restated Directors Equity Plan	☐	☐	☐

4.	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposal 5.

		For	Against	Abstain
5.	Stockholder Proposal to Adopt Stockholder Action By Written Consent	☐	☐	☐

C	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Check this box to pre-register and request an admission ticket. If a family member will accompany you, provide his/her name and address in the Comments box.	☐

<STOCK#> 02REVC

Admission to the Annual Meeting

You can be sure that your shares are represented at the Annual Meeting by promptly voting your shares via the Internet, by telephone or mail as described on the other side of this form.

If you plan to attend the Annual Meeting on Thursday, April 26, 2018 at 8:00 a.m. (Eastern Daylight Time), we must receive your request for an admission ticket no later than Friday, April 20, 2018. All attendees will be required to present valid, government-issued photographic identification with the admission ticket and enter through a security check point. Cameras, cell phones, and other electronic devices will not be permitted.

Meeting Location	Parking Garage
Lockheed Martin Center for Leadership Excellence Auditorium	6720-C Rockledge Drive
6777 Rockledge Drive	Bethesda, Maryland 20817
Bethesda, Maryland 20817	(Parking will be validated and shuttles will transport
stockholders to the Auditorium.)

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

LOCKHEED MARTIN CORPORATION

Proxy Card For 2018 Annual Meeting of Stockholders

The undersigned hereby appoints Daniel F. Akerson, Nolan D. Archibald, and Thomas J. Falk, each of them proxies (Proxies) of the undersigned with respect to common stock of Lockheed Martin Corporation (Corporation) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m., Eastern Daylight Time, on April 26, 2018, at Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, and at any adjournments or postponements thereof. The Proxies shall vote in accordance with the instructions indicated on this card, and are authorized to vote in their discretion on other business that may properly come before the meeting and any adjournments or postponements. The Proxies will vote as the Board of Directors recommends where a choice is not specified.

Please mark, date and sign this card and return it promptly in the enclosed envelope. To vote by Internet or telephone, see the instructions on the reverse side. This proxy is solicited on behalf of the Corporation’s Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, please sign and date below; no boxes need to be checked.

D	Authorized Signatures — Date and sign below. This section must be completed for your vote to be counted.

Please sign this proxy as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal: Election of Directors (see below): The Board of Directors recommends a vote FOR all the nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Daniel F. Akerson	☐	☐	☐	05 - James O. Ellis, Jr.	☐	☐	☐	09 - Jeh C. Johnson	☐	☐	☐
02 - Nolan D. Archibald	☐	☐	☐	06 - Thomas J. Falk	☐	☐	☐	10 - Joseph W. Ralston	☐	☐	☐
03 - David B. Burritt	☐	☐	☐	07 - Ilene S. Gordon	☐	☐	☐	11 - James D. Taiclet, Jr.	☐	☐	☐
04 - Bruce A. Carlson	☐	☐	☐	08 - Marillyn A. Hewson	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

		For	Against	Abstain
2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditors for 2018	☐	☐	☐

3.	Management Proposal to Approve the Lockheed Martin Corporation Amended and Restated Directors Equity Plan	☐	☐	☐

4.	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposal 5.

		For	Against	Abstain
5.	Stockholder Proposal to Adopt Stockholder Action By Written Consent	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

02REWC

LOCKHEED MARTIN CORPORATION

Proxy Card For 2018 Annual Meeting of Stockholders

The undersigned hereby appoints Daniel F. Akerson, Nolan D. Archibald, and Thomas J. Falk, each of them proxies (Proxies) of the undersigned with respect to common stock of Lockheed Martin Corporation (Corporation) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m., Eastern Daylight Time, on April 26, 2018, at Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, and at any adjournments or postponements thereof. The Proxies shall vote in accordance with the instructions indicated on this card, and are authorized to vote in their discretion on other business that may properly come before the meeting and any adjournments or postponements. The Proxies will vote as the Board of Directors recommends where a choice is not specified.

Please mark, date and sign this card and return it promptly in the enclosed envelope. This proxy is solicited on behalf of the Corporation’s Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, please sign and date below; no boxes need to be checked.

C	Authorized Signatures — Date and sign below. This section must be completed for your vote to be counted.

Please sign this proxy as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Voting directions submitted by Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 23, 2018 for participants in one of the Corporation’s 401(k) or defined contribution plans with Lockheed Martin common stock allocated to his or her account(s).

Vote by Internet
●	Go to www.investorvote.com
●	Follow the steps outlined on the secure website.

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the U.S., Canada and Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
●	Or call 1-781-575-2300 from outside the U.S.
●	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Voting Direction Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal: Election of Directors (see below): The Board of Directors recommends a vote FOR all the nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Daniel F. Akerson	☐	☐	☐	05 - James O. Ellis, Jr.	☐	☐	☐	09 - Jeh C. Johnson	☐	☐	☐
02 - Nolan D. Archibald	☐	☐	☐	06 - Thomas J. Falk	☐	☐	☐	10 - Joseph W. Ralston	☐	☐	☐
03 - David B. Burritt	☐	☐	☐	07 - Ilene S. Gordon	☐	☐	☐	11 - James D. Taiclet, Jr.	☐	☐	☐
04 - Bruce A. Carlson	☐	☐	☐	08 - Marillyn A. Hewson	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

		For	Against	Abstain
2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditors for 2018	☐	☐	☐

3.	Management Proposal to Approve the Lockheed Martin Corporation Amended and Restated Directors Equity Plan	☐	☐	☐

4.	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposal 5.

		For	Against	Abstain
5.	Stockholder Proposal to Adopt Stockholder Action By Written Consent	☐	☐	☐

C	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Check this box to pre-register and request an admission ticket. If a family member will accompany you, provide his/her name and address in the Comments box.	☐

<STOCK#> 02REXB

Admission to the Annual Meeting

You can be sure that your shares are represented at the Annual Meeting by promptly voting your shares via the Internet, by telephone or mail as described on the other side of this form.

If you plan to attend the Annual Meeting on Thursday, April 26, 2018 at 8:00 a.m. (Eastern Daylight Time), we must receive your request for an admission ticket no later than Friday, April 20, 2018. All attendees will be required to present valid, government-issued photographic identification with the admission ticket and enter through a security check point. Cameras, cell phones, and other electronic devices will not be permitted.

Meeting Location	Parking Garage
Lockheed Martin Center for Leadership Excellence Auditorium	6720-C Rockledge Drive
6777 Rockledge Drive	Bethesda, Maryland 20817
Bethesda, Maryland 20817	(Parking will be validated and shuttles will transport
stockholders to the Auditorium.)

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED MARTIN CORPORATION COMMON STOCK ALLOCATED TO ACCOUNTS IN CERTAIN COMPANY SPONSORED SAVINGS PLANS:

Dear Plan Participant:

State Street Bank and Trust Company (State Street) is the Trustee with respect to the Lockheed Martin Corporation common stock held in the following plans:

Lockheed Martin Corporation Salaried Savings Plan
Lockheed Martin Corporation Hourly Employee Savings Plan Plus
Lockheed Martin Corporation Capital Accumulation Plan
Lockheed Martin Corporation Capital Accumulation Plan for Hourly Employees
Lockheed Martin Corporation Operations Support Savings Plan
Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees
Lockheed Martin Corporation Basic Benefit Plan for Hourly Employees

This voting direction card is used for the purpose of providing confidential voting directions to State Street with respect to the shares held in the plans listed above. All matters to be voted upon at the Annual Meeting of Stockholders are extremely important and are described in the Proxy Statement.

Sincerely,

State Street Bank and Trust Company, Trustee

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

LOCKHEED MARTIN CORPORATION

Proxy Voting Direction Card For 2018 Annual Meeting of Stockholders

State Street Bank and Trust Company, as Trustee of the plans listed above, is directed to vote the shares of Lockheed Martin Corporation (Corporation) common stock allocated to my account(s) in one or more of the plans listed above, at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m., Eastern Daylight Time, on April 26, 2018, at Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, with respect to the election of directors and the proposals and at any adjournments or postponements. State Street will vote in accordance with the directions indicated on this card. State Street will vote signed cards that are returned in accordance with recommendations of the Board of Directors where voting directions are not specified. If no voting direction is received or if this proxy voting direction card is returned unsigned, the shares allocated to my account(s) will be voted by State Street in proportion to those shares allocated to accounts of participants for which timely directions were received, unless contrary to ERISA. Plan Participants are requested to mark, date and sign this card and return it promptly in the enclosed envelope. To vote by Internet or telephone, see instructions on the reverse side. This proxy is solicited on behalf of the Corporation’s Board of Directors.

D	Authorized Signatures — Date and sign below. This section must be completed for your vote to be counted.

Please sign this proxy voting direction card as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

DATE:	March 19, 2018

TO:	Lockheed Martin Savings Plan Participants

FROM:	Maryanne R. Lavan, Senior Vice President, General Counsel and Corporate Secretary

SUBJECT:	Important Notice Regarding Availability of Lockheed Martin Proxy Materials

Lockheed Martin employees are the largest holders of our common stock (representing approximately 13 percent of our outstanding shares). As a Lockheed Martin savings plan participant, you are entitled to vote your shares held through the Lockheed Martin savings plans on the matters to be voted upon at the Corporation’s Annual Meeting of Stockholders on April 26, 2018.

Tomorrow, you will receive an email from Computershare Trust Company, N.A. (cpucommunications.com), our independent registrar and transfer agent, with a subject line of “Important Notice Regarding Availability of Lockheed Martin Proxy Materials.” The email will include a link to the Corporation’s 2017 Annual Report and 2018 Proxy Statement (together, the Proxy Materials). It will also contain information on how to vote your shares confidentially through the Internet or by telephone.

Your vote is very important. Please look for your email from Computershare and vote promptly. Note that you may receive multiple proxy packages and voting instructions (electronically and/or by mail). These materials may not be duplicates as you may hold shares of Lockheed Martin stock in multiple accounts. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

A hard copy of the Proxy Materials can be requested by calling toll free 1-877-223-3863 or 1-267-468-0767, if outside the U.S. Requests will be fulfilled until 3:00 p.m. Eastern Daylight Time on April 16, 2018.

Please note: computer settings vary and unknown email addresses, such as those from Computershare, may sometimes be directed to your “Junk Email” folder. If you do not see the email from Computershare in your inbox, check your “Junk Email” folder.

Email to Employee Plan Participants (to be sent 03/20/18)

Email subject will be:
Important Notice Regarding Availability of Lockheed Martin
Proxy Materials

Annual Report, Proxy Statement and Voting Instructions for the Lockheed Martin Corporation Annual Meeting of Stockholders on April 26, 2018

Proxy Login Control Number:

To:      Lockheed Martin Corporation Savings Plan Participants

You are receiving this email because you are a participant in a Lockheed Martin Corporation savings plan. Instead of receiving your 2017 Annual Report and 2018 Proxy Statement (Proxy Materials) by mail, you can conveniently access your Proxy Materials and vote online at www.investorvote.com. To view the Proxy Materials and cast your vote, enter the Proxy Login Control Number above (without any spaces) and follow the on-screen instructions.

To obtain a hard copy of Proxy Materials (free of charge):
●	Call 1-877-223-3863 within the U.S.
●	Call 1-267-468-0767 from outside the U.S.
●	Requests must be received by 3:00 p.m., Eastern Daylight Time, on April 16, 2018

Voting deadline:
●	11:59 p.m., Eastern Daylight Time, on Monday, April 23, 2018

Please note that you may receive multiple proxy packages and voting instructions (electronically and/or by mail). These materials may not be duplicates as you may hold shares of Lockheed Martin stock in multiple accounts. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

Please cast your vote today!

Computershare Trust Company, N.A.
Independent Registrar and Transfer Agent for Lockheed Martin Corporation

Email Reminder to Employee Plan Participants (to be sent 04/03/18 and 04/12/18)

Email will have date when sent

Email subject will be:
Reminder Notice - Important Notice Regarding Availability of Lockheed Martin
Proxy Materials

Annual Report, Proxy Statement and Voting Instructions for the Lockheed Martin Corporation Annual Meeting of Stockholders on April 26, 2018

Proxy Login Control Number:

To:      Lockheed Martin Corporation Savings Plan Participants

You are receiving this email because you are a participant in a Lockheed Martin Corporation savings plan. Instead of receiving your 2017 Annual Report and 2018 Proxy Statement (Proxy Materials) by mail, you can conveniently access your Proxy Materials and vote online at www.investorvote.com. To view the Proxy Materials and cast your vote, enter the Proxy Login Control Number above (without any spaces) and follow the on-screen instructions.

To obtain a hard copy of Proxy Materials (free of charge):
●	Call 1-877-223-3863 within the U.S.
●	Call 1-267-468-0767 from outside the U.S.
●	Requests must be received by 3:00 p.m., Eastern Daylight Time, on April 16, 2018

Voting deadline:
●	11:59 p.m., Eastern Daylight Time, on Monday, April 23, 2018

Please note that you may receive multiple proxy packages and voting instructions (electronically and/or by mail). These materials may not be duplicates as you may hold shares of Lockheed Martin stock in multiple accounts. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

Please cast your vote today!

Computershare Trust Company, N.A.
Independent Registrar and Transfer Agent for Lockheed Martin Corporation

[[company_logo]]

Lockheed Martin Corporation
Annual Meeting of Stockholders
April 26, 2018 at 8:00 a.m. Eastern Daylight Time
Lockheed Martin Center for Leadership
Excellence Auditorium
6777 Rockledge Drive
Bethesda, Maryland 20817

Control Number:[[SingleControlNumber]]

To: [[Registration]]

Lockheed Martin Corporation’s 2018 Annual Meeting Materials including the 2017 Annual Report and 2018 Proxy Statement are now available online. You may also vote your shares online for the Annual Meeting of Stockholders.

To view the Proxy Statement visit:

To view the Annual Report visit:

To cast your vote, please visit www.investorvote.com and follow the on-screen instructions. You will be prompted to enter the Proxy Login Control Number above in this e-mail to access this voting site. Note that votes submitted through this site must be received by 1:00 a.m. Eastern Daylight Time, April 26, 2018.

You may also vote your shares by telephone by calling (800) 652-8683 within the U.S. and Canada and (781) 575-2300 from other countries. Follow the instructions provided by the recorded message.

Thank you for submitting your very important vote.

Questions? For additional assistance regarding your account please visit www.computershare.com/ContactUs where you will find useful FAQs, phone numbers and our secure online contact form.

Please do not reply to this email. This mailbox is not monitored and you will not receive a response.